AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 4, 2020

Registration No. 333-239229

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 5 to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Jupiter Wellness, Inc.

(Exact Name of Registrant as specified in its charter)

Delaware	2844	83-2455880
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

725 N. Hwy A1A, Suite C-106

Jupiter, FL 33477

Tel: (561) 244-7100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brian S. John

Chief Executive Officer

Jupiter Wellness, Inc.

725 N. Hwy A1A, Suite C-106

Jupiter, FL 33477

Tel: (561) 244-7100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Gregory Sichenzia, Esq.	Christopher J. Bellini
Arthur S. Marcus, Esq.	Cozen O’Connor P.C.
Jacob Tabman, Esq.	33 South 6th Street, Suite 3800
Sichenzia Ross Ference LLP	Minneapolis, MN 55402
1185 Avenue of the Americas, 37 FL	Telephone: (612) 260-9029
New York, NY 10036
Telephone: (212) 930-9700
Facsimile: (212) 930-9725

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large Accelerated Filer [ ]	Accelerated Filer [ ]
Non-Accelerated Filer [X]	Smaller Reporting Company [X]
Emerging Growth Company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) [  ]

CALCULATION OF REGISTRATION FEE

	Proposed Maximum Aggregate Offering Price(1)(2)		Amount of Registration Fee
Units (3)	$8,625,000	(4)	$
Shares of common stock, par value $0.001 per share, included in the Units		(5)
Warrants included in the Units (6)		(5)
Shares of common stock underlying the warrants included in the Units	$8,500,000		$
Warrants to be issued to the Underwriters		(7)
Shares of common stock underlying warrants to be issued to the Underwriters	787,500	(8)
Total	$17,912,500			$2,325.04	(9)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder shall be deemed to cover additional securities to be offered to prevent dilution and thus includes such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or other similar transactions.

(3)	Each Unit consists of one share of common stock and one warrant, each whole warrant exercisable for one share of common stock.

(4)	Includes 150,000 shares of common stock and/or Warrants to purchase up to 150,000 additional shares of common stock (equal to 15% of the number of shares of common stock and Warrants underlying the Units sold in the offering) that the underwriters have a 45-day option to purchase to cover over-allotments, if any.

(5)	Included in the price of the Units. No separate registration fee required pursuant to Rule 457(g) under the Securities Act of 1933, as amended.

(6)	The Warrants are exercisable at a price per common share of $8.50.

(7)	No fee pursuant to Rule 457(g) under the Securities Act of 1933, as amended.

(8)	We have agreed to issue to the Representative, upon closing of this offering, warrants exercisable for a period of five years commencing on the effective date of this registration statement, which period shall not extend further than five years from such effective date, representing 7% of the aggregate number of shares of common stock included in the Units issued in this offering, exclusive of the shares of common stock to cover the over-allotment. The warrants are exercisable at a price per share equal to 150% of the public offering price of the Units offered hereunder. Resales of shares of common stock issuable upon exercise of the Underwriters’ warrant are being similarly registered on a delayed or continuous basis. See “Underwriting.”

(9)	Previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED SEPTEMBER 4, 2020

1,000,000 Units, Each Consisting of One Share of Common Stock and a Warrant to Purchase One Share of Common Stock

JUPITER WELLNESS, INC.

We are offering 1,000,000 units (each, a “Unit”), each Unit consisting of one share of common stock, par value $0.001 per share, and one warrant (each a “Warrant”), in a firm commitment initial public offering at an assumed price of US$7.50 per Unit. Each Warrant is immediately exercisable, will entitle the holder to purchase one share of common stock at an exercise price of US$8.50 and will expire five (5) years from the date of issuance. The shares of common stock and Warrants may be transferred separately immediately upon issuance.

 We intend to apply to list our shares of common stock and Warrants for trading on the Nasdaq Capital Market, subject to official notice of issuance, under the symbols “JUPW” and “JUPWW”. Completion of this offering is contingent on the approval of our listing application for trading on the Nasdaq Market.

We are an emerging growth company under the Jumpstart our Business Startups Act of 2012, or JOBS Act, and, as such, may elect to comply with certain reduced public company reporting requirements for future filings. Investing in our securities involves a high degree of risk.

Investing in our securities is highly speculative and involves a high degree of risk. See “Risk Factors” beginning on page 8 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Unit	Total (2)(3)
Public offering price(1)	$7.50	$7,500,000
Underwriting discounts and commissions(2)	$.60	$600,000
Proceeds to Jupiter Wellness, Inc. (before expenses)	$6.90	$6,900,000

(1)	The public offering price and underwriting discount and commissions in respect of each Unit correspond to the public offering price per share of common stock of $7.49 and the public offering price per accompanying warrant of $0.01.

(2)	Does not include a non-accountable expense allowance equal to 1.5% of the public offering price payable to WestPark Capital, Inc. (the “Underwriter”), the representative of the underwriters. See “Underwriting” for a description of compensation payable to the underwriters.

(3)	Assumes no exercise of the over-allotment option to purchase shares and/or Warrants which we have granted to the underwriters as described below.

(4)	Assumes no exercise of the Warrants included in the Units.

We have granted the underwriters a 45-day option to purchase up to 150,000 shares of common stock and/or Warrants to purchase up to 150,000 additional shares of common stock (equal to 15% of the number of shares of common stock and Warrants underlying the Units sold in the offering) from us in any combination thereof at the public offering price per share of common stock and per Warrant, respectively, less the underwriting discounts and commissions.

The underwriters expect to deliver the securities to purchasers in the offering on or about  September       , 2020.

WestPark Capital, Inc.	KINGSWOOD CAPITAL MARKETS Division of Benchmark Investments, Inc.

Dawson James Securities

The date of this prospectus is September              , 2020

You should rely only on the information contained in this prospectus or contained in any free writing prospectus we may authorize to be delivered or made available to you. Neither we nor any of the underwriters have authorized anyone to provide any information or make any representations other than those contained in this prospectus or in any free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, the Units only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Units. Our business, financial condition, results of operations, and prospects may have changed since such date.

Through and including ,       (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

For investors outside of the United States: Neither we nor any of the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about, and to observe any restrictions relating to, this offering and the distribution of this prospectus outside of the United States. See “Underwriting” on page 44.

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STATEMENT REGARDING INDUSTRY AND MARKET DATA

Any market or industry data contained in this prospectus is based on a variety of sources, including internal data and estimates, independent industry publications, government publications, reports by market research firms or other published independent sources. Industry publications and other published sources generally state that the information contained therein has been obtained from third-party sources believed to be reliable. Our internal data and estimates are based upon information obtained from trade and business organizations and other contacts in the markets in which we operate and our management’s understanding of industry conditions, and such information has not been verified by any independent sources. Accordingly, investors should not place undue reliance on such data and information.

TRADEMARKS AND TRADE NAMES

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus is not intended to, and does not imply a relationship with, or endorsement or sponsorship by us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and trade names.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our securities. You should read this entire prospectus carefully, especially the “Risk Factors” section of this prospectus and our financial statements and the related notes appearing at the end of this prospectus, before making an investment decision. Except as otherwise indicated, references to “we”, “us”, “our”, and the “Company” refer to Jupiter Wellness, Inc. and its wholly-owned subsidiaries.

Company Overview

Jupiter Wellness, Inc. (“Company,” “Jupiter Wellness” “we,” “us,” and “our”) was originally incorporated in the State of Delaware on October 24, 2018. Our principal business address is 725 N. Hwy A1A, Suite C-106, Jupiter, FL 33477.

We are currently authorized to issue a total of 100,000,000 shares of common stock with a par value of $0.001 and 100,000 shares of Preferred Stock with a par value of $0.001. As of June 30, 2020, we had 6,893,000 shares of common stock and no shares of Preferred Stock outstanding. In addition, there are outstanding warrants to purchase 1,158,000 shares of common stock at $0.50 per share which expire on November 1, 2020 and options to purchase 224,660 shares of common stock of which 75,000 have an exercise price of $3.00 and 149,660 have an exercise price of $0.25. The options expire between March 2024 and April 2025.

Below is a summary of the business activities that we carry out.

Business Operations

We are a cutting-edge wellness hemp-derived cannabidiol, or CBD, consumer product development company. We are in the early stage of manufacturing, distributing, and marketing a diverse line of consumer products infused with CBD. We have a proprietary, trademarked line of products: CaniSun, CaniSkin and CaniDermRX. Under the CaniSun brand, we are marketing three proprietary CBD-infused sun care lotion formulas containing various sun protection factors, or SPFs. Under the CaniDermRX brand, we are exploring a formulation of CBD with over-the-counter, or OTC, consumer products that have potentially therapeutic and medical applications. Specifically, we are exploring the use of such topical solutions for the treatment of eczema, dermatitis, and actinic keratosis, a non-prescription lotion/lip balm for the treatment of symptoms of cold sores, and a prescription product for the treatment of burns. The CaniDermRX topical solution for the treatment of eczema dermatitis is the lead product candidate and will be initially tested in humans as an investigational cosmetic ingredient followed by clinical trials subject to the regulations of the United States Food and Drug Administration (“FDA”) under an investigational new drug, or IND, application. In parallel, we plan to initiate the development of other products. We originally anticipated developmental studies to be completed in the first quarter of 2020, however, these studies were delayed due to COVID-19. We are also actively seeking to acquire or license products in the OTC skin care market that can be infused with CBD and marketed under our CaniSkin and CaniDermRX brand names. There can be no assurances that we will acquire or enter into such partnership or licensing agreements.

The endocannabinoid system, which is a body system affected by CBD, plays a pivotal role in maintaining a healthy skin through modulating pain sensation, cell proliferation and inflammation. Our strategy for treatment of skin indications is, therefore, to focus on the use of CBD containing topical formulations and to explore potential combinations of CBD and other agents that may augment and act synergistically with CBD. We will explore this strategy by conducting controlled clinical trials to try to ultimately gain FDA approval for specific indications.

CaniSun Brand

Under our CaniSun Brand, we developed a CBD-infused sunscreen with broad-spectrum SPF protection. We have completed lab testing for CBD solubility–infusing clear, colorless, odorless, and 99.5% pure CBD isolate with three different sun care active ingredients, homosalate, octisalate and octocrylene, which have already been approved by the FDA. The CBD-infused sun care market is fairly nascent in the United States; we believe that there are currently no major competitors in the category. We see an opportunity to become the leading manufacturer of CBD-infused sun care products, marketing the CaniSun brand through an extensive digital and social media awareness campaign. We announced the launch of our CaniSun sun care line of SPF 30, SPF 50 and SPF 55 face lotion on June 6, 2019. We also sell our CBD-infused lip balm and CBD-infused SPF 30 sunscreen spray on our website Canisun.com.

We currently have additional CaniSun products in various stages of development as follows:

i)	CBD-infused SPF 30 Lip Balm;
ii)	CBD-infused SPF 15 sunscreen lotion; and
iii)	Mineral-based sunscreen lotions (SPF 30 and 50);

All of the products listed above are in the developmental stage, whereby we are finalizing the formula to be used in each product, respectively. For CBD-infused product candidates in development, such as our CBD-infused SPF 30 Lip Balm and CBD-infused SPF 15 sunscreen lotion, we have already identified the sun care active ingredient formula (which has already been FDA approved) to be infused with CBD. Once the respective formulas for each of our product candidates are created, the product candidates will undergo three months of stability testing. Provided that the product candidates pass the stability testing, we intend to sell the products on our CaniSun website. The formula for our mineral-based sunscreen lotion (SPF 30 and 50) (product iii) above) includes certain minerals instead of chemicals typically used in sunscreen lotions.

Overall, we believe that our currently offered sunscreen products comply with the FDA Final Rule for sunscreen products under 21 CFR 352 Sunscreen products for Over-the-Counter Human Use. Therefore, we believe that our sunscreen products fall within the FDA monograph and that FDA premarket approval and testing is not required. Our products have been tested for SPF Evaluation (SPF rating), Critical Wave Length (Broad Spectrum claim) and Water Resistance, each of which is defined within the monograph and labeled accordingly.

All of the testing on these products is standard testing for suncare products. Such testing protocols are not intended to test for any effects of adding CBD. In addition to these tests that were conducted to support the claims on the package, each batch is also tested for appearance, color, odor, pH, viscosity, specific gravity, analytical for the sunscreen active ingredients, and microbial content testing.

Our products are tested each time they are manufactured. DCR Labs manufactures our products and has represented to us that it is compliant with the FDA’s Current Good Manufacturing Practice, or CGMP, regulations in accordance with 21 CFR 210/211 required for Over-the-Counter drug products. DCR Labs has self-imposed health and safety standards to ensure compliance with the FDA’s CGMPs.

We expect to continually update and expand upon our corporate website and further refine our online retail strategies on an ongoing basis. JupiterWellnessinc.com is our primary corporate website, which will serve as the primary source of information about us for investors and contain press releases, clinical trial pipeline, lab reports, blog posts, and additional information about each of our brands. We anticipate that each brand will have its own front-facing website dedicated to retail sales and brand specific information. For example, our line of sun care products, CaniSun, has its own website at CaniSun.com and allows for online retail purchase of the entire product line. As we expand our brands (CaniSkin and CaniDermRX), we anticipate utilizing the same strategy and dedicating a new e-commerce website to each brand moving forward. We are also building a website dedicated to servicing our wholesale and larger distributor clients. This website will have more information about each product and provide a central location for larger retailers to find more in-depth information about all of our brands in one place.

We plan to leverage our websites with a social media presence across multiple platforms designed to utilize product reviews to increase brand loyalty, brand recognition and sales. The references to our website in this prospectus are inactive textual references only. The information on our website is neither incorporated by reference into this prospectus nor intended to be used in connection with this offering. We also see growth potential in developing retail locations. We intend to utilize cross-promotion marketing campaigns with our products and product category expansion that leverages our existing distribution channels. We have built an e-commerce platform designed to connect us directly to consumers. We use the platform to sell products, educate customers and build brand loyalty.

CaniSkin Brand and CaniDermRX Brand

We are currently developing other products such as CBD-infused skin care lotion under the CaniSkin brand. Specifically, a CBD-infused moisturizing face serum is under development. We must first finalize the formula to be used in the face serum, and, once approved, the product candidate will undergo stability testing. We intend to sell the product, provided it first passes stability testing, on our website for CaniSkin products. Additionally, we are developing innovative dermatological treatments under the CaniDermRX brand that are specialized to treat atopic dermatitis and other dermatological conditions such as burns, skin cancer and herpes cold sores, respectively. Subject to obtaining FDA approval, we intend for our experimental-stage product for the treatment of atopic dermatitis to compete with Dupixent, an FDA-approved product for treating atopic dermatitis, and for our experimental-stage product for the treatment of herpes cold sores to compete with Silvadene and Abreva, FDA-approved products for treating herpes cold sores. These products require more extensive testing to show both safety and efficacy.

In addition, we plan to seek acquisition opportunities in the branded consumer products space, including but not limited to other OTC therapeutic brands and skin care brands that can be developed, manufactured, marketed and distributed under our CaniSkin and CaniDermRX brand names.

We filed a provisional patent number 62/884,955 on 08/09/2019 on an Aspartame/CBD combination and intend to develop products containing a combination of CBD and Aspartame under the CaniDermRX name for the treatment of pain and inflammation. We believe that our CaniDermRX product candidates have the potential to treat many skin indications such as atopic dermatitis, pruritis-itch, non-atopic dermatitis/eczema, psoriasis, dermatomyositis, scleroderma, seborrheic dermatitis, actinic keratosis, epidermolysis bullosa and cutaneous neoplasias. Aspartame is a rigorously tested food ingredient. Reviews by major governmental regulatory bodies have previously found the ingredient safe for consumption at higher levels than we contemplate using in our CaniDermRX product candidates.  We believe that our formulations that include Aspartame, such as topical crème, lip balm, powder and dog treats, are well-tolerated by, and safe for, users. We believe that infusing CBD in our products may help alleviate irritation that may be caused by applying sun care products and may lead to reduced inflammation. In human skin, receptors of the endocannabinoid system are found in differentiated keratinocytes, hair follicle cells, sebaceous glands, immune cells, and sensory neurons. Activation of cannabinoid receptor type 2, or CB2, for which CBD is a ligand receptor in these cells has been shown to reduce pain and itch sensation, regulate keratinocyte differentiation and proliferation, decrease hair follicle growth, and modulate the release of damage-induced keratins and inflammatory mediators to control the homeostasis of the skin environment.

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Our Market Opportunity

It is estimated by BDS Analytics and Arcview Market Research that the collective market for CBD sales in the U.S. will surpass $20 billion by 2024 and that there will be a compound annual growth rate of 49 percent by 2024 across all distribution channels. While sun care products and other skin care products may represent a lesser portion of such market, we see great potential to grow and generate revenues as the overall CBD market achieves market acceptance and increased spending.

According to Grand View Research, the U.S. sun care market size was estimated at US $1.95 billion in 2016. The growing consumer awareness regarding the ill-effects of over exposure to ultraviolet, or UV, rays on the undefended skin is expected to propel growth. The sun care market is a highly competitive market and product differentiation in the sun care market is generally low. Given the relatively low amount of product differentiation, we see an opportunity to carve out a unique market share with our CBD-infused sun care products. We cannot make any claims as to such benefits prior to performing certain testing. We see an opportunity, although there can be no assurance that we will be successful, to become a leading manufacturer of CBD-infused sun care products, marketing the CaniSun brand through an extensive digital and social media awareness campaign. We announced the launch of our CaniSun sun care line of SPF 30, SPF 50 and SPF 55 face lotion on June 6, 2019. We also sell our CBD-infused lip balm and CBD-infused SPF 30 sunscreen spray on our website Canisun.com. We currently have additional CaniSun products in various stages of development as follows:

i)	CBD-infused SPF 30 Lip Balm;
ii)	CBD-infused SPF 15 sunscreen lotion; and
iii)	Mineral-based sunscreen lotions (SPF 30 and 50);

All of the products listed above are in the developmental stage, whereby we are finalizing the formula to be used in each product, respectively. For CBD-infused product candidates in development, such as our CBD-infused SPF 30 Lip Balm and CBD-infused SPF 15 sunscreen lotion, we have already identified the sun care active ingredient formula (which has already been FDA approved) to be infused with CBD. Once the respective formulas for each of our product candidate are created, the product candidates will undergo three months of stability testing. Provided that the product candidates pass the stability testing, we intend to sell the products on our CaniSun website. The formula for our mineral-based sunscreen lotion (SPF 30 and 50) (product iii) above) includes certain minerals instead of chemicals typically used in sunscreen lotions.

Our Growth Strategy

We plan to seek acquisition opportunities in the branded consumer products space, including but not limited to other non-CBD OTC therapeutic brands and skin care brands that can be manufactured, marketed and distributed under our CaniSkin and CaniDermRX brand names. We may market such products as they are currently comprised or may seek to add CBD to such products. In the event we decide to add CBD to such products, we intend to first conduct FDA regulated clinical trials for safety and efficacy testing.

Effective February 21, 2020, Jupiter Wellness Inc. (“Jupiter Sub”), our wholly-owned subsidiary, entered into a membership interest purchase agreement with Magical Beasts LLC (“Magical Beasts”), a Nevada limited liability corporation, and Krista Whitley, its sole interest holder, pursuant to which Jupiter Sub acquired all of the membership interests in Magical Beasts (the “Magical Beasts Acquisition”).

In connection with the Magical Beasts Acquisition, on February 21, 2020, Jupiter Sub and Magical Beasts entered into a sales agency agreement (the “Sales Agency Agreement”), pursuant to which Magical Beasts and Ms. Whitley will act as a sales agent for Jupiter Sub’s products. The Sales Agency Agreement shall terminate on December 31, 2020. The Magical Beasts’ Acquisition and the Sales Agency Agreement significantly expand our sales and marketing capabilities. It has also significantly improved our web capabilities.

On February 21, 2020, Jupiter Sub entered into a sales distributor agreement (the “Distribution Agreement”) with Ayako Holdings, Inc. (“Ayako”), a Nevada corporation, pursuant to which Ayako retained Jupiter Sub as its exclusive sales and distribution agent for certain of its products. The Distribution Agreement, as extended, shall terminate on December 31, 2022. The Distribution Agreement includes an intellectual property licensing agreement (the “Licensing Agreement”) with Ayako, Magical Beasts and Happy Rat Licensing, LLC, a Nevada limited liability company, (collectively, the “Licensor”), dated February 18, 2020, pursuant to which the Licensor assigned its rights, titles, interests and claims to certain trademarks to Jupiter Wellness Marketing, Inc., as set forth in the Licensing Agreement. The Licensing Agreement lists Jupiter Wellness Marketing, Inc. as the assignee, which is the registered doing business as name for Jupiter Sub. The brands covered by the Distribution Agreement are “Bella”, “Jack”, “Felix & Ambrosia”, “fitCBD”, “Black Belt CBD” and “Wellness CBD 1937”, which are all topical solutions containing CBD (collectively, the “Brands”).

The primary products that we started to sell pursuant to the Distribution Agreement are “1937 Comfort Cream”, “Wellness 1937 Temple Tonic”, “Felix and Ambrosia CBD Infused Heel Stick Crack” and related foot cream and a line of eye creams, anti- aging cream, anti-aging mask and “Bella Alpha C-Serum for Day”. The 1937 Comfort Cream is a vegan, non-comedogenic cream. It is formulated with a blend of natural oils including arnica, camphor, peppermint, Hawaiian cramp bark and other oils. The 8 ounce cream contains 1,000 mgs of 0% THC American grown industrial hemp derived oil. The Wellness 1937 CBD Temple Tonic is a three ounce rollerball to apply to your temple or lower neck area. It contains an oil blend that includes jojoba oil infused with guarana, peppermint, lavender, chamomile, eucalyptus, Hawaiian cramp bark and other oils. The three ounce roller contains 500 mgs of 0% THC American grown industrial hemp derived CBD. The Felix and ambrosia CBD Infused Heel Stick and foot cream is a moisturizing balm for dry, cracked heels. It is made with peppermint, lemon, aloe, tea tree oil, lavender, eucalyptus and other oils. It is infused with 0% THC American grown industrial hemp derived CBD. The anti-aging eye cream, anti-aging day cream, anti-aging mask with AHA and the Bella alpha C-Serum for day products all contain a mixture of oils and are infused with 0% THC American grown industrial hemp. We have recently been selling them in a package called “Quarantine Glow Up Package” where you get one of each. Pursuant to the Distribution Agreement, Jupiter Sub also acquired all of Ayako’s current inventory of the Brands. All our current brands can be found at www.CBDCaring.com.

Except as disclosed above, we have no definitive agreements in place to acquire any other entities.

Beginning in March 2020, we began selling masks, gloves and hand sanitizer, in order to take advantage of our supply relationships and the demand for such products. While, this is not part of our long-term strategy, we intend to continue to pursue such opportunities in the near term while they present themselves. We have created our own 6- ounce hand sanitizer which our sun care manufacturer produces for us and we sell under our brand.

Our Competitive Strengths

We believe that we have certain competitive strengths and advantages including:

•	We are the first to market with a brand of CBD-infused sun care products;
•	We believe that we have the management expertise to develop additional over-the-counter, or OTC, and prescription-based products which can position us for growth;
•	We are currently developing unique and proprietary combination products based on CBD and other ingredients such as Aspartame; and
•	We have already begun the studies to create a research protocol to evaluate the efficacy and safety of the products containing CBD when applied as a treatment for skin irritations including eczema (atopic dermatitis) and other inflammatory skin irritations.

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Risks Affecting Our Business

Our business is subject to numerous risks as described in the section entitled “Risk Factors” and elsewhere in this prospectus. You should carefully consider these risks before making an investment. Some of these risks include:

•	Our accountant has indicated doubt about our ability to continue as a going concern.

•	We will need a significant amount of capital to carry out our proposed business plan and, unless we are able to raise sufficient funds or generate sufficient revenues, we may be forced to discontinue our operations.

•	Our ability to use our net operating loss carryforwards and other tax attributes may be limited.

•	If we are unable to keep up with rapid technological changes, our products may become obsolete.

•	If we are unable to develop and maintain our brand and reputation for our product offering, our business and prospects may be materially harmed.

•	We are subject to government regulation, and unfavorable changes could substantially harm our business and results of operations.

•	Existing or probable governmental regulations relating to CBD products may harm or prevent our ability to sell our product offering.

•	We do not have, and may never have, any approved products on the market. Our business is highly dependent upon receiving approvals from various U.S. and international governmental agencies and will be severely harmed if we are not granted approval to manufacture and sell our product candidates.

•	There is currently no public market for our common shares or Warrants and none may develop following this offering.

•	Investors may have difficulty in reselling their shares due to the lack of public market for our securities.

•	Certain of our stockholders hold a significant percentage of our outstanding voting securities, which could reduce the ability of minority stockholders to effect certain corporate actions.

•	Our business operations may be disrupted by global pandemics, including the novel coronavirus, COVID-19 pandemic

Implications of Being an Emerging Growth Company

As a company with less than $1.07 billion in revenue during our last completed fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting requirements that are otherwise applicable generally to public companies. These reduced reporting requirements include:

•	an exemption from compliance with the auditor attestation requirement on the effectiveness of our internal control over financial reporting;

•	an exemption from compliance with any requirement that the Public Company Accounting Oversight Board may adopt regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

•	an exemption from the requirements to obtain a non-binding advisory vote on executive compensation or a stockholder approval of any golden parachute arrangements;

•	extended transition periods for complying with new or revised accounting standards;

•	being permitted to present only two years of audited financial statements and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, in addition to any required unaudited interim financial statements in this prospectus; and

•	reduced disclosures regarding executive compensation in our periodic reports, proxy statements and registration statements, including in this prospectus.

We will remain an emerging growth company until the earliest to occur of: (i) the end of the first fiscal year in which our annual gross revenue is $1.07 billion or more; (ii) the end of the first fiscal year in which we are deemed to be a “large accelerated filer,” as defined in the Securities Exchange Act of 1934, as amended, (the “Exchange Act”); (iii) the date on which we have, during the previous three-year period, issued more than $1.00 billion in non-convertible debt securities; and (iv) the end of the fiscal year during which the fifth anniversary of this offering occurs. We may choose to take advantage of some, but not all, of the available benefits under the JOBS Act. We currently intend to take advantage of the exemptions discussed above. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

We are also a “smaller reporting company,” as defined under SEC Regulation S-K. As such, we also are exempt from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and also are subject to less extensive disclosure requirements regarding executive compensation in our periodic reports and proxy statements. We will continue to be deemed a smaller reporting company until our public float exceeds $75 million on the last day of our second fiscal quarter in the preceding fiscal year.

3

Corporate Information

We were originally incorporated in the State of Delaware on October 24, 2018. Our principal business address is 725 N. Hwy A1A, Suite C-106, Jupiter, FL 33477. JupiterWellnessinc.com is our primary corporate website, which will serve as the primary source of information about us for investors and contain press releases, clinical trial pipeline, lab reports, blog posts, and additional information about each of our brands. We anticipate that each brand will have its own front-facing website dedicated to retail sales and brand specific information. For example, our line of sun care products, CaniSun, has its own website at CaniSun.com and allows for online retail purchase of the entire product line. As we expand our brands (CaniSkin and CaniDermRX), we anticipate utilizing the same strategy and dedicating a new e-commerce website to each brand moving forward. We are also building a website dedicated to servicing our wholesale and larger distributor clients. This website will have more information about each product and provide a central location for larger retailers to find more in-depth information about all of our brands in one place. The references to our website in this prospectus are inactive textual references only. The information on our website is neither incorporated by reference into this prospectus nor intended to be used in connection with this offering.

Going Concern

We intend to overcome the circumstances that impact our ability to remain a going concern through a combination of expanding our revenues, with interim cash flow deficiencies being addressed through additional equity and debt financing; however, we may not have commitments from third parties for a sufficient amount of additional capital. We cannot be certain that any such financing will be available on acceptable terms, or at all, and our failure to raise capital when needed could limit our ability to continue our operations. Our ability to obtain additional funding will determine our ability to continue as a going concern. Failure to secure additional financing in a timely manner and on favorable terms would have a material adverse effect on our financial performance, results of operations and stock price and may require us to curtail or cease operations, sell off our assets, seek protection from our creditors through bankruptcy proceedings, or otherwise. Furthermore, additional equity financing may be dilutive to the holders of our common stock, and debt financing, if available, may involve restrictive covenants, and strategic relationships, if necessary, to raise additional funds, and may require that we relinquish valuable rights. Please see note 1, in our financial statements, for further information.

We have a need for additional growth capital. However, we believe that, following this offering, we will have sufficient capital to sustain our operations for at least the next 24 months, but, there can be no assurance that sufficient funds required during the subsequent year or thereafter will be generated from operations or that funds will be available from external sources such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force us to substantially curtail or cease operations and would, therefore, have a material adverse effect on our business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on our existing stockholders.

.

4

THE OFFERING

The following summary of the offering contains basic information about the offering and our securities and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of our securities, please refer to the section of this prospectus entitled “Description of Capital Stock.”

Units offered	We are offering 1,000,000 Units, each consisting of one share of common stock and one Warrant, each whole Warrant exercisable for one share of common stock. The Warrants included within the Units are exercisable immediately, have an exercise price of US$8.50 per share and expire five (5) years from the date of issuance. The shares of common stock and Warrants that are part of the Units are immediately separable.

Public offering price	The assumed public offering price is US$7.50 per Unit.

Common Stock outstanding before this offering:	6,893,000 shares

Common Stock to be outstanding immediately after this offering	7,893,000 shares(1)

Option to purchase additional shares:	We have granted the underwriters a 45-day option to purchase up to 150,000 additional shares of our common stock and/or Warrants to purchase up to 150,000 additional shares of our common stock (equal to 15% of the number of shares of common stock and Warrants underlying the Units sold in the offering), from us in any combination thereof.

Use of proceeds

We expect to receive approximately $6,450,000 in net proceeds from the sale of the Units offered by us in this offering (approximately $7,485,000 if the underwriters exercise their over-allotment option in full), after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us of $337,500, plus a 1.5% non-accountable expense allowance of $112,500, based on the Units being offered at $7.50 per Unit. We intend to use the net proceeds from this offering to perform clinical trials on our dermatitis, eczema treatments, acquire or establish cash flowing retail locations and increase our proprietary product lines.

See “Use of Proceeds” on page 22 for a more complete description of the intended use of proceeds from this offering.

Dividend Policy	Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors, or the Board, out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Risk Factors:	Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 8 of this prospectus before deciding whether or not to invest in our securities

Proposed Nasdaq Ticker Symbol	We intend to apply to list our common stock and Warrants on the Nasdaq Capital Market, subject to official notice of issuance, under the symbols “JUPW” and “JUPWW”.

Lock-ups	We and our directors, officers and holders of 1% of our outstanding securities have agreed with the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common stock for a period of 180 days from the effectiveness of this registration statement., in the case of our company and our officers and directors. See “Underwriting” on page 44.

(1)	Based on 6,893,000 shares of common stock issued and outstanding as of June 30, 2020.

Unless otherwise indicated, the information in this prospectus assumes:

•	A public offering price of $7.50 per Unit;
•	No exercise by the underwriters of their option to purchase 150,000 additional shares of common stock and/or 150,000 Warrants to cover over-allotments, if any;
•	No exercise of the underwriters’ warrants;
•	1,000,000 shares of common stock included in the Units sold in this offering;
•	No exercise of outstanding warrants to purchase 1,158,000 shares of common stock at $0.50 per share which expire on November 1, 2020;
•	No conversion of outstanding convertible promissory notes;
•	No exercise of the Warrants included in the Units; and
•	No exercise of the options to purchase 224,660 shares of common stock outstanding as of June 30, 2020.

5

SUMMARY SELECTED FINANCIAL DATA

The summary selected financial data set forth below should be read together with our financial statements and the related notes to those statements, as well as the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of this prospectus. The balance sheet and statement of operations data for the year ended December 31, 2019 has been derived from our audited financial statements included elsewhere in this prospectus and the balance sheet and statement of operations data for the period ended June 30, 2020 have been derived from our unaudited financial statements included elsewhere in this prospectus.

 JUPITER WELLNESS, INC.

ACTUAL AND PROFORMA BALANCE SHEETS

AS OF JUNE 30, 2020

(Unaudited)

	Actual	Pro Forma (1)(2)
Assets

Cash	$301,868	$6,951,868

Inventory	258,555	258,555
Account receivable	46,483	46,483
Prepaid expenses	50,000	50,000
Right of use assets	39,822	39,822
Security Deposits	3,390	3,390
Total current assets	700,118	7,350,118

Transportation Equipment	39,992	39,992
Intangible assets	914,461	914,461
Goodwill	308,690	308,690
Total assets	$1,963,261	$8,613,261

Liabilities and Shareholders’ Equity

Accounts Payable	7,768	7,768
Convertible notes payable to related parties	1,125,000	1,125,000
Note payable issued in acquisition	970,951	970,951
Current portion of lease liability	10,660	10,660
Covid-19 SBA Loans	84,578	84,578
Accrued liabilities	66,360	66,360
Total current Liabilities	2,265,317	2,265,317

Long-term portion lease liability	30,138	30,138
Total liabilities	2,295,455	2,295,455

Preferred stock, $0.001 par value, 100,000 shares authorized of which none are issued and outstanding
Common stock, $.001 par value, 100,000,000 shares authorized, of which 6,893,000 shares issued and outstanding (actual) and 7,893,000 shares outstanding (pro forma)	6,893	7,893
Common stock payable	325,000	325,000
Additional paid-in capital	1,236,282	7,885,282

Accumulated deficits	(1,900,369)	(1,900,369)
Total Shareholders’ Equity	(332,194)	6,317,806

Total Liabilities and Shareholders’ Equity	$1,963,261	$8,613,261

(1)	Pro forma amounts reflect the sale of 1,000,000 shares of our common stock included in the Units to be sold in this offering at an assumed initial public offering price of $7.50 per Unit, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses.

(2)	Each $1.00 increase (decrease) in the assumed initial public offering price of $7.50 per Unit would increase (decrease) our pro forma amounts of each of cash, total current assets, total assets and total stockholders’ equity by approximately $1,000,000, assuming that the number of Units offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the estimated underwriting discounts and commissions.

6

JUPITER WELLNESS, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2020 AND 2019

	(Unaudited)
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
Revenue
Sales	457,667	1,331	575,394	1,331
Cost of Sales	236,794	1,950	336,697	1,950
Gross profit	220,873	(619)	238,697	(619)

Operating expense
General and administrative expenses	618,113	68,408	1,100,366	141,949

Other income (expense)
Interest income	69	-	915	-
Interest expense	(36,204)	-	(54,419)	-
Total other income (expense)	(36,135)	-	(53,504)	-

Net (loss)	(433,375)	(69,027)	(915,173)	(142,568)

Net (loss) per share:
Basic	(0.06)	(0.01)	(0.13)	(0.02)

Weighted average number of shares
Basic	6,983,000	6,155,363	6,983,000	6,106,729

7

JUPITER WELLNESS, INC.
STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2019 AND FOR THE PERIOD FROM OCTOBER 24, 2018 (INCEPTION) TO DECEMBER 31, 2018

	Year ended December 31, 2019	For the from October 24, 2018 (Inception) through December 31, 2018

Revenue
Sales	$6,455	$—
Cost of Sales	18,024	—
Gross profit (loss)	(11,569)	—

Operating expense
General and administrative expenses	908,717	59,734
Total operating expense	908,717	59,734

Other income / (expense)
Interest income	1,381	—
Interest expense	(6,557)	—
Total other income / (expense)	(5,176)	—

Net (loss)	(925,462)	(59,734)

Net (loss) per share:
Basic	$(0.15)	$(0.02)

Weighted average number of shares
Basic	6,301,219	3,364,113

8

RISK FACTORS

An investment in our securities is highly speculative and involves a high degree of risk. In determining whether to purchase the Company’s securities, an investor should carefully consider all of the material risks described below, together with the other information contained in this Prospectus. We cannot assure you that any of the events discussed below will not occur. These events could have a material and adverse impact on our business, financial condition, results of operations and prospects. If that were to happen, the trading price of our common stock could decline, and you could lose all or part of your investment.

Risks Related to our Financial Position and Capital Needs

Our accountant has indicated doubt about our ability to continue as a going concern.

As of June 30, 2020 and December 31, 2019, we had an accumulated deficit of $1,900,369 and $985,196, respectively. The net loss for the six-month period ended June 30, 2020 was $915,173 and for the six month period ended June 30, 2019 was $142,568. Our ability to continue as a going concern is doubtful and if we are unable to generate significant revenue or secure financing we may be required to cease or curtail our operations.

We will need a significant amount of capital to carry out our proposed business plan and, unless we are able to raise sufficient funds or generate sufficient revenues, we may be forced to discontinue our operations.

We currently have limited capital on hand. We anticipate that such capital will allow us to continue operations for approximately six months at which time we will require additional capital, either from this offering, revenues or from alternative sources, which alternative sources may include debt or equity financing on more favorable terms than those offered pursuant to this registration statement. We believe that the net proceeds of this offering will be sufficient for 24 months following this offering. Our ability to obtain the necessary financing to execute our business plan is subject to a number of factors, including general market conditions and investor acceptance of our business plan. These factors may make the timing, amount, terms and conditions of such financing unattractive or unavailable to us. If we are unable to raise sufficient funds or generate them through revenues, we will have to significantly reduce our spending, delay or cancel our planned activities or substantially change our current corporate structure. There is no guarantee that we will be able to obtain any funding or that we will have sufficient resources to continue to conduct our operations as projected, any of which could mean that we will be forced to discontinue our operations.

Raising additional capital may cause dilution to our existing stockholders, restrict our operations or require us to relinquish rights to our technologies or other assets.

We may seek additional capital through a combination of private and public equity offerings, debt financings, strategic partnerships and alliances and licensing arrangements. To the extent that we raise additional capital through the sale of equity or convertible debt securities, existing ownership interests will be diluted and the terms of such financings may include liquidation or other preferences that adversely affect the rights of existing stockholders. Debt financings may be coupled with an equity component, such as warrants to purchase shares, which could also result in dilution of our existing stockholders’ ownership. The incurrence of indebtedness would result in increased fixed payment obligations and could also result in certain restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business and may result in liens being placed on our assets and intellectual property. If we were to default on such indebtedness, we could lose such assets and intellectual property.

9

Our potential for rapid growth and our entry into new markets make it difficult for us to evaluate our current and future business prospects, and we may be unable to effectively manage any growth associated with these new markets, which may increase the risk of your investment and could harm our business, financial condition, results of operations and cash flow.

Our proliferation into new markets may place a significant strain on our resources and increase demands on our executive management, personnel and systems, and our operational, administrative and financial resources may be inadequate. We may also not be able to effectively manage any expanded operations, or achieve planned growth on a timely or profitable basis, particularly if the number of customers using our technology significantly increases or their demands and needs change as our business expands. If we are unable to manage expanded operations effectively, we may experience operating inefficiencies, the quality of our products and services could deteriorate, and our business and results of operations could be materially adversely affected.

Changes in tax laws and unanticipated tax liabilities could adversely affect our effective income tax rate and ability to achieve profitability.

Our effective income tax rate in the future could be adversely affected by a number of factors including changes in the mix of earnings in countries with differing statutory tax rates, changes in the valuation of deferred tax assets and liabilities and changes in tax laws. We regularly assess all of these matters to determine the adequacy of our tax provision which is subject to discretion. If our assessments are incorrect, it could have an adverse effect on our business and financial condition. There can be no assurance that income tax laws and administrative policies with respect to the income tax consequences generally applicable to us or to our subsidiaries will not be changed in a manner which adversely affects our shareholders.

Risks Related to our Business

If we are unable to keep up with rapid technological changes, our products may become obsolete.

The market for our products is characterized by significant and rapid change. Although we will continue to expand our product line capabilities in order to remain competitive, research and discoveries by others may make our processes, products or brands less attractive or even obsolete.

Competition could adversely affect our business.

Our industry in general is competitive. It is possible that future competitors could enter our market, thereby causing us to lose market share and revenues. In addition, some of our current or future competitors may have significantly greater financial, technical, marketing and other resources than we do or may have more experience or advantages in the markets in which we will compete that will allow them to offer lower prices or higher quality products. If we do not successfully compete with these competitors, we could fail to develop market share and our future business prospects could be adversely affected.

If we are unable to develop and maintain our brand and reputation for our product offerings, our business and prospects could be materially harmed.

Our business and prospects depend, in part, on developing and then maintaining and strengthening our brand and reputation in the markets we serve. If problems with our products cause our customers to have a negative experience or failure or delay in the delivery of our products to our customers, our brand and reputation could be diminished. If we fail to develop, promote and maintain our brand and reputation successfully, our business and prospects could be materially harmed.

10

We are subject to government regulation, and unfavorable changes could substantially harm our business and results of operations.

We are subject to general business regulations and laws as well as regulations and laws specifically governing our industries in the U.S. and other countries in which we operate. Uncertainty surrounding existing and future laws and regulations may impede our services and increase the cost of providing such services. These regulations and laws may cover taxation, tariffs, user pricing, distribution, consumer protection and the characteristics and quality of services.

Existing or probable governmental regulations relating to CBD products may harm or prevent our ability to sell our product offering.

A majority of state governments in the United States have legalized the growing, production, and use of CBD. However, cannabis remains illegal under federal law. In addition, in July 2017, the United States Drug Enforcement Agency issued a statement that certain CBD extractions fall within the definition of marijuana, and are therefore a Schedule I controlled substance under the Controlled Substances Act of 1970, as amended. Thus, the cannabis industry, including companies which sell products containing CBD, faces very uncertain regulation by the federal government. While the federal government has for several years chosen to not intervene in the cannabis business conducted legally within the states that have legislated such activities, there is, nonetheless, potential that the federal government may at any time choose to begin enforcing its laws against the manufacture, possession, or use of cannabis-based products such as CBD. Similarly, there is the possibility that the federal government may enact legislation or rules that authorize the manufacturing, possession or use of those products under specific guidelines. Local, state and federal cannabis laws and regulations are broad in scope and subject to evolving interpretations. In the event the federal government was to tighten its regulation of the industry, we would likely suffer a material adverse effect on our business, including substantial losses.

Laws and regulations affecting our industry are evolving under the Farm Bill, FDA and other regulatory authorities and changes to any regulation may materially affect our CBD products

In conjunction with the enactment of the Agriculture Improvement Act of 2018 (the “Farm Bill”), the United States Food and Drug Administration (“FDA”) released a statement about the status of CBD as a nutritional supplement, and the agency’s actions in the short term with regards to CBD will guide the industry. While our sun care products are not nutritional supplements, the statement noted that the Farm Bill explicitly preserved the FDA’s authority to regulate products containing cannabis or cannabis-derived compounds under the Federal Food, Drug, and Cosmetic Act and Section 351 of the Public Health Service Act. As a company whose sun care products contain infused CBD, we will strive to meet all FDA guidelines as the regulations evolve. Any difficulties in compliance with future government regulation could increase our operating costs and adversely impact our results of operations in future periods.

In addition, as a result of the Farm Bill’s recent passage, we expect that there will be a constant evolution of laws and regulations affecting the CBD industry which could affect our operations. Local, state and federal hemp laws and regulations may be broad in scope and subject to changing interpretations. These changes may require us to incur substantial costs associated with legal and compliance fees and ultimately require us to alter our business plan. Furthermore, violations of these laws, or alleged violations, could disrupt our business and result in a material adverse effect on our operations. In addition, we cannot predict the nature of any future laws, regulations, interpretations or applications, and it is possible that regulations may be enacted in the future that will be directly applicable to our business.

We do not currently believe that we are required to seek FDA approval for our sun care products, and as such we do not plan to seek FDA approval. If regulation evolves such that we are required to seek approval, we will endeavor to do so. This may require us to incur substantial costs associated with legal and compliance fees and adversely affect our results of operations.

11

We depend heavily on key personnel, and turnover of key senior management could harm our business.

Our future business and results of operations depend in significant part upon the continued contributions of our senior management personnel. If we lose their services or if they fail to perform in their current positions, or if we are not able to attract and retain skilled personnel as needed, our business could suffer. Significant turnover in our senior management could significantly deplete our institutional knowledge held by our existing senior management team. We depend on the skills and abilities of these key personnel in managing the product acquisition, marketing and sales aspects of our business, any part of which could be harmed by turnover in the future. We may not have written employment agreements with all of our senior management. We do not have any key person insurance.

Our products may not meet health and safety standards or could become contaminated.

We do not have control over all of the third parties involved in the manufacturing of our products and their compliance with government health and safety standards. Even if our products meet these standards, they could otherwise become contaminated. A failure to meet these standards or contamination could occur in our operations or those of our manufacturers, distributors or suppliers. This could result in expensive production interruptions, recalls and liability claims. Moreover, negative publicity could be generated from false, unfounded or nominal liability claims or limited recalls. Any of these failures or occurrences could negatively affect our business and financial performance.

The sale of our products involves product liability and related risks that could expose us to significant insurance and loss expenses.

We face an inherent risk of exposure to product liability claims if the use of our products results in, or is believed to have resulted in, illness or injury. Our products contain combinations of ingredients, and there is little long-term experience with the effect of these combinations. In addition, interactions of these products with other products, prescription medicines and over-the-counter treatments have not been fully explored or understood and may have unintended consequences.

Any product liability claim may increase our costs and adversely affect our revenue and operating income. Moreover, liability claims arising from a serious adverse event may increase our costs through higher insurance premiums and deductibles and may make it more difficult to secure adequate insurance coverage in the future. In addition, our product liability insurance may fail to cover future product liability claims, which, if adversely determined, could subject us to substantial monetary damages.

The success of our business will depend upon our ability to create and expand our brand awareness.

The sun care and CBD markets we compete in, and the skin care market we intend to compete in, are highly competitive, with many well-known brands leading the industry. Our ability to compete effectively and generate revenue will be based upon our ability to create and expand awareness of our products distinct from those of our competitors. It is imperative that we are able to convey to consumers the benefits of our products. However, advertising and packaging and labeling of such products will be limited by various regulations. Our success will be dependent upon our ability to convey to consumers that our products are superior to those of our competitors.

We must develop and introduce new products to succeed.

Our industry is subject to rapid change. New products are constantly introduced to the market. Our ability to remain competitive depends in part on our ability to enhance existing products, to develop and manufacture new products in a timely and cost-effective manner, to accurately predict market transitions, and to effectively market our products. Our future financial results will depend to a great extent on the successful introduction of several new products. We cannot be certain that we will be successful in selecting, developing, manufacturing and marketing new products or in enhancing existing products.

The success of new product introductions depends on various factors, including, without limitation, the following:

•	Successful sales and marketing efforts;
•	Timely delivery of new products;
•	Availability of raw materials;
•	Pricing of raw materials;
•	Regulatory allowance of the products; and
•	Customer acceptance of new products

12

Possible yet unanticipated changes in federal and state law could cause any of our current products, as well as products that we intend to launch, containing hemp-derived CBD oil to be illegal, or could otherwise prohibit, limit or restrict any of our products containing CBD.

We recently launched and commenced distribution of certain products containing hemp-derived CBD, and we currently intend to develop and launch additional products containing hemp-derived CBD in the future. Until 2014, when 7 U.S. Code §5940 became federal law as part of the Agricultural Act of 2014 (the “2014 Farm Act”), products containing oils derived from hemp, notwithstanding a minimal or non-existing THC content, were classified as Schedule I illegal drugs. The 2014 Farm Act expired on September 30, 2018, and was thereafter replaced by the Farm Bill, which amended various sections of the U.S. Code, thereby removing hemp, defined as cannabis with less than 0.3% THC, from Schedule 1 status under the Controlled Substances Act, and legalizing the cultivation and sale of industrial-hemp at the federal level, subject to compliance with certain federal requirements and state law, amongst other things. THC is the psychoactive component of plants in the cannabis family generally identified as marihuana or marijuana. There is no assurance that the Farm Bill will not be repealed or amended such that our products containing hemp-derived CBD would once again be deemed illegal under federal law.

The Farm Bill delegates the authority to the states to regulate and limit the production of hemp and hemp-derived products within their territories. Although many states have adopted laws and regulations that allow for the production and sale of hemp and hemp-derived products under certain circumstances, no assurance can be given that such state laws may not be repealed or amended such that our intended products containing hemp-derived CBD would once again be deemed illegal under the laws of one or more states now permitting such products, which in turn would render such intended products illegal in those states under federal law even if the federal law is unchanged. In the event of either repeal of federal or of state laws and regulations, or of amendments thereto that are adverse to our intended products, we may be restricted or limited with respect to those products that we may sell or distribute, which could adversely impact our intended business plan with respect to such intended products.

Additionally, the FDA has indicated its view that certain types of products containing CBD may not be permissible under the Food, Drug and Cosmetic Act, or FDCA. The FDA’s position is related to its approval of Epidiolex, a marijuana-derived prescription medicine to be available in the United States. The active ingredient in Epidiolex is CBD. On December 20, 2018, after the passage of the Farm Bill, FDA Commissioner Scott Gottlieb issued a statement in which he reiterated the FDA’s position that, among other things, the FDA requires a cannabis product (hemp-derived or otherwise) that is marketed with a claim of therapeutic benefit, or with any other disease claim, to be approved by the FDA for its intended use before it may be introduced into interstate commerce and that the FDCA prohibits introducing into interstate commerce food products containing added CBD, and marketing products containing CBD as a dietary supplement, regardless of whether the substances are hemp-derived. Our CBD product offerings must comply with applicable federal and state laws and regulations, and legal proceedings alleging violations of such laws could have a material adverse effect on our business, financial condition and results of operations.

Sources of hemp-derived CBD depend upon legality of cultivation, processing, marketing and sales of products derived from those plants under state law.

Hemp-derived CBD can only be legally produced in states that have laws and regulations that allow for such production and that comply with the Farm Bill, apart from state laws legalizing and regulating medical and recreational cannabis or marijuana, which remains illegal under federal law and regulations. We purchase all of our hemp-derived CBD from licensed growers and processors in states where such production is legal. As described in the risk factor, possible yet unanticipated changes in federal and state law could cause any of our current products, as well as products that we intend to launch, containing hemp-derived CBD oil to be illegal, or could otherwise prohibit, limit or restrict any of our products containing CBD in the event of repeal or amendment of laws and regulations which are now favorable to the cannabis/hemp industry in such states, we would be required to locate new suppliers in states with laws and regulations that qualify under the Farm Bill. If we were to be unsuccessful in arranging new sources of supply of our raw ingredients, or if our raw ingredients were to become legally unavailable, our intended business plan with respect to such products could be adversely impacted.

Because our distributors may only sell and ship our products containing hemp-derived CBD in states that have adopted laws and regulations qualifying under the Farm Bill, a reduction in the number of states having such qualifying laws and regulations could limit, restrict or otherwise preclude the sale of intended products containing hemp-derived CBD.

The interstate shipment of hemp-derived CBD from one state to another is legal only where both states have laws and regulations that allow for the production and sale of such products and that qualify under the Farm Bill. Therefore, the marketing and sale of our intended products containing hemp-derived CBD is limited by such factors and is restricted to such states. Although we believe we may lawfully sell any of our finished products, including those containing CBD, in a majority of states, a repeal or adverse amendment of laws and regulations that are now favorable to the distribution, marketing and sale of finished products we intend to sell could significantly limit, restrict or prevent us from generating revenue related to our products that contain hemp-derived CBD. Any such repeal or adverse amendment of now favorable laws and regulations could have an adverse impact on our business plan with respect to such products.

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Due to recent expansion into the CBD industry, we may have a difficult time obtaining the various insurances that are desired to operate our business, which may expose us to additional risk and financial liability.

Insurance that is otherwise readily available, such as general liability, and directors and officer’s insurance, may become more difficult for us to find, and more expensive, due to our launch of products containing hemp-derived CBD. There are no guarantees that we will be able to find such insurances in the future, or that the cost will be affordable to us. If we are forced to go without such insurances, it may prevent us from entering into certain business sectors, may inhibit our growth, and may expose us to additional risk and financial liabilities.

Adverse publicity associated with our products or ingredients, or those of similar companies, could adversely affect our sales and revenue.

Adverse publicity concerning any actual or purported failure by us to comply with applicable laws and regulations regarding any aspect of our business could have an adverse effect on the public perception of us. This, in turn, could negatively affect our ability to obtain financing, endorsers and attract distributors or retailers for our products, which would have a material adverse effect on our ability to generate sales and revenue.

Our distributors’ and customers’ perception of the safety and quality of our products or even similar products distributed by others can be significantly influenced by national media attention, publicized scientific research or findings, product liability claims and other publicity concerning our products or similar products distributed by others. Adverse publicity, whether or not accurate, that associates consumption of our products or any similar products with illness or other adverse effects, will likely diminish the public’s perception of our products. Claims that any products are ineffective, inappropriately labeled or have inaccurate instructions as to their use, could have a material adverse effect on the market demand for our products, including reducing our sales and revenue.

We do not have and may never have any products on the market that have been approved for the treatment of disease. Our business is highly dependent upon receiving approvals from various U.S. and international governmental agencies and will be severely harmed if we are not granted approval to manufacture and sell our product candidates.

In order for us to commercialize a product for the treatment of any disease, we must obtain regulatory approvals of such treatment for that indication. Satisfying regulatory requirements is an expensive process that typically takes many years and involves compliance with requirements covering research and development, testing, manufacturing, quality control, labeling, and promotion of drugs for human use. To obtain necessary regulatory approvals, we must, among other requirements, complete clinical trials demonstrating that our products are safe and effective for a particular indication. There can be no assurance that our products will prove to be safe and effective, that our clinical trials will demonstrate the necessary safety and effectiveness of our product candidates, or that we will succeed in obtaining regulatory approval for any treatment we develop even if such safety and effectiveness are demonstrated.

Any delays or difficulties we encounter in our clinical trials may delay or preclude regulatory approval from the FDA or from international regulatory organizations. Any delay or preclusion of regulatory approval would be expected to delay or preclude the commercialization of our products. Examples of delays or difficulties that we may encounter in our clinical trials include without limitation the following:

•	Clinical trials may not yield sufficiently conclusive results for regulatory agencies to approve the use of our products;
•	Our products may fail to be more effective than current therapies, or to be effective at all;
•	We may discover that our products have adverse side effects, which could cause our products to be delayed or precluded from receiving regulatory approval or otherwise expose us to significant commercial and legal risks;
•	It may take longer than expected to determine whether or not a treatment is effective;
•	Patients involved in our clinical trials may suffer severe adverse side effects even up to death, whether as a result of treatment with our products, the withholding of such treatment, or other reasons (whether within or outside of our control);
•	We may fail to be able to enroll a sufficient number of patients in our clinical trials;
•	Patients enrolled in our clinical trials may not have the characteristics necessary to obtain regulatory approval for a particular indication or patient population;
•	We may be unable to produce sufficient quantities of product to complete the clinical trials;
•	Even if we are successful in our clinical trials, any required governmental approvals may still not be obtained or, if obtained, may not be maintained;
•	If approval for commercialization is granted, it is possible the authorized use will be more limited than is necessary for commercial success, or that approval may be conditioned on completion of further clinical trials or other activities, which will cause a substantial increase in costs and which we might not succeed in performing or completing; and
•	If granted, approval may be withdrawn or limited if problems with our products emerge or are suggested by the data arising from their use or if there is a change in law or regulation.

Any success we may achieve at a given stage of our clinical trials does not guarantee that we will achieve success at any subsequent stage, including without limitation final FDA approval.

We may encounter delays or rejections in the regulatory approval process because of additional government regulation resulting from future legislation or administrative action, or from changes in the policies of the FDA or other regulatory bodies during the period of product development, clinical trials, or regulatory review. Failure to comply with applicable regulatory requirements may result in criminal prosecution, civil penalties, recall or seizure of products, total or partial suspension of production, or an injunction preventing certain activity, as well as other regulatory action against our product candidates or us. We have no experience in successfully obtaining regulatory approval for a product and thus may be poorly equipped to gauge, and may prove unable to manage, risks relating to obtaining such approval.

Outside the U.S., our ability to market a product is contingent upon receiving clearances from appropriate non-U.S. regulatory authorities. Non-U.S. regulatory approval typically includes all of the risks associated with FDA clearance discussed above as well as geopolitical uncertainties and the additional uncertainties and potential prejudices faced by U.S. pharmaceutical companies conducting business abroad. In certain cases, pricing restrictions and practices can make achieving even limited profitability very difficult.

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We have limited experience in completing regulatory filings and any delays in regulatory filings could materially affect our financial condition.

We are currently initiating clinical trials of our CaniDermRX product candidates. We have not, however, demonstrated the ability to obtain marketing approvals, manufacture product candidates at a commercial scale, or conduct sales and marketing activities necessary for the successful commercialization of a product. Consequently, we have no historical basis as a company by which one can evaluate or predict reliably our future success or viability.

Additionally, while our team has experience at prior companies with regulatory filings, we have limited experience with regulatory filings with agencies such as the FDA or the European Medicines Agency, or EMA, and will rely on third-party expertise for this. Any delay in our regulatory filings for our product candidates, and any adverse development or perceived adverse development with respect to the applicable regulatory authority’s review of such filings, including, without limitation, the FDA’s issuance of a “refuse to file” letter or a request for additional information, could materially affect our financial condition.

If serious adverse or undesirable side effects are identified during the development of our product candidates, we may abandon or limit our development or commercialization of such product candidates.

If our product candidates are associated with undesirable side effects or have unexpected characteristics, we may need to abandon their development or limit development to certain uses or subpopulations in which the undesirable side effects or other characteristics are less prevalent, less severe or more acceptable from a risk-benefit perspective.

If we elect or are forced to suspend or terminate any clinical trial with one of our product candidates, the commercial prospects of such product candidate will be harmed, and our ability to generate revenue from such product candidate will be delayed or eliminated. Any of these occurrences may harm our business, financial condition and prospects significantly.

With regard to our lead product candidate, CaniDermRX, unforeseen side effects from CaniDermRX could arise either during clinical development or, if approved, after CaniDermRX has been marketed. This could cause regulatory approvals for, or market acceptance of, CaniDermRX harder and costlier to obtain.

The results of our planned or any future clinical trials may show that the side effects of CaniDermRX are unacceptable or intolerable, which could interrupt, delay or halt clinical trials, and result in delay of, or failure to obtain, marketing approval from the FDA or EMA and other regulatory authorities, or result in marketing approval from the FDA or EMA and other regulatory authorities with restrictive label warnings.

If CaniDermRX receives marketing approval and we or others later identify undesirable or unacceptable side effects caused by the use of CaniDermRX:

•	regulatory authorities may withdraw their approval of the product, which would force us to remove CaniDermRX from the market;
•	regulatory authorities may require the addition of labeling statements, specific warnings, a contraindication, or field alerts to physicians and pharmacies;
•	we may be required to change instructions regarding the way the product is administered, conduct additional clinical trials or change the labeling of the product;
•	we may be subject to limitations on how we may promote the product;
•	sales of the product may decrease significantly;
•	we may be subject to litigation or product liability claims; and
•	our reputation may suffer.

Any of these events could prevent us or our potential future collaborators from achieving or maintaining market acceptance of CaniDermRX and/or could substantially increase commercialization costs and expenses, which in turn could delay or prevent us from generating significant revenues from the sale of CaniDermRX.

If we experience delays or difficulties in the enrollment of subjects to our clinical trials, our receipt of necessary regulatory approvals could be delayed or prevented, which could materially affect our financial condition.

Identifying, screening and enrolling patients to participate in clinical trials of our product candidates is critical to our success, and we may not be able to identify, recruit, enroll and dose a sufficient number of patients with the required or desired characteristics to complete our clinical trials in a timely manner. The timing of our clinical trials depends on our ability to recruit patients to participate as well as to subsequently dose these patients and complete required follow-up periods. In particular, because our planned clinical trials of CaniDermRX are focused on indications with relatively small patient populations, our ability to enroll eligible patients may be limited or may result in slower enrollment than we anticipate.

In addition, we may experience enrollment delays related to increased or unforeseen regulatory, legal and logistical requirements at certain clinical trial sites. These delays could be caused by reviews by regulatory authorities and contractual discussions with individual clinical trial sites. Any delays in enrolling and/or dosing patients in our planned clinical trials could result in increased costs, delays in advancing our product candidates, delays in testing the effectiveness of our product candidates or in termination of the clinical trials altogether.

Patient enrollment may be affected if our competitors have ongoing clinical trials with products for the same indications as our product candidates, and patients who would otherwise be eligible for our clinical trials instead enroll in our competitors’ clinical trials. Patient enrollment may also be affected by other factors, including:

•	coordination with clinical research organizations to enroll and administer the clinical trials;
•	coordination and recruitment of collaborators and investigators at individual sites;
•	size of the patient population and process for identifying patients;
•	design of the clinical trial protocol;
•	eligibility and exclusion criteria;
•	perceived risks and benefits of the product candidates under study;
•	availability of competing commercially available therapies and other competing products’ clinical trials;
•	time of year in which the trials are initiated or conducted;
•	severity of the diseases under investigation;
•	ability to obtain and maintain subject consents;
•	ability to enroll and treat patients in a timely manner;
•	risk that enrolled subjects will drop out before completion of the trials;
•	proximity and availability of clinical trial sites for prospective patients;
•	ability to monitor subjects adequately during and after treatment; and
•	patient referral practices of physicians.

Our inability to enroll a sufficient number of patients for clinical trials would result in significant delays and could require us to abandon one or more clinical trials altogether. Enrollment delays in these clinical trials may result in increased development costs for our product candidates, which could materially affect our financial condition.

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If we or our licensees, development collaborators, or suppliers are unable to manufacture our products in sufficient quantities or at defined quality specifications, or are unable to obtain regulatory approvals for the manufacturing facility, we may be unable to develop or meet demand for our products and lose time to market and potential revenues.

Completion of our clinical trials and commercialization of our product candidates require access to, or development of, facilities to manufacture a sufficient supply of our product candidates. We intend to utilize third parties to manufacture CaniSun, CaniSkin and CaniDermRX.

In the future we may become unable, for various reasons, to rely on our sources for the manufacture of our product candidates, either for clinical trials or, at some future date, for commercial distribution. We may not be successful in identifying additional or replacement third-party manufacturers, or in negotiating acceptable terms with any we do identify. We may face competition for access to these manufacturers’ facilities and may be subject to manufacturing delays if the manufacturers give other clients higher priority than they give to us. Even if we are able to identify an additional or replacement third-party manufacturer, the delays and costs associated with establishing and maintaining a relationship with such manufacturer may have a material adverse effect on us.

Before we can begin to commercially manufacture CaniDermRX or any other product candidate, we must obtain regulatory approval of the manufacturing facility and process. Manufacturing of drugs for clinical and commercial purposes must comply with current Good Manufacturing Practices requirements, commonly known as “cGMP.” The cGMP requirements govern quality control and documentation policies and procedures. Complying with cGMP and non-U.S. regulatory requirements will require that we expend time, money, and effort in production, recordkeeping, and quality control to ensure that the product meets applicable specifications and other requirements. We, or our contracted manufacturing facility, must also pass a pre-approval inspection prior to FDA approval. Failure to pass a pre-approval inspection may significantly delay or prevent FDA approval of our products. If we fail to comply with these requirements, we would be subject to possible regulatory action and may be limited in the jurisdictions in which we are permitted to sell our products and will lose time to market and potential revenues.

It is uncertain whether product liability insurance will be adequate to address product liability claims, or that insurance against such claims will be affordable or available on acceptable terms in the future.

Clinical research involves the testing of new drugs on human volunteers pursuant to a clinical trial protocol. Such testing involves a risk of liability for personal injury to or death of patients due to, among other causes, adverse side effects, improper administration of the new drug, or improper volunteer behavior. Claims may arise from patients, clinical trial volunteers, consumers, physicians, hospitals, companies, institutions, researchers, or others using, selling, or buying our products, as well as from governmental bodies. In addition, product liability and related risks are likely to increase over time, in particular upon the commercialization or marketing of any products by us or parties with which we enter into development, marketing, or distribution collaborations. Although we are contracting for general liability insurance in connection with our ongoing business, there can be no assurance that the amount and scope of such insurance coverage will be appropriate and sufficient in the event any claims arise, that we will be able to secure additional coverage should we attempt to do so, or that our insurers would not contest or refuse any attempt by us to collect on such insurance policies. Furthermore, there can be no assurance that suitable product liability insurance (at the clinical stage and/or commercial stage) will continue to be available on terms acceptable to us or at all, or that, if obtained, the insurance coverage will be appropriate and sufficient to cover any potential claims or liabilities.

If the market opportunities for our current and potential future drug candidates are smaller than we believe they are, our ability to generate product revenues may be adversely affected and our business may suffer.

Our understanding of the number of people who suffer from dermatitis or eczema, whom CaniDermRX may have the potential to treat, is based upon estimates. These estimates may prove to be incorrect, and new studies may demonstrate or suggest a lower estimated incidence or prevalence of this condition. The number of patients in the U.S. or elsewhere may turn out to be lower than expected, may not be otherwise amenable to CaniDermRX treatment, or treatment-amenable patients may become increasingly difficult to identify and access, all of which would adversely affect our business prospects and financial condition. In particular, the treatable population for CaniDermRX may further be reduced if our estimates of addressable populations are erroneous or sub-populations of patients do not derive benefit from CaniDermRX.

If we are unable to establish relationships with licensees or collaborators to carry out sales, marketing, and distribution functions or to create effective marketing, sales, and distribution capabilities, we will be unable to market our products successfully.

Our business strategy may include out-licensing product candidates to or collaborating with larger firms with experience in marketing and selling pharmaceutical products. There can be no assurance that we will successfully be able to establish marketing, sales, or distribution relationships with any third-party, that such relationships, if established, will be successful, or that we will be successful in gaining market acceptance for any products we might develop. To the extent that we enter into any marketing, sales, or distribution arrangements with third parties, our product revenues per unit sold are expected to be lower than if we marketed, sold, and distributed our products directly, and any revenues we receive will depend upon the efforts of such third parties.

If we are unable to establish such third-party marketing and sales relationships, or choose not to do so, we would have to establish in-house marketing and sales capabilities. To market any products directly, we would have to establish a marketing, sales, and distribution force that has technical expertise and could support a distribution capability. Competition in the biopharmaceutical industry for technically proficient marketing, sales, and distribution personnel is intense and attracting and retaining such personnel may significantly increase our costs. There can be no assurance that we will be able to establish internal marketing, sales, or distribution capabilities or that these capabilities will be sufficient to meet our needs.

Commercial success of our non-OTC product candidates will depend on the acceptance of these products by physicians, payers, and patients.

Any non-OTC product candidate that we may develop, such as our current CaniSkin and CaniSun product lines, may not gain market acceptance among physicians and patients. Market acceptance of and demand for any non-OTC product that we may develop will depend on many factors, including without limitation:

•	Comparative superiority of the effectiveness and safety in the treatment of the disease indication compared to alternative treatments;
•	Less prevalence and severity of adverse side effects;
•	Potential advantages over alternative treatments;
•	Cost effectiveness;
•	Convenience and ease of administration;
•	Sufficient third-party coverage and/or reimbursement;
•	Strength of sales, marketing and distribution support; and
•	Our ability to provide acceptable evidence of safety and efficacy.

If any non-OTC product candidate developed by us receives regulatory approval but does not achieve an adequate level of market acceptance by physicians, payers, and patients, we may generate insufficient, little, or no product revenue and may not become profitable. In addition, pandemics, including the novel coronavirus, COVID-19, could decrease consumer spending and adversely affect demand for our products.

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Our non-OTC products may not be accepted for reimbursement or properly reimbursed by third-party payers.

The successful commercialization of any non-OTC products we might develop will depend substantially on whether the costs of our non-OTC products and related treatments are reimbursed at acceptable levels by government authorities, private healthcare insurers, and other third-party payers, such as health maintenance organizations. Reimbursement rates may vary, depending upon the third-party payer, the type of insurance plan, and other similar or dissimilar factors. If our non-OTC products do not achieve adequate reimbursement, then the number of physician prescriptions of our products may not be sufficient to make our non-OTC products profitable.

Comparative effectiveness research demonstrating benefits of a competitor’s non-OTC product could adversely affect the sales of our non-OTC product candidates. If third-party payers do not consider our products to be cost-effective compared to other available therapies, they may not cover our products as a benefit under their plans or, if they do, the level of payment may not be sufficient to allow us to sell our non-OTC products on a profitable basis.

Adequate third-party reimbursement may not be available to enable us to maintain price levels sufficient to realize an appropriate return on our investment in the product development of that non-OTC product. In addition, in the U.S. there is a growing emphasis on comparative effectiveness research, both by private payers and by government agencies. To the extent other drugs or therapies are found to be more effective than our non-OTC products, payers may elect to cover such therapies in lieu of our products or reimburse our non-OTC products at a lower rate.

The effects of economic and political pressure to lower pharmaceutical prices are a major threat to the economic viability of new research-based pharmaceutical products, and any development along these lines could materially and adversely affect our prospects.

Emphasis on managed care in the U.S. has increased and we expect this will continue to increase the pressure on pharmaceutical pricing. Coverage policies and third-party reimbursement rates may change at any time. Even if favorable coverage and reimbursement status is attained for one or more products for which we receive regulatory approval, less favorable coverage policies and reimbursement rates may be implemented in the future.

Any development along these lines could materially and adversely affect our prospects. We are unable to predict what legislative or regulatory changes relating to the healthcare industry, including without limitation any changes affecting governmental and/or private or third-party coverage and reimbursement, may be enacted in the future, or what effect such legislative or regulatory changes would have on our business.

If we obtain FDA approval for any of our product candidates, we will be subject to various federal and state fraud and abuse laws; these laws may impact, among other things, our proposed sales, marketing and education programs. Fraud and abuse laws are expected to increase in breadth and in detail, which will likely increase our operating costs and the complexity of our programs to insure compliance with such enhanced laws.

If we obtain FDA approval for any of our product candidates and begin commercializing those products in the U.S., our operations may be directly, or indirectly through our customers, distributors, or other business partners, subject to various federal and state fraud and abuse laws, including, without limitation, anti-kickback statutes and false claims statutes which may increase our operating costs. These laws may impact, among other things, our proposed sales, marketing and education programs.

If our operations are found to be in violation of any of the federal and state fraud and abuse laws or any other governmental regulations that apply to us, we may be subject to criminal actions and significant civil monetary penalties, which would adversely affect our ability to operate our business and our results of operations.

If our operations are found to be in violation of any of the federal and state fraud and abuse laws, including, without limitation, anti-kickback statutes and false claims statutes or any other governmental regulations that apply to us, we may be subject to penalties, including criminal and significant civil monetary penalties, damages, fines, imprisonment, exclusion from participation in government healthcare programs, and the curtailment or restructuring of our operations, any of which could adversely affect our ability to operate our business and our results of operations. To the extent that any of our product candidates are ultimately sold in a foreign country, we may be subject to similar foreign laws and regulations, which may include, for instance, applicable post-marketing requirements, including safety surveillance, anti-fraud and abuse laws, and implementation of corporate compliance programs and reporting of payments or transfers of value to healthcare professionals.

We face business disruption and related risks resulting from the recent pandemic of COVID-19, which could have a material adverse effect on our business plan.

Our supply chain and the development of our product candidates could be disrupted and materially adversely affected by the recent outbreak of COVID-19. As a result of measures imposed by the governments in affected regions, businesses and schools have been suspended due to quarantines intended to contain this outbreak. We are still assessing our business plans and the impact COVID-19 may have on our supply chain and ability to conduct our clinical trials, but there can be no assurance that this analysis will enable us to avoid part or all of any impact from the spread of COVID-19 or its consequences, including downturns in business sentiment generally. The extent to which the COVID-19 pandemic and global efforts to contain its spread will impact our operations will depend on future developments, which are highly uncertain and cannot be predicted at this time, and include the duration, severity and scope of the pandemic and the actions taken to contain or treat the COVID-19 pandemic.

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Risks Related to our Intellectual Property

We may incur substantial costs as a result of litigation or other proceedings relating to patent and other intellectual property rights.

A third party may sue us or one of our strategic collaborators for infringing its intellectual property rights. Likewise, we may need to resort to litigation to enforce licensed rights or to determine the scope and validity of third-party intellectual property rights.

The cost to us of any litigation or other proceeding relating to intellectual property rights, even if resolved in our favor, could be substantial, and the litigation would divert our efforts. Some of our competitors may be able to sustain the costs of complex patent litigation more effectively than we can because they have substantially greater resources. If we do not prevail in this type of litigation, we or our strategic collaborators may be required to pay monetary damages; stop commercial activities relating to the affected products or services; obtain a license in order to continue manufacturing or marketing the affected products or services; or attempt to compete in the market with a substantially similar product.

Uncertainties resulting from the initiation and continuation of any litigation could limit our ability to continue some of our operations. In addition, a court may require that we pay expenses or damages, and litigation could disrupt our commercial activities.

Any inability to protect our intellectual property rights could reduce the value of our products and brands, which could adversely affect our financial condition, results of operations and business.

Our business is partly dependent upon our trademarks, trade secrets, copyrights and other intellectual property rights. Effective intellectual property rights protection, however, may not be available under the laws of every country in which we and our sub-licensees may operate. There is a risk of certain valuable trade secrets, beyond what is described publicly in patents, being exposed to potential infringers. Regardless of our technology being protected by patents or otherwise, there is a risk that other companies may employ the technology without authorization and without recompensing us.

The efforts we have taken to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our intellectual property rights could harm our business or our ability to compete. In addition, protecting our intellectual property rights is costly and time consuming. There is a risk that we may have insufficient resources to counter adequately such infringements through negotiation or the use of legal remedies. It may not be practicable or cost effective for us to fully protect our intellectual property rights in some countries or jurisdictions. If we are unable to successfully identify and stop unauthorized use of our intellectual property, we could lose potential revenue and experience increased operational and enforcement costs, which could adversely affect our financial condition, results of operations and business.

The intellectual property behind our products may include unpublished know-how as well as existing and pending intellectual property protection. All intellectual property protection eventually expires, and unpublished know-how is dependent on key individuals.

The commercialization of our licensed products is partially dependent upon know-how and trade secrets held by certain individuals working with and for us. Because the expertise runs deep in these few individuals, if something were to happen to any or all of them, the ability to properly manufacture our products without compromising quality and performance could be diminished greatly.

Knowledge published in the form of any future intellectual property has finite protection, as all patents and trademarks have a limited life and an expiration date. While continuous efforts will be made to apply for patents and trademarks if appropriate, there is no guarantee that additional patents or trademarks will be granted. The expiration of patents and trademarks relating to our products may hinder our ability to sub-license or sell our products for a long period of time without the development of a more complex licensing strategy.

If we are not able to adequately protect our intellectual property, then we may not be able to compete effectively, and we may not be profitable.

Our existing proprietary rights may not afford remedies and protections necessary to prevent infringement, reformulation, theft, misappropriation and other improper use of our products by competitors. We own the formulations contained in our products and we consider these product formulations to be our critical proprietary property, which must be protected from competitors. Although trade secret, trademark, copyright and patent laws generally provide a certain level of protection, and we attempt to protect ourselves through contracts with manufacturers of our products, we may not be successful in enforcing our rights. In addition, enforcement of our proprietary rights may require lengthy and expensive litigation. We have attempted to protect some of the trade names and trademarks used for our products by registering them with the U.S. Patent and Trademark Office, but we must rely on common law trademark rights to protect our unregistered trademarks. Common law trademark rights do not provide the same remedies as are granted to federally registered trademarks, and the rights of a common law trademark are limited to the geographic area in which the trademark is actually used. Our inability to protect our intellectual property could have a material adverse impact on our ability to compete and could make it difficult for us to achieve a profit.

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Risks Related to this Offering and Our Securities

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company” as defined in the JOBS Act, and we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. We cannot predict whether investors will find our common stock less attractive if we rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

The requirements of being a public company may strain our resources and distract our management, which could make it difficult to manage our business, particularly after we are no longer an “emerging growth company.”

Following the completion of this offering, we will be required to comply with various regulatory and reporting requirements, including those required by the SEC. Complying with these reporting and other regulatory requirements will be time-consuming and will result in increased costs to us and could have a negative effect on our results of operations, financial condition or business.

As a public company, we will be subject to the reporting requirements of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) and the requirements of the Sarbanes-Oxley Act. These requirements may place a strain on our systems and resources. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls over financial reporting. To maintain and improve the effectiveness of our disclosure controls and procedures, we will need to commit significant resources, hire additional staff and provide additional management oversight. We will be implementing additional procedures and processes for the purpose of addressing the standards and requirements applicable to public companies. Sustaining our growth also will require us to commit additional management, operational and financial resources to identify new professionals to join our firm and to maintain appropriate operational and financial systems to adequately support expansion. These activities may divert management’s attention from other business concerns, which could have a material adverse effect on our results of operations, financial condition or business.

As an “emerging growth company” as defined in the JOBS Act, we intend to take advantage of certain temporary exemptions from various reporting requirements including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. We may also delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies, as permitted by the JOBS Act.

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There is currently no public market for our common shares or Warrants and none may develop following this offering.

There is currently no public market for our common shares or Warrants. The offering price has been determined by negotiation among us and the underwriters. We cannot predict the price at which our common shares and Warrants will trade upon the closing of this offering, and there can be no assurance that an active and liquid trading market will develop after this offering or, if developed, that such a market will be sustained at the offering price. In addition, if an active public market does not develop or is not maintained, holders of our common shares and Warrants may have difficulty selling their shares and Warrants.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds and may spend or invest these proceeds in a way with which our stockholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

Investors may have difficulty in reselling their shares and Warrants due to the lack of public market for our securities.

There is currently no public market for our securities. While we intend to apply to list our common stock and Warrants on the Nasdaq Capital Market, there is no guarantee that our securities will ever trade on any listed exchange or be quoted on the pink sheets, the OTCQB or the OTCQX marketplaces. If in the future our securities do become tradeable, there is no guarantee that any significant market for our securities will ever develop. Further, the state securities laws may make it difficult or impossible to resell our shares in certain states. Accordingly, our securities should be considered highly illiquid.

We will be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. Our common stock is a “penny stock”, and we are subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule”. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

Absent continuing listing on the NASDAQ Capital Market, we do not anticipate that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

Our management has limited experience in managing the day- to-day operations of a public company and, as a result, we may incur additional expenses associated with the management of our Company.

The management team is responsible for the operations and reporting of the Company. The requirements of operating as a public company are many and sometimes difficult to navigate. This may require us to obtain outside assistance from legal, accounting, investor relations, or other professionals that could be more costly than planned. If we lack cash resources to cover these costs of being a public company in the future, our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our stock price and adversely affect our potential results of operations, cash flow and financial condition after we commence operations.

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Compliance with changing corporate governance regulations and public disclosures may result in additional risks and exposures.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and new regulations from the SEC, have created uncertainty for public companies such as ours. These laws, regulations, and standards are subject to varying interpretations in many cases, and as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. As a result, our efforts to comply with evolving laws, regulations, and standards have resulted in, and are likely to continue to result in, increased expense and significant management time and attention.

Certain of our stockholders hold a significant percentage of our outstanding voting securities, which could reduce the ability of minority stockholders to effect certain corporate actions.

Our officers and directors are the beneficial owners of approximately 65% our outstanding voting securities. As a result, they possess significant influence over our elections and votes. As a result, their ownership and control may have the effect of facilitating and expediting a future change in control, merger, consolidation, takeover or other business combination, or encouraging a potential acquirer to make a tender offer. Their ownership and control may also have the effect of delaying, impeding, or preventing a future change in control, merger, consolidation, takeover or other business combination, or discouraging a potential acquirer from making a tender offer.

If securities or industry analysts publish inaccurate or unfavorable research about our business, our stock price could decline.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. Once our common stock is quoted, if one or more of the analysts who cover us downgrade our common stock or publish inaccurate or unfavorable research about our business, our common stock price would likely decline.

The Warrants are speculative in nature.

The Warrants offered hereby do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of common stock at a fixed price. Specifically, commencing on the date of issuance, holders of the Warrants may exercise their right to acquire the common stock and pay an exercise price of $8.50, or 113% of the public offering price of a Unit. Moreover, following this offering, the market value of the Warrants is uncertain and there can be no assurance that the market value of the Warrants will equal or exceed their public offering price. Furthermore, each Warrant will expire five (5) years from the original issuance date. In the event our common stock price does not exceed the exercise price of the Warrants during the period when the Warrants are exercisable, the Warrants may not have any value.

Holders of the Warrants will have no rights as a common stockholder until they acquire our common stock.

Until you acquire shares of our common stock upon exercise of your Warrants, you will have no rights with respect to shares of our common stock issuable upon exercise of your Warrant. Upon exercise of your Warrant, you will be entitled to exercise the rights of a common stockholder as to the security exercised only as to matters for which the record date occurs after the exercise.

There is no established market for the Warrants to purchase shares of our common stock being offered in this offering.

There is no established trading market for the Warrants and we do not expect a market to develop. Although we have applied to list the Warrants on The NASDAQ Capital Market there can be no assurance that there will be an active trading market for the warrants. Without an active trading market, the liquidity of the warrants will be limited.

Provisions of the Warrants offered by this prospectus could discourage an acquisition of us by a third party.

In addition to the discussion of the provisions of our certificate of incorporation, our bylaws, certain provisions of the Warrants offered by this prospectus could make it more difficult or expensive for a third party to acquire us. The Warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the Warrants. These and other provisions of the Warrants offered by this prospectus could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends on our common stock in the foreseeable future.

Purchasers of our common stock may experience immediate dilution and/or future dilution.

Investors purchasing shares in this offering will incur an immediate and substantial dilution in the net tangible book value per share of $6.85 from the initial public offering price of $7.50 per Unit (See the “Dilution” section of this prospectus). We are authorized to issue up to 100,000,000 shares of common stock, of which 6,893,000 shares were issued and outstanding as of December 31, 2019. In addition, there are 1,158,000 warrants outstanding to purchase shares of common stock at $0.50 per share which expire on November 1, 2020 and options to purchase 224,660 shares of common stock of which 75,000 have an exercise price of $3.00 and 149,660 have an exercise price of $0.25. The options expire between March 2024 and April 2025. Our Board has the authority to cause us to issue additional shares of common stock without consent of any of our stockholders and there are is a class of preferred stock that may be converted to common stock. Consequently, the common stockholders may experience dilution in their ownership of our stock in the future and as a result of this offering.

Our Second Amended and Restated Certificate of Incorporation contains an exclusive forum provision for certain claims, which could limit our stockholders' ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.

Our Second Amended and Restated Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, New York shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee, or agent of the Company to the Company or the Company’s shareholders or (c) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said court having personal jurisdiction over the indispensable parties named as defendants therein. This provision may limit a shareholder's ability to bring a claim in a judicial forum that it finds favorable for disputes with the company and its directors, officers, or other employees and may discourage lawsuits with respect to such claims. This provision does not apply to actions arising under the Exchange Act or Securities Act.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Such statements include statements regarding our expectations, hopes, beliefs or intentions regarding the future, including but not limited to statements regarding our market, strategy, competition, development plans (including acquisitions and expansion), financing, revenues, operations, and compliance with applicable laws. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement.

This prospectus contains forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among other things:

Factors that might cause these differences include the following:

•	We will need a significant amount of capital to carry out our proposed business plan and, unless we are able to raise sufficient funds or generate sufficient revenues, we may be forced to discontinue our operations.
•	If we are unable to keep up with rapid technological changes, our products may become obsolete.
•	If we are unable to develop and maintain our brand and reputation for our product offerings, our business and prospects could be materially harmed.
•	We are subject to government regulation, and unfavorable changes could substantially harm our business and results of operations.
•	We depend heavily on key personnel, and turnover of key senior management could harm our business.
•	We do not have and may never have any approved products on the market. Our business is highly dependent upon receiving approvals from various U.S. and International governmental agencies and will be severely harmed if we are not granted approval to manufacture and sell our product candidates.
•	Commercial success of our non-OTC product candidates will depend on the acceptance of these products by physicians, payers, and patients.
•	Laws and regulations affecting the CBD industry are evolving under the Farm Bill, FDA and other regulatory authorities and changes to any regulation may materially affect our products containing hemp-derived CBD oil.
•	Possible yet unanticipated changes in federal and state law could cause any of our current products, as well as products that we intend to launch, containing hemp-derived CBD oil to be illegal, or could otherwise prohibit, limit or restrict any of our products containing CBD.
•	Possible decrease in supply and demand of our products due to global pandemics, such as the novel coronavirus, COVID-19.

All forward-looking statements in this document are made as of the date hereof, based on information available to us as of the date hereof, and we assume no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise after the date of this prospectus, except where applicable law requires us to update these statements. Market data used throughout this prospectus is based on published third party reports or the good faith estimates of management, which estimates are based upon their review of internal surveys, independent industry publications and other publicly available information. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

In addition, in this prospectus, we use words such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” and similar expressions to identify forward-looking statements.

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USE OF PROCEEDS

We expect the net proceeds from this offering to be approximately $6,450,000, or approximately $7,485,000 if the underwriters exercise their option to purchase additional shares in full, assuming an initial public offering price of $7.50 per Unit and after deducting estimated underwriting discounts and commissions and estimated offering expenses of approximately $337,500, in the aggregate, as well as a 1.5% non-accountable expense allowance of $112,500.

Each $1.00 increase (decrease) in the assumed initial public offering price of $7.50 per Unit would increase (decrease) the net proceeds to us by approximately $1,000,000, assuming that the number of Units offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the estimated underwriting discounts and commissions.

We intend to use the net proceeds from this offering as follows:

•	Development of CaniDermRX product candidate for the treatment of eczema- $2,355,000[1]
•	Development of CaniDermRX product candidate for the treatment of burns and skin cancer - $250,000[2]
•	Development of CaniSun SPF 30 Lip Balm - $5,000[3]
•	Development of CaniSun sunscreen lotions (SPF 30, 50 and 55) - $8,000[3]
•	Development of CaniSun mineral-based sunscreen lotions (SPF 30 and 50) - $16,000[3]
•	Development of CaniSun CBD-infused SPF 15 sunscreen lotion - $7,500[3]
•	Development of CaniSkin CBD-infused moisturizing face serum - $5,000[3]
•	Payroll and external labor costs - $250,000
•	Working Capital - $2,553,500
•	Acquisition of Magical Beasts LLC - $1,000,000[4]

[1] Includes the costs of performing and completing the development and testing of the CaniDermRX product candidate for the treatment of eczema. Includes preparation and testing for a pre-IND application and submission, as well as phase I and II clinical trials for the treatment of eczema. We believe that the proceeds from this offering will allow us to complete the Phase I/II clinical trial for this product candidate.

2 We believe that the proceeds from this offering will allow us to establish collaborative research programs and complete preclinical development of this product candidate.

3 We believe that the proceeds from this offering will allow us to complete formulation and development of the product candidate.

4As part of the consideration paid to acquire Magical Beasts, LLC (see “Recent Developments” on page 32) we issued a non-interest bearing promissory note payable at the earlier of a) the closing of any initial public offering of the Company or b) December 31, 2020. For financial reporting purposes, the note was discounted at an annual rate of 12% and recorded as $950,427 on the closing date.

We believe that the proceeds from this offering dedicated to product development will allow us to complete our intended clinical study of its CaniDermRX treatment for atopic dermatitis (eczema). The estimated use of proceeds is preliminary and subject to change. We cannot specify with certainty all of the particular uses for the net proceeds to be received upon the closing of this offering. Due to uncertainties inherent in the development process of our OTC products and non-OTC products, it is difficult to estimate the exact amount of net proceeds that will be used for any particular purpose. The amount, allocation and timing of our actual expenditures will depend upon numerous factors, including the results of our research and development efforts and the timing of regulatory submissions. Accordingly, we will have broad discretion in using these net proceeds.

Pending the use of the net proceeds of this offering, we plan to invest the net proceeds from this offering in short-term, interest-bearing, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

We would receive additional gross proceeds of $8,500,000 if all of the Warrants included in the Units are exercised, assuming no exercise of the underwriters’ over-allotment option. We intend to use any such proceeds for working capital and general corporate purposes. General corporate purposes may include capital expenditures.

We will pay all of our own expenses and certain expenses of the underwriters related to this offering. See “Underwriting” on page 44.

DIVIDEND POLICY

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

CAPITALIZATION

The following table sets forth our cash and cash equivalents as of June 30, 2020:

•	on an actual basis; and

•	on an adjusted basis after giving effect to the sale of Units in this offering at an assumed initial offering price of $7.50 per Unit.

You should read the following table in conjunction with the “Use of Proceeds” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of this prospectus and our consolidated financial statements and related notes appearing elsewhere in this prospectus.

	As of June 30, 2020
	Actual (unaudited)	Proforma (unaudited)(1)(2)

Cash	$301,868	$6,951,868
Debt	2,295,455	2,295,455
Stockholders’ equity:
Preferred stock, par value $0.001 per share, 100,000 shares authorized, 0 outstanding
Common stock, par value $0.001 per share, 100,000,000 shares authorized, 6,893,000 shares outstanding (actual), 7,893,000 shares outstanding (pro forma)	6,893	7,893
Common stock payable	325,000	325,000
Additional paid-in capital	1,236,282	7,885,282
Accumulated deficits	(1,900,369)	(1,900,369)
Total stockholder’s equity	(332,194)	6,317,806
Total capitalization	$1,963,261	$8,613,261

1.	Pro forma amounts reflect the sale of 1,000,000 shares of our common stock included in the Units to be sold in this offering at an assumed initial public offering price of $7.50 per Unit, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses and assumes no exercise by the underwriters of their option to purchase 150,000 additional shares of common stock and/or 150,000 Warrants to cover over-allotments.

2.	Assumes no exercise of the Warrants included in the Units and no exercise of the options to purchase 224,660 shares of common stock outstanding as of June 30, 2020.

Each $1.00 increase (decrease) in the assumed initial public offering price of $7.50 per Unit would increase (decrease) the net proceeds to us by approximately $1,000,000, assuming that the number of Units offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the estimated underwriting discounts and commissions.

If the underwriters exercise their option to purchase additional shares in full, pro forma cash, additional paid-in capital, total stockholders’ (deficit) equity, total capitalization and shares of common stock outstanding as of June 30, 2020 would be $7,964,368, $8,897,632, $7,330,306 and 8,043,000  shares, respectively.

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DILUTION

If you invest in our Units in this offering, your interest will be diluted to the extent of the difference between the initial public offering price per Unit and the pro forma net tangible book value per share of our common stock immediately after this offering. The net tangible book value of our common stock as of June 30, 2020 was $(1,555,345), or $(0.23) per share. Net tangible book value per share represents our total tangible assets (which were total assets of $1.963,261 less intangible assets of 1,223,151 at June 30, 2020) less our total liabilities, divided by the number of shares of outstanding common stock (after adjusting for the stock split of the shares of existing stockholders).

After giving effect to the receipt of the net proceeds from our sale of Units in this offering, at an assumed initial public offering price of $7.50 per Unit, after deducting the estimated underwriting discounts and commissions and estimated offering expenses, our pro forma net tangible book value as of June 30, 2020 would have been approximately $5,094,655 or $0.65 per share. This amount represents an immediate increase in pro forma net tangible book value of $0.87 per share to our existing stockholders and an immediate dilution of $6.85 per share to new investors participating in this offering.

We determine dilution per share to investors participating in this offering by subtracting pro forma net tangible book value per share after this offering from the assumed initial public offering price per Unit paid by investors participating in this offering. The following table illustrates this dilution on a per share basis to new investors:

Assumed initial public offering price per Unit	$7.50
Net tangible book value per share as of June 30, 2020	$(0.23)
Increase per share to existing stockholders attributable to investors in this offering	$0.87
Pro forma net tangible book value per share, to give effect to this offering	0.65
Dilution in net tangible book value per share to new investors in this offering	$6.85

Each $1.00 increase (decrease) in the assumed initial public offering price of $7.50 per Unit would increase (decrease) the net proceeds to us by approximately $1,000,000, assuming that the number of Units offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the estimated underwriting discounts and commissions.

The pro forma information discussed above is illustrative only and will change based on the actual initial public offering price, number of shares and other terms of this offering determined at pricing.

If the underwriters exercise their option to purchase additional shares of common stock and/or Warrants to purchase additional shares of common stock in this offering in full at the assumed initial public offering price of $7.50 per Unit and assuming the number of Units offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting estimated underwriting discounts and commissions and estimated offering expenses, the pro forma net tangible book value would be approximately $0.76 per share, and the dilution in pro forma net tangible book value per share to investors in this offering would be approximately $6.74 per share.

The table below summarizes as of June 30, 2020, adjusted pro forma basis described above, the number of shares of our common stock, the total consideration and the average price per share (i) paid to us by existing stockholders and (ii) to be paid by new investors purchasing Units in this offering at an assumed initial public offering price of $7.50 per Unit, before deducting underwriting discounts and commissions and estimated offering expenses.

	Shares Purchased		Total Consideration
	Number	Percent	Amount	Percent	Average Price Per Share
Existing stockholders	6,893,000	87.33%	$1,006,500	11.83%	$0.15
New investors	1,000,000	12.67%	$7,500,000	88.17%	$7.50
Total	7,893,000	100.00%	$8,506,500	100.00%	$1.08

In addition, if the underwriters exercise their option to purchase additional shares of common stock and/or Warrants to purchase shares of common stock in full, the percentage of shares held by existing stockholders will be reduced to 85.70% of the total number of shares of common stock to be outstanding upon the closing of this offering, and the number of shares of common stock held by new investors participating in this offering will be further increased by 150,000 shares, or 14.30% of the total number of shares of common stock to be outstanding upon the closing of this offering.

Each $1.00 increase (decrease) in the assumed initial public offering price of $7.50 per Unit would increase (decrease) the net proceeds to us by approximately $1,000,000, assuming that the number of Units offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the estimated underwriting discounts and commissions.

The total number of shares of our common stock reflected in our actual and pro forma information set forth in the table above excludes:

•	Exercise by the underwriters of their option to purchase 150,000 additional shares of common stock and/or 150,000 Warrants to cover over-allotments;
•	1,158,000 shares of common stock exercisable at $0.50 per share under outstanding warrants which expire on November 1, 2020;
•	Options to purchase 224,660 shares of common stock of which 75,000 have an exercise price of $3.00 and 149,660 have an exercise price of $0.25. The options expire between March 2024 and April 2025;
•	Exercise of the Warrants included in the Units; and
•	Conversion of outstanding convertible promissory notes.

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DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock and the provisions of our second amended and restated certificate of incorporation and our amended and restated bylaws are summaries and are qualified by reference to the second amended and restated certificate of incorporation and the amended and restated bylaws. We have filed copies of these documents with the SEC as exhibits to our registration statement of which this prospectus forms a part.

General

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share, and 100,000 shares of preferred stock, par value $0.001 per share.

Common Stock

Common stock outstanding

As of June 30, 2020, there were 6,893,000 shares of our common stock outstanding.

Voting rights

Subject to the rights granted to holders of any preferred stock issued by us, each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of stockholders. The holders are not permitted to vote their shares cumulatively.

Dividend rights

Subject to the rights granted to holders of any preferred stock issued by us, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board out of funds legally available.

Rights upon liquidation

Subject to the rights granted to holders of any preferred stock issued by us, upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities.

Other rights

Holders of our common stock do not have any pre-emptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions.

Preferred Stock

Under the terms of our second amended and restated certificate of incorporation, our Board is authorized to issue shares of preferred stock in one or more series without stockholder approval.  Our Board has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The purpose of authorizing our Board to issue preferred stock and determination its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances.  The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock.

Warrants

During 2018 and 2019, the Company conducted a private placement in which it entered into individual subscription agreements with certain investors for the sale of units at a price per unit of $0.25, with each unit consisting of one share of common stock and one two-year warrant to purchase one share of common stock at an exercise price of $0.50 per share. During the fourth quarter of 2018, we sold 958,000 units. During the year ended December 31, 2019, we sold 200,000 additional units. As of June 30, 2020, the total warrants outstanding was 1,158,000.

Options

During 2019, four of our Directors, Dr. Alila, Mr. Glynn, Mr. Melton and Mr. Young, each entered into an Independent Director’s Agreement. In connection with the agreements, the Directors were granted stock options to purchase a total of 141,330 shares of the Company’s common stock. The exercise price ranges from $0.25 to $3.00 and are exercisable for three years from the date of grant. The fair value of these options was measured using the Black-Scholes valuation model at the grant date. The relative fair value of the 2019 options totals $32,904.

During the three months ended March 31, 2020, certain Directors were granted stock options to purchase a total of 83,330 additional shares of the Company’s common stock. The relative fair value of the 2020 options using the Black-Scholes valuation model totals $47,159.

Anti-Takeover Effects

Our second amended and restated certificate of incorporation and amended and restated bylaws will include a number of provisions that may have the effect of delaying, deferring or preventing a party from acquiring control of us and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our Board rather than pursue non-negotiated takeover attempts. The provisions include the items described below.

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Potential Effects of Authorized but Unissued Stock

We have shares of common stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions or payment as a dividend on the capital stock.

The existence of unissued and unreserved common stock and preferred stock may enable our Board to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, our Board has the discretion to determine designations, rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock, all to the fullest extent permissible under the Delaware General Corporation Law and subject to any limitations set forth in our second amended and restated certificate of incorporation. The purpose of authorizing the Board to issue preferred stock and to determine the rights and preferences applicable to such preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible financings, acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of our outstanding voting stock.

Limitations of Director Liability and Indemnification of Directors, Officers and Employees

Our second amended and restated certificate of incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors.

Our amended and restated bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by law, and may indemnify employees and other agents. Our amended and restated bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding.

We currently do not have a policy of directors’ and officers’ liability insurance but intend to obtain such a policy in the near future.

Our amended and restated bylaws, subject to the provisions of Delaware Law, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he or she reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 as amended, or the Securities Act, may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

The limitation of liability and indemnification provisions in our amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might provide a benefit to us and our stockholders. Our results of operations and financial condition may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

At present, there is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

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Requirements for Advance Notification of Stockholder Nominations and Proposals

Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors.

Limits on Special Meetings

Special meetings may be called for any purpose and at any time by the Chairman of the Board, the President (if there be one) or by any member of the Board. Business transacted at each special meeting shall be confined to the purposes stated in the notice of such meeting.

Election and Removal of Directors

Our Board is elected annually by our stockholders. The number of directors that shall constitute the whole Board shall not be less than three (3) nor more than seven (7) directors. Directors are elected by a plurality of the votes of shares of our capital stock present in person or represented by proxy at a meeting and entitled to vote in the election of directors. Each director shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal.

Newly created directorships resulting from any increase in the number of directors or any vacancies in the Board resulting from death, resignation, retirement, disqualification, removal from office or any other cause may be filled, so long as there is at least one remaining director, only by the Board, provided that a quorum is then in office and present, or by a majority of the directors then in office, if less than a quorum is then in office, or by the sole remaining director. Directors elected to fill a newly created directorship or other vacancies shall hold office until such director’s successor has been duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

Any director may be removed from office at any time for cause, at a meeting called for that purpose, but only by the affirmative vote of the holders of at least 66-2/3% of the voting power of all outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class.

Our second amended and restated certificate of incorporation and amended and restated bylaws do not provide for cumulative voting in the election of directors.

Amendments to Our Governing Documents

The affirmative vote of the holders of at least 66-2/3% of the voting power of all outstanding shares of our capital stock entitled to vote generally in the election of directors, shall be required to adopt any provision inconsistent with, to amend or repeal any provision of, or to adopt a bylaw inconsistent with, Articles Two, Seven, Eight and Nine of our Second Amended and Restated Certificate of Incorporation.

Our amended and restated bylaws may be amended or repealed and new bylaws may be adopted by the stockholders and/or the Board. Any bylaws adopted, amended or repealed by the Board may be amended or repealed by the stockholders.

Listing

We intend to apply to list our common stock and Warrants on the Nasdaq Capital Market under the symbols “JUPW” and “JUPWW”. No assurance can be given that our application will be approved.

Transfer Agent, Warrant Agent and Registrar

The transfer agent and registrar for our common stock and warrant agent for the Warrants offered in this offering is VSTOCK Transfer, LLC.

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DESCRIPTION OF SECURITIES WE ARE OFFERING

Units

We are offering the Units at the initial offering price of $7.50 per Unit. Each Unit consists of one share of our common stock and a Warrant to purchase one share of our common stock at an exercise price equal to $8.50, which is 113% of the public offering price of the Units. The shares of common stock and Warrants may be transferred separately immediately upon issuance.

Common Stock

The material terms and provisions of our common stock are described under the caption “Description of Our Capital Stock” in this prospectus.

Warrants

Warrants to Be Issued in the Offering

The following summary of certain terms and provisions of the Warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant agent agreement between us and VStock Transfer, LLC, as warrant agent, and the form of Warrant, both of which are filed as exhibits to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the warrant agent agreement, including the annexes thereto, and form of Warrant.

Exercisability. The Warrants are exercisable at any time after their original issuance and at any time up to the date that is five years after their original issuance. The Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance of the shares of common stock underlying the Warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may, in its sole discretion, elect to exercise the Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Warrant. No fractional shares of common stock will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Exercise Limitation. A holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days following notice from the holder to us.

Exercise Price. The exercise price per whole share of common stock purchasable upon exercise of the Warrants is $8.50 per share, which is 113% of public offering price of the common stock. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability. Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. We have applied list our common stock and the Warrants on The NASDAQ Capital Market under the symbols “JUPW,” and “JUPWW,” respectively.

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Warrant Agent. The Warrants will be issued in registered form under a warrant agent agreement between VStock Transfer, LLC, as warrant agent, and us. The Warrants shall initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company (DTC) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a Warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the Warrant.

Governing Law. The Warrants and the warrant agent agreement are governed by New York law.

Representative’s Warrants

Please see “Underwriting — Underwriters’ Warrants” for a description of the warrants we have agreed to issue to the representative of the underwriters in this offering, subject to the completion of the offering. We expect to enter into a warrant agreement in respect of the representative’s warrants prior to the closing of this offering.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the section titled “Selected Consolidated Financial and Other Data” and the consolidated financial statements and related notes thereto included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed below. Factors that could cause or contribute to such differences include, but are not limited to, those identified below and those discussed in the section titled “Risk Factors” included elsewhere in this prospectus.

Overview

We are a cutting-edge wellness CBD consumer product development company. We are in the early stage of manufacturing, distributing, and marketing a diverse line of consumer products infused with hemp-derived cannabidiol or CBD. We have a proprietary, trademarked line of products: CaniSun, CaniSkin and CaniDermRX. Under the CaniSun brand name, we are marketing three proprietary CBD-infused sun care lotion formulas containing various SPF’s that we have developed using our own intellectual property rights. Under the CaniDermRX brand, we are exploring formulations of CBD with over-the-counter, or OTC, consumer products that have potentially therapeutic and medical applications. Specifically, we are exploring the use of such topical solutions for the treatment of eczema, dermatitis, and actinic keratosis, a non-prescription lotion/lip balm for the treatment of symptoms of cold sores, and a prescription product for the treatment of burns. The CaniDermRX topical solution for the treatment of eczema dermatitis is the lead product candidate and will be initially tested in humans as an investigational cosmetic ingredient followed by clinical trials subject to the regulations of the FDA under an investigational new drug, or IND, application. In parallel, we plan to initiate the development of other products. We are also actively seeking to acquire or license products in the OTC skin care market that can be infused with CBD and marketed under our CaniSkin and CaniDermRX brand names.

There can be no assurances that we will acquire or enter into such partnership or licensing agreements.

The endocannabinoid system, which is a body system affected by CBD, plays a pivotal role in maintaining a healthy skin through modulating pain sensation, cell proliferation and inflammation. Our strategy for treatment of skin indications is, therefore, to focus on the use of CBD containing topical formulations and to explore potential combinations of CBD and other agents that may augment and act synergistically with CBD. We will explore this strategy by conducting controlled clinical trials to try to ultimately gain FDA approval for specific indications.

CaniSun Brand

We developed a CBD-infused sunscreen with broad-spectrum SPF protection. We have completed lab testing for CBD solubility-infusing clear, colorless, odorless, and 99.5% pure CBD isolated with three different sun care active ingredients, homosalate, octisalate and octocrylene, which have already been approved by the FDA. The CBD-infused sun care market is fairly nascent in the United States; we believe that there are currently no major competitors in the category. We see an opportunity to become the leading manufacturer of CBD-infused sun care products, marketing the CaniSun brand through an extensive digital and social media awareness campaign. We announced the launch of our CaniSun sun care line of SPF 30, SPF 50 and SPF 55 face lotion on June 6, 2019. We also sell our CBD-infused lip balm and CBD-infused SPF 30 sunscreen spray on our website Canisun.com.

We currently have additional CaniSun products in various stages of development as follows:

i)	CBD-infused SPF 30 Lip Balm;
ii)	CBD-infused SPF 15 sunscreen lotion; and
iii)	Mineral-based sunscreen lotions (SPF 30 and 50).

All of the products listed above are in the developmental stage, whereby we are finalizing the formula to be used in each product, respectively. For CBD-infused product candidates in development, such as our CBD-infused SPF 30 Lip Balm and CBD-infused SPF 15 sunscreen lotion, we have already identified the sun care active ingredient formula (which has already been FDA approved) to be infused with CBD. Once the respective formulas for each of our products are created, the product candidates will undergo three months of stability testing. Provided that the product candidates pass the stability testing, we intend to sell the products on our CaniSun website. The formula for our mineral-based sunscreen lotion (SPF 30 and 50) (product iii) above) includes certain minerals instead of chemicals typically used in sunscreen lotions.

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Overall, we believe that our currently offered sunscreen products comply with the FDA Final Rule for sunscreen products under 21 CFR 352 Sunscreen products for Over-the-Counter Human Use. Therefore, we believe that our sunscreen products fall within the FDA monograph and that premarket approval and testing is not required. Our products have been tested for SPF Evaluation (SPF rating), Critical Wave Length (Broad Spectrum claim) and Water Resistance, each of which is defined within the monograph and labeled accordingly.

All of the test on these products is standard testing for suncare products. Such testing protocols are not intended to test for any effects of adding CBD. In addition to these tests that were conducted to support the claims on the package, each batch is also tested for appearance, color, odor, pH, viscosity, specific gravity, analytical for the sunscreen active ingredients, and microbial content testing.

Our products are tested each time they are manufactured. DCR Labs manufactures our products and has represented to us that it is compliant with the FDA’s Current Good Manufacturing Practice, or “CGMP”, regulations in accordance with 21 CFR 210/211 required for Over-the-Counter drug products. DCR Labs has self-imposed health and safety standards to ensure compliance with the FDA’s CGMPs.

We expect to continually update and expand upon our corporate website and further refine our online retail strategies on an ongoing basis. CBDBrands.net is our primary corporate website, which will serve as the primary source of information about us for investors and contain press releases, clinical trial pipeline, lab reports, blog posts, and additional information about each of our brands. We anticipate that each brand will have its own front-facing website dedicated to retail sales and brand specific information. For example, our line of sun care products, CaniSun, has its own website at CaniSun.com and allows for online retail purchase of the entire product line. As we expand our brands (CaniSkin and CaniDermRX), we anticipate utilizing the same strategy and dedicating a new e-commerce website to each brand moving forward. We are also building a website dedicated to servicing our wholesale and larger distributor clients. This website will have more information about each product and provide a central location for larger retailers to find more in-depth information about all of our brands in one place. We plan to leverage our websites with a social media presence across multiple platforms designed to utilize product reviews to increase brand loyalty, brand recognition and sales. The references to our website in this prospectus are inactive textual references only. The information on our website is neither incorporated by reference into this prospectus nor intended to be used in connection with this offering. We also see growth potential in developing retail locations. We intend to utilize cross-promotion marketing campaigns with our products and product category expansion that leverages our existing distribution channels. We have built an e-commerce platform designed to connect us directly to consumers. We use the platform to sell products, educate customers and build brand loyalty.

CaniSkin Brand and CaniDermRX Brand

We are currently developing other products such as CBD-infused skin care lotion under the CaniSkin brand. Specifically, a CBD-infused moisturizing face serum is under development. We must first finalize the formula to be used in the face serum, and, once approved, the product candidate will undergo stability testing. We intend to sell the product, provided it first passes stability testing, on our website for CaniSkin products. Additionally, we are developing innovative dermatological treatments under the CaniDermRX brand that are specialized to treat atopic dermatitis and other dermatological conditions such as burns, skin cancer and herpes cold sores, respectively. Subject to obtaining FDA approval, we intend for our experimental-stage product for the treatment of atopic dermatitis to compete with Dupixent, an FDA-approved leading treatment for atopic dermatitis, and for our experimental-stage product for the treatment of herpes cold sores to compete with Silvadene and Abreva, FDA-approved products for treating herpes cold sores. These products require more extensive testing to show with safety and efficacy.

Our first clinical indication is atopic dermatitis (eczema). We have completed manufacturing of formulations containing CBD and aspartame in an FDA-approved CGMP facility and will be initiating clinical trials of an experimental cosmetic ingredient in this indication to determine efficacy. We expect these studies to be completed in 2020 and cost approximately $120,000. We will not make any medicinal or therapeutic claims based on this trial. In parallel, we have initiated development studies to file an investigational new drug (“IND”) application for FDA regulated clinical studies in this indication. We expect the developmental studies to be completed in the third quarter of 2020 and the IND filing to be submitted in the fourth quarter of 2020. We originally anticipated developmental studies to be completed in the first quarter of 2020, however, these studies were delayed due to COVID-19. The cost of the developmental studies are estimated to be approximately $250,000.

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Plan of Operation

Management is focusing its efforts on realizing its business plan of being a consumer product development company with a proprietary, trademarked line of CBD-infused products:  CaniSun, CaniSkin and CaniDermRX.   We are in the early stage of manufacturing, distributing, and marketing a diverse line of consumer products infused with CBD.

Recent Developments

On June 21, 2019, we filed a Form 1-A Regulation A Offering Statement under the Securities Act of 1933, as amended, and subsequent amendments thereto on July 29, 2019 and August 19, 2019 (the “Form 1-A”). On September 5, 2019 the Form 1-A was qualified by the staff of the Securities and Exchange Commission. Pursuant to the Form 1-A, as of December 31, 2019, we have sold 735,000 shares of its common stock, $0.001 par value per share, at a purchase price of $1.00 per share, resulting in gross proceeds of $785,000, before deducting offerings expenses of $23,000.

Effective February 21, 2020, Jupiter Wellness Inc., a Florida corporation (“Jupiter Sub”), our wholly-owned subsidiary, entered into a membership interest purchase agreement with Magical Beasts LLC (“Magical Beasts”), a Nevada limited liability corporation, and Krista Whitley, its sole interest holder, pursuant to which Jupiter Sub acquired all of the membership interests in Magical Beasts (the “Magical Beasts Acquisition”) in exchange for the following consideration:

•	$250,000 cash at closing;
•	A $1,000,000 promissory note, payable by us, due upon the earlier of i) the closing of this offering or ii) December 31, 2020 (see “Use of Proceeds” on page 22); and
•	an option to purchase 250,000 restricted shares of our common stock at an exercise price of $1.00 per share.

In connection with the Magical Beasts Acquisition, Jupiter Sub shall enter into an executive employment agreement with Krista Whitley to act as our Director of Marketing, however, until such agreement is entered into, Jupiter Sub shall pay Krista Whitley an annual salary of $150,000.

In connection with the Magical Beasts Acquisition, on February 21, 2020, Jupiter Sub and Magical Beasts entered into a sales agency agreement (the “Sales Agency Agreement”), pursuant to which Magical Beasts and Ms. Whitley will act as a sales agent for Jupiter Sub’s products. The Sales Agency Agreement shall terminate on December 31, 2020. The Magical Beasts’ Acquisition and the Sales Agency Agreement significantly expand our sales and marketing capabilities. It has also significantly improved our web capabilities.

On February 21, 2020, Jupiter Sub entered into a sales distributor agreement (the “Distribution Agreement”) with Ayako Holdings, Inc. (“Ayako”), a Nevada corporation, pursuant to which Ayako retained Jupiter Sub as its exclusive sales and distribution agent for certain of its products. The Distribution Agreement, as extended, shall terminate on December 31, 2022. The Distribution Agreement includes an intellectual property licensing agreement (the “Licensing Agreement”) with Ayako, Magical Beasts and Happy Rat Licensing, LLC, a Nevada limited liability company, (collectively, the “Licensor”), dated February 18, 2020, pursuant to which the Licensor assigned its rights, titles, interests and claims to certain trademarks to Jupiter Wellness Marketing, Inc., as set forth in the Licensing Agreement. The Licensing Agreement lists Jupiter Wellness Marketing, Inc. as the assignee, which is the registered doing business as name for Jupiter Sub. The brands covered by the Distribution Agreement are “Bella”, “Jack”, “Felix & Ambrosia”, “fitCBD”, “Black Belt CBD”, and “Wellness CBD 1937”, which are all topical solutions containing CBD (collectively, the “Brands”).

The primary products that we started to sell pursuant to the Distribution Agreement are “1937 Comfort Cream”, “Wellness 1937 Temple Tonic”, “Felix and Ambrosia CBD Infused Heel Stick Crack” and related foot cream and a line of eye creams, anti- aging cream, anti-aging mask and “Bella Alpha C-Serum for Day”. The 1937 Comfort Cream is a vegan, non-comedogenic cream. It is formulated with a blend of natural oils including arnica, camphor, peppermint, Hawaiian cramp bark and other oils. The 8 ounce cream contains 1,000 mgs of 0% THC American grown industrial hemp derived oil. The Wellness 1937 CBD Temple Tonic is a three ounce rollerball to apply to your temple or lower neck area. It contains an oil blend that includes jojoba oil infused with guarana, peppermint, lavender, chamomile, eucalyptus, Hawaiian cramp bark and other oils. The three ounce roller contains 500 mgs of 0% THC American grown industrial hemp derived CBD. The Felix and ambrosia CBD Infused Heel Stick and foot cream is a moisturizing balm for dry, cracked heels. It is made with peppermint, lemon, aloe, tea tree oil, lavender, eucalyptus and other oils. It is infused with 0% THC American grown industrial hemp derived CBD. The antiaging eye cream, anti-aging day cream, anti-aging mask with AHA and the Bella alpha C-Serum for day products all contain a mixture of oils and are infused with 0% THC American grown industrial hemp. We have recently been selling them in a package called “Quarantine Glow Up Package” where you get one of each. Pursuant to the Distribution Agreement, Jupiter Sub also acquired all of Ayako’s current inventory of the Brands. All our current brands can be found at www.CBDCaring.com.

Beginning in March 2020, we began selling masks, gloves and hand sanitizer, in order to take advantage of our supply relationships and the demand for such products. While, this is not part of our long-term strategy, we intend to continue to pursue such opportunities in the near term while they present themselves. We have created our own 6- ounce hand sanitizer which our sun care manufacturer produces for us and we sell under our brand.

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Significant Accounting Policies and Estimates

Our management’s discussion and analysis of our financial condition and results of operations is based on our audited financial statements, which have been prepared in accordance with United States generally accepted accounting principles, or U.S. GAAP, and the rules and regulations of the Securities and Exchange Commission. The preparation of the financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements (See Note 2 to the Consolidated Financial Statements for the year ended December 31, 2019, as well as the reported revenue generated, and expenses incurred during the reporting periods. Our estimates are based on our historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions and any such differences may be material. We believe that the accounting policies discussed below are critical to understanding our historical and future performance, as these policies relate to the more significant areas involving management’s judgments and estimates.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

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Cash and Cash Equivalents

We consider all short-term investments with a maturity of three months or less when purchased to be cash and equivalents for purposes of the statement of cash flows. There were no cash equivalents as of June 30, 2020 and December 31, 2019.

Property and Equipment.

Furniture and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Maintenance and repairs are expensed as incurred.

Net Loss per Common Share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net income (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. If applicable, diluted earnings per share assume the conversion, exercise or issuance of all common stock instruments such as options, warrants, convertible securities and preferred stock, unless the effect is to reduce a loss or increase earnings per share. Warrants are not considered in the calculations for the six months ended June 30, 2020 and the year ended December 31, 2019, as the impact of the potential common shares would be to decrease the loss per share.

	For the Six Months Ended June 30, 2020	For the Year Ended December 31, 2019
Numerator:
Net (loss)	$(913,173)	$(925,462)

Denominator:
Denominator for basic earnings per share - Weighted-average common shares issued and outstanding during the period	6,893,000	6,301,219
Denominator for diluted earnings per share	6,893,000	6,301,219
Basic (loss) per share	$(0.13)	$(0.15)
Diluted (loss) per share	$(0.13)	$(0.15)

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Fair Value of Financial Instruments

The fair value of our assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Stock based compensation

We recognize compensation costs to employees under FASB Accounting Standards Codification 718 “Compensation - Stock Compensation” (“ASC 718”). Under ASC 718, companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share based compensation arrangements include stock options and warrants. As such, compensation cost is measured on the date of grant at their fair value. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant.

On October 24, 2018, the inception date (“Inception”), we adopted ASU No. 2018-07 “Compensation - Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting.” These amendments expand the scope of Topic 718, Compensation - Stock Compensation (which currently only includes share-based payments to employees) to include share-based payments issued to nonemployees for goods or services. Consequently, the accounting for share-based payments to nonemployees and employees will be substantially aligned.

The value of common stock issued or payable from Inception through June 30, 2020 were based upon the last sales price of our common stock to a third party. From January through September 2019, we had multiple sales of common stock at $0.25 per share. From September through the end of 2019, we sold our stock at $1.00 per share. Issuances and grants throughout 2019 were all based upon the last sales price for sales of our stock for cash to third parties. If and when our shares of common stock are publicly listed, we will use the closing share price on a exchange as a basis for valuing our stock grants.

Income Taxes

We account for income taxes under ASC 740 Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition. Based on our evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in our financial statements. Since we were incorporated on October 24, 2018, the evaluation was performed for 2018 tax year, which would be the only period subject to examination. We believe that our income tax positions and deductions would be sustained on audit and does not anticipate any adjustments that would result in a material changes to our financial position. Our policy for recording interest and penalties associated with audits is to record such items as a component of income tax expense.

The Company’s deferred tax asset at December 31, 2019 consists of net operating loss carry forwards calculated using federal and state effective tax rates equating to approximately $120,000 less a valuation allowance in the amount of approximately $120,000. Because of the Company’s lack of earnings history, the deferred tax asset has been fully offset by a valuation allowance in the year ended December 31, 2019. Because of our lack of earnings history, the deferred tax asset has been fully offset by a valuation allowance in the year ended December 31, 2019.

Related parties

We follow subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include a. our affiliates; b. entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. our principal owners; e. our management; f. other parties with which we may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The consolidated financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a. the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

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Recent Accounting Pronouncements

In June 2018, the FASB issued ASU 2018-07, which simplifies the accounting for nonemployee share-based payment transactions. The amendments specify that Topic 718 applies to all share-based payment transactions in which a grantor acquires goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. The Company has adopted this standard beginning January 1, 2019. The adoption of this standard did not have a significant impact on our results of operations, financial condition, cash flows, and financial statement disclosures.

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers”. The new standard provides a five-step approach to be applied to all contracts with customers and also requires expanded disclosures about revenue recognition. The ASU is effective for annual reporting periods beginning after December 15, 2017, including interim periods and is to be retrospectively applied. The adoption of this standard did not have a significant impact on our results of operations, financial condition, and cash flows. The adoption of this standard is expected to result in additional financial statement disclosures.

In February 2016, Topic 842, “Leases” was issued to replace the leases requirements in Topic 840, “Leases”. The main difference between previous GAAP and Topic 842 is the recognition of lease assets and lease liabilities by lessees for those leases classified as operating leases under previous GAAP. A lessee should recognize in the balance sheet a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. If a lessee makes this election, it should recognize lease expense for such leases generally on a straight-line basis over the lease term. The accounting applied by a lessor is largely unchanged from that applied under previous GAAP. Topic 842 will be effective for annual reporting periods beginning after December 15, 2018, including interim periods within those annual periods and is to be retrospectively applied. The Company has adopted this standard beginning January 1, 2019. The adoption of this standard did not have a significant impact on our results of operations, financial condition, cash flows, and financial statement disclosures.

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on our financial statements.

Results of Operations

For the three months ended June 30, 2020 and 2019

The following table provides selected financial data about us for the three months ended June 30, 2020 and 2019, respectively.

	June 30, 2020	June 30, 2019
Sales	$457,667	$1,331
Cost of Sales	236,794	1,950
Gross Profit (Loss)	220,873	(619)
Total expenses	(654,248)	(68,408)
Net Loss	$(433,375)	$(69,027)

Revenues

We generated $457,667 in revenues for the three months ended June 30, 2020 compared to $1,331 revenues in the three months ended June 30, 2019. The large increase is due to the Company having only nominal operations during 2019. In 2019, the Company focused its efforts on formulating, testing and manufacturing its sunscreen and skin care products. Additionally, in 2019, the Company had limited supply chain and distribution channels with product sales of $1,331 for the three and six months ended June 30, 2019 and total sales for the year ended December 31, 2019 of $6,455. In January 2020, the Company increased marketing efforts which included formally launching its products at Surf Expo in Orlando Florida. The Company began marketing its sunscreen spray product line in mid-February 2020, the sales of which represent approximately 7% of total sales for the three-month period. On February 21, 2020, the Company acquired Magical Beasts, LLC, which expanded its sales and marketing capabilities and added additional product lines which products in the aggregate produced approximately 35% of our total sales during the three-months ended June 30, 2020. In April 2020, the Company added a line of hand sanitizer to our product line which sales represented approximately 37% of our total sales during the three-months ended June 30, 2020. As a result of the Company’s sales of hand sanitizer and our contacts, the Company was able to make one-off sales of masks and gloves which represented approximately 15% of our total sales during the three-months ended June 30, 2020. While the sale of masks and gloves are not part of our long-term strategy, we intend to continue to pursue such opportunities in the near term while they present themselves.

Operating Expenses

We had total operating expenses of $654,248 for the three months ended June 30, 2020 compared to $68,408 for the three months ended June 30, 2020.

Operating expenses for the three months ended June 30, 2020 were in connection with our daily operations as follows: (i) marketing expenses of $22,120; (ii) research and development of $39,463; (iii) legal and professional expenses of $68,180, consisting of corporate advisory services, registration statement preparation fees, general corporate governance fees; (iv) rent of $17,840; (v) depreciation and amortization of $28,358; (vi) general and administrative expenses of $442,152, consisting of payroll and related taxes, travel, meals and entertainment, office supplies and expense and other normal office and administration expenses and (vii) interest expense of $36,135.

Operating expenses for the three months ended June 30, 2019 were in connection with our daily operations as follows: (i) marketing expenses of $20.927; (ii) no research and development expense; (iii) legal and professional expenses of $10,443, consisting of corporate advisory services and general corporate governance fees; (iv) rent of $4,280; and (v) general and administrative expenses of $32,758, consisting of office supplies and expense and other normal office and administration expenses.

Income/Losses

Net losses were $433,375 and $69,027 for the three months ended June 30, 2020 and 2019, respectively.

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For the six months ended June 30, 2020 and 2019

The following table provides selected financial data about us for the six months ended June 30, 2020 and 2019, respectively.

	June 30, 2020	June 30, 2019
Sales	$575,394	$1,331
Cost of Sales	336,697	1,950
Gross Profit (Loss)	238,697	(619)
Total expenses	(1,153,870)	(141,949)
Net Loss	$(915,173)	$(142,568)

Revenues

We generated $575,394 in revenues for the six months ended June 30, 2020 compared to $1,331 revenues in the six months ended June 30, 2019. The large increase is due to the Company having only nominal operations during 2019. In 2019, the Company focused its efforts on formulating, testing and manufacturing its sunscreen and skin care products. Additionally, in 2019, the Company had limited supply chain and distribution channels with product sales of $1,331 for the six months ended June 30, 2019 and total sales for the year ended December 31, 2019 of $6,455. In January 2020, the Company increased marketing efforts which included formally launching its products at Surf Expo in Orlando Florida. The Company began marketing its sunscreen spray product line in mid-February 2020, the sales of which represent approximately 7% of total sales for the six-month period ended June 30, 2020. On February 21, 2020, the Company acquired Magical Beasts, LLC, which expanded its sales and marketing capabilities and added additional product lines which products in the aggregate produced approximately 38% of our total sales during the six months ended June 30, 2020. In April 2020, the Company added a line of hand sanitizer to our product line which sales represented approximately 29% of our total sales during the six months ended June 30, 2020. As a result of the Company’s sales of hand sanitizer and our contacts, the Company was able to make one-off sales of masks and gloves which represented approximately 12% of our total sales during the six months ended June 30, 2020. While the sale of masks and gloves are not part of our long-term strategy, we intend to continue to pursue such opportunities in the near term while they present themselves.

Operating Expenses

We had total operating expenses of $1,153,870 for the six months ended June 30, 2020 compared to $141,949 for the six months ended June 30, 2020.

Operating expenses for the six months ended June 30, 2020 were in connection with our daily operations as follows: (i) marketing expenses of $ 35,191; (ii) research and development of $ 63,813; (iii) legal and professional expenses of $ 152,741, consisting of corporate advisory services, registration statement preparation fees, general corporate governance fees; (iv) rent of $ 30,098; (v) depreciation and amortization of $ 43,059; (vi) general and administrative expenses of $ 775,464, consisting of payroll and related taxes, travel, meals and entertainment, office supplies and expense and other normal office and administration expenses and (vii) interest expense of $53,504.

Operating expenses for the six months ended June 30, 2019 were in connection with our daily operations as follows: (i) marketing expenses of $ 35,957; (ii) research and development of $33,000; (iii) legal and professional expenses of $ 22,593, consisting of corporate advisory services and general corporate governance fees; (iv) rent of $8,590; and (v) general and administrative expenses of $41,809, consisting of office supplies and expense and other normal office and administration expenses.

Income/Losses

Net losses were $915,173 and $142,568 for the six months ended June 30, 2020 and 2019, respectively.

For the year ended December 31, 2019

 The following table provides selected financial data about us for the year ended December 31, 2019 and for the period from October 24, 2018 (inception) through December 31, 2018, respectively.

		From October 24, 2018 (Inception) to
	December 31, 2019	December 31, 2018
Sales	$6,455	$—
Cost of Sales	18,024	—
Gross Profit (Loss)	(11,569)
Total expenses	(913,893)	(59,734)
Net Loss	$(925,462)	$(59,734)

Revenues

We generated $6,455 in revenues for the year ended December 31, 2019. There is no prior period for comparative purposes. Revenues were generally from the sale of our sunscreen products.

Operating Expenses

We had total operating expenses of $913,893 for the year ended December 31, 2019. Operating expenses were in connection with our daily operations as follows: (i) marketing expenses of $74,145 consisting of internet awareness of $14,812, website development of $26,407, trade shows of $19,821 and promotional displays of $13,105; (ii) research and development of $108,957 consisting of product development and formulation of $67,850 and clinical research of $41,107; (iii) legal and professional expenses of $132,318, consisting of corporate advisory services of $35,000, registration statement preparation fees of $75,000, intellectual property fees of $10,000 and general corporate governance fees and trademark fees of $12,318; (iv) rent of $17,783; (v) stock based compensation of $357,904 and (vi) general and administrative expenses of $217,610, consisting of accounting fees of $21,500, consulting fees of $5,000, payroll and related taxes of $67,206, Board of Director fees of $26,000, patent filing expenses of $12,178, travel expenses of $22,682, charitable contributions of $5,750, meals and entertainment of $6,046, office supplies and expense of $8,943, filing fees of $10,427 and other normal office and administration expenses of $32,328.

Income/Losses

Net losses were $925,462 for the year ended December 31, 2019.

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For the period from October 24, 2018 (inception) through December 31, 2018

Revenues

We had no revenues for the period from October 24, 2018 (inception) through December 31, 2018.

Operating Expenses

We had operating expenses of $59,734 for the period from October 24, 2018 (inception) through December 31, 2018. Operating expenses were in connection with our daily operations as well as additional expenses, including but not limited to, research and development costs of $16,500, marketing expenses of $10,000, legal fees of $10,000 and general and administrative expense of $23,234 which includes consulting fees of $15,000.

Income/Losses

Net losses were $59,734 for the period from October 24, 2018 (inception) through December 31, 2018.

Liquidity and Capital Resources

The following table provides selected financial data about us as of June 30, 2020 and December 31, 2019.

Working Capital

	June 30	December 31,
	2020	2019
Cash	$301,868	$531,026
Other Current Assets	$398,250	$214,763
Total Current Assets	$700,118	$745,789
Total Current Liabilities	$(2,265,317)	$(336,444)
Working Capital	$(1,565,199)	$409,345

As of June 30, 2020, our company’s cash balance was $301,868 and total current assets were $700,118. As of December 31, 2019 our company’s cash balance was $531,026 and total assets were $745,789.

As of June 30, 2020, our company had total current liabilities of $2,265,317, compared with total liabilities of $336,444 as of December 31, 2019.

As of June 30, 2020, our company had a working capital deficit of $1,565,199 compared with working capital of $409,345 as of December 31, 2019. The decrease in working capital was primarily attributed to the net loss of $915,173, to convertible promissory notes totaling $1,125,000 and a note issued in an acquisition of $970,951 ($1,000,000 face value amount net of $43,416 discount).

Cash Flows

The following table sets forth the significant sources and uses of cash for the six months ended June 30, 2020 and 2019.

	June 30, 2020	June 30, 2019

Cash Flows Used in Operating Activities	$(849,345)	$(185,821)
Cash Flows Used in Investing Activities	$(289,391)	$—
Cash Flows From Financing Activities	$909,578	$75,225
Net Change in Cash During the Period	$(229,158)	$(110,596)

Cash Flow from Operating Activities

During the six months ended June 30, 2020, our company incurred a net loss $915,173 and provided an additional $65,828 from a net decrease in operating assets for a total use of $849,345 in cash in operating activities. During the six months ended June 30, 2019, we incurred a net loss of $142,568 and we used an additional $43,253 from a net increase in operating assets for a total use of $185,821 in operating activities.

Cash Flow from Investing Activities

During the six months ended June 30, 2020, the Company purchased two vans for $44,000 to transport products and acquired Magical Beasts, LLC for cash, issuance of a promissory note and stock options totaling $1,357,039. The cash portion of the acquisition was $245,391 ($250,000 less $4,609 cash received in the purchase) (see “Magical Beast, LLC Acquisition”).

Cash Flow from Financing Activities

During the six months ended June 30, 2020, the company issued six convertible promissory notes totaling $825,000 from related parties and $84,578 from Federal assistance programs related to the Covid-19 Pandemic During six months ended June 30, 2019, the company received $50,000 in net proceeds from the sale of the Company’s common stock and $25,000 in proceeds from a convertible promissory note.

Issuance of Convertible Notes and Covid-19 SBA Loans

During the six months ended June 30, 2020, the Company issued seven convertible promissory notes to related parties totaling $825,000 (the “2020 Notes”) as follows:

Amount	Dated
$25,000[1]	01/02/20
250,000[2]	01/23/20
300,000[1]	03/09/20
50,000[2]	05/01/20
50,000[2]	05/27/20
50,000[2]	05/27/20
100,000[3]	06/24/20
$825,000

1. Issued to a non-affiliate.
2. Issued to a Secured and Collateralized Lending LLC, an entity run by a consultant of the Company.
3. Issued to BBBY, Ltd, an LLC of which Byron Young, a Company Director, is a manager and a member.

All of the 2020 Notes have a one-year term and accrue interest at an annual interest rate of eight percent (8%) non compounded and payable semi-annually. The 2020 Notes are convertible into the Company’s common stock at any time by the note holder at a conversion price of $3.00 per share, which is considered as the fair value of the Company’s common stock based on the arm’s length equity transactions since there is yet to be any open market for the Company’s common stock. As a result, the Company determined that the conversion features contained in the 2020 Notes should carry neither beneficial conversion feature nor derivative liabilities.

During the six months ended June 30, 2020, the Company applied for and received $28,878 under the Federal Paycheck Protection Program (“PPP”) and $55,700 under the Economic Injury Disaster Loan Program (“EIDL”), both of which are administered through the Small Business Administration (“SBA”). Under the guidelines of the PPP, the SBA will forgive loans if all employee retention criteria are met, and the funds are used for eligible expenses. Under the guidelines of the EIDL, the maximum term is 30 years; however, terms are determined on a case-by-case basis based on each borrower’s ability to repay and carry an interest rate of 3.75%. The Company has not received any notification from the SBA as to whether the PPP will be forgiven or what terms the EIDL will ultimately be.

The following table provides selected financial data about us as of December 31, 2019 and December 31, 2018, respectively.

Working Capital

	December 31	December 31,
	2019	2018
Cash	$531,026	$161,316
Other Current Assets	$214,763	$30,000
Total Current Assets	$745,789	$191,316
Total Current Liabilities	$(336,444)	$(7,000)
Working Capital	$409,345	$184,316

As of December 31, 2019 our company’s cash balance was $531,026 and total assets were $745,789. As of December 31, 2018, our company’s cash balance was $161,316 and total assets were $191,316.

As of December 31, 2019, our company had total liabilities of $366,581, compared with total liabilities of $7,000 as of December 31, 2018.

As of December 31, 2019, our company had working capital of $409,345 compared with working capital of $184,316 as of December 31, 2018. The increase in working capital was primarily attributed to a convertible promissory note of $250,000 and sale of shares of common stock of the Company totaling $762,000, net of offering costs.

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Cash Flows

On June 21, 2019, we filed the Form 1-A and subsequent amendments thereto on July 29, 2019 and August 19, 2019. On September 5, 2019 the Form 1-A was qualified by the staff of the Securities and Exchange Commission. Pursuant to the Form 1-A, as of December 31, 2019, we have sold 735,000 shares of our common stock, $0.001 par value per share, at a purchase price of $1.00 per share, resulting in gross proceeds of $735,000, before deducting offerings expenses.

The following table sets forth the significant sources and uses of cash for the year ended December 31, 2019 and for the period from October 24, 2018 (inception) through December 31, 2018, respectively:

	December 31, 2019	December 31, 2018

Cash Flows Used in Operating Activities	$(692,740)	$(82,734)
Cash Flows Used in Investing Activities	$—	$—
Cash Flows From Financing Activities	$1,062,450	$244,050
Net Change in Cash During the Period	$369,710	$161,316

Cash Flow from Operating Activities

During the year ended December 31, 2019, our company incurred a net loss $925,462 and provided an additional $232,722 from a net increase in operating liabilities for a total use of $692,740 in cash in operating activities. During the period from October 24, 2028 (Inception) through December 31, 2018, we incurred a net loss of $59,734 and we used an additional $23,000 from a net increase in operating assets for a total use of $82,734 in cash in operating activities.

Cash Flow from Investing Activities

None.

Cash Flow from Financing Activities

During the year ended December 31, 2019, the company received a net $1,062,450 from financing activities, consisting primarily of a $25,000 repayment to a related party promissory note, an additional $75,000 promissory note from a related party, a $250,000 convertible promissory note and $762,000 in net proceeds from the sale of the Company’s common stock. During the period from October 24, 2028 (Inception) through December 31, 2018, the company received $244,050 in net proceeds from the sale of the Company’s common stock.

Issuance of Convertible Notes

On June 10, 2019, we issued a Twenty-Five Thousand Dollar ($25,000) convertible promissory note (the “Caro Note”) to Caro Partners, LLC (“Caro”), a consulting firm owned by Brian S. John, our Chief Executive Officer and a member of our Board of Directors. The term of the Caro Note was one year. The interest rate was ten percent (10%) non compounded and payable semi-annually. The Caro Note was convertible at any time by Caro at a conversion price of $0.25 per share of common stock. The Caro Note was paid in full in September 2019.

On July 25, 2019, we issued a Fifty Thousand Dollars ($50,000) convertible promissory note (the "Wilson Note") for funds lent by Dr. Glynn Wilson, one of our directors. The term of the Wilson Note is one year. The interest rate is ten percent (10%) non-compounded and payable semi-annually. The Wilson Note is convertible at any time by the holder at a conversion price of $0.25 per share of common stock.

On December 31, 2019, we issued a convertible promissory note in the principal amount of $250,000 and an interest rate of eight percent (8%) per annum to an LLC owned by a consultant to the Company. The note has a maturity date of December 31, 2020 and the holder may, at any time, convert the outstanding principal amount, or any portion of the outstanding principal amount, of the note, together with any accrued but unpaid interest, at a conversion price of $3.00 per share. We may, at any time, prepay all or any part of the principal amount at a premium equal to eight percent (8%) of the outstanding principal amount.

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For the period from October 24, 2018 (inception) through December 31, 2018.

During the period from October 24, 2018 (inception) through December 31, 2018, net cash flows used in operating activities were $82,734 due primarily to our net losses for the period.

There were no cash flows from investing activities during the period from October 24, 2018 (inception) through December 31, 2018.

During the period from October 24, 2018 (inception) through December 31, 2018, net cash flows provided by financing activities were $244,050, attributable to the proceeds of $4,550 from founder shares and proceeds of $239,500 from a common stock offering at $0.25 per share.

We had cash of $161,316 on hand as of December 31, 2018, which we feel is sufficient to carry us through the completion of this offering. We will need to raise significant capital to grow and develop our business.

Impact of Inflation

We believe that inflation has had a negligible effect on operations since inception. We believe that we can offset inflationary increases in the cost of operations by increasing sales and improving operating efficiencies.

Off Balance Sheet Arrangements

We do not have off-balance sheet arrangements, financings, or other relationships with unconsolidated entities or other persons, also known as “variable interest entities.”

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BUSINESS

Organization

We were originally incorporated in the State of Delaware on October 24, 2018. Our principal business address is 725 N. Hwy A1A, Suite C-106, Jupiter, FL 33477.

Business

We are a cutting-edge wellness hemp-derived cannabidiol, or CBD, consumer product development company. We are in the early stage of manufacturing, distributing, and marketing a diverse line of consumer products infused with CBD. We have a proprietary, trademarked line of products: CaniSun, CaniSkin and CaniDermRX. Under the CaniSun brand name, we are marketing three proprietary CBD-infused sun care lotion formulas containing various SPF’s that we have developed using our own intellectual property rights. Under the CaniDermRX brand, we are exploring formulations of CBD with over-the-counter, or OTC, consumer products that have potentially therapeutic and medical applications. Specifically, we are exploring the use of such topical solutions for the treatment of eczema, dermatitis, and actinic keratosis, a non-prescription lotion/lip balm for the treatment of symptoms of cold sores, and a prescription product for the treatment of burns. The CaniDermRx topical solution for the treatment of eczema dermatitis is the lead product candidate and will be initially tested in humans as an investigational cosmetic ingredient followed by clinical trials subject to the regulations of the FDA under an IND. In parallel, we plan to initiate the development of other products. We are also actively seeking to acquire or license products in the OTC skin care market that can be infused with CBD and marketed under our CaniSkin and CaniDermRX brand names. There can be no assurances that we will acquire or enter into such partnership and/or licensing agreements.

The endocannabinoid system, which is a body system affected by CBD, plays a pivotal role in maintaining a healthy skin through modulating pain sensation, cell proliferation and inflammation. Our strategy for treatment of skin indications is, therefore, to focus on the use of CBD containing topical formulations and to explore potential combinations of CBD and other agents that may augment and act synergistically with CBD. We will explore this strategy by conducting controlled clinical trials to try to ultimately gain FDA approval for specific indications.

Our first clinical indication is atopic dermatitis (eczema). We have completed manufacturing of topical formulations containing CBD and aspartame in an FDA approved CGMP facility and will be initiating clinical trials of an experimental cosmetic ingredient in this indication to determine efficacy. We expect these studies to be completed in 2020 and cost approximately $120,000. We will not make any medicinal or therapeutic claims based on this trial. In parallel, we have initiated development studies to file an IND for FDA regulated clinical studies in this indication. We expect the developmental studies to be completed in the third quarter of 2020 and the IND filing to be submitted in the fourth quarter of 2020. We originally anticipated developmental studies to be completed in the first quarter of 2020, however, these studies were delayed due to COVID-19. The cost of the developmental studies are estimated to be approximately $250,000.

CaniSun Brand

We developed a CBD-infused sunscreen with broad-spectrum SPF protection. We have completed lab testing for CBD solubility-infusing clear, colorless, odorless, and 99.5% pure CBD isolated with three different sun care active ingredients, homosalate, octisalate and octocrylene, which have already been approved by the FDA. The CBD-infused sun care market is fairly nascent in the United States; we believe that there are currently no major competitors in the category. We see an opportunity to become the leading manufacturer of CBD-infused sun care products, marketing the CaniSun brand through an extensive digital and social media awareness campaign. We announced the launch of our CaniSun sun care line of SPF 30, SPF 50 and SPF 55 face lotion on June 6, 2019. We also sell our CBD-infused lip balm and CBD-infused SPF 30 sunscreen spray on our website Canisun.com.

We currently have additional CaniSun products in various stages of development as follows:

i)	CBD-infused SPF 30 Lip Balm;
ii)	CBD-infused SPF 15 sunscreen lotion; and
iii)	Mineral-based sunscreen lotions (SPF 30 and 50).

All of the products listed above are in the developmental stage, whereby we are finalizing the formula to be used in each product, respectively. For CBD-infused product candidates in development, such as CBD-infused SPF 30 Lip Balm and CBD-infused SPF 15 sunscreen lotion, we have already identified the sun care active ingredient formula (which has already been FDA approved) to be infused with CBD. Once the respective formulas for each of our product candidates are created, the product candidates will undergo three months of stability testing. Provided that the product candidates pass the stability testing, we intend to sell the products on our CaniSun website. The formula for our mineral-based sunscreen lotion (SPF 30 and 50) (product iii) above) includes certain minerals instead of chemicals typically used in sunscreen lotions.

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Overall, we believe that our currently offered sunscreen products comply with the FDA Final Rule for sunscreen products under 21 CFR 352 Sunscreen products for Over-the-Counter Human Use. Therefore, we believe that our sunscreen products fall within the FDA monograph and that FDA premarket approval and testing is not required. Our products have been tested for SPF Evaluation (SPF rating), Critical Wave Length (Broad Spectrum claim) and Water Resistance, each of which is defined within the monograph and labeled accordingly.

All of the test on these products is standard testing for suncare products. Such testing protocols are not intended to test for any effects of adding CBD. In addition to these tests that were conducted to support the claims on the package, each batch is also tested for appearance, color, odor, pH, viscosity, specific gravity, analytical for the sunscreen active ingredients, and microbial content testing.

Our products are tested each time they are manufactured. Derma Care Research Laboratories, LLC (“DCR Labs”) manufactures our products and has represented to us that it is compliant with the FDA’s Current Good Manufacturing Practice (“CGMP”) regulations in accordance with 21 CFR 210/211 (required for Over-the-Counter drug products).  DCR Labs has self-imposed health and safety standards to ensure compliance with the FDA’s CGMPs.

Currently, consumers lack reliable resources to help them understand the benefits of CBD and choose the right formulations and products based on their specific needs. We expect to continually update and expand upon our corporate website and further refine our online retail strategies on an ongoing basis. CBDBrands.net is our primary corporate website, which will serve as the primary source of information about our Company for investors and contain press releases, clinical trial pipeline, lab reports, blog posts, and additional information about each of our brands. We anticipate that each brand will have its own front-facing website dedicated to retail sales and brand specific information. For example, our line of sun care products, CaniSun, has its own website at CaniSun.com and allows for online retail purchase of the entire product line. As we expand our brands (CaniSkin and CaniDermRX), we anticipate utilizing the same strategy and dedicating a new e-commerce website to each brand moving forward. We are also building a website dedicated to servicing our wholesale and larger distributor clients. This website will have more information about each product and provide a central location for larger retailers to find more in-depth information about all of our brands in one place.

We plan to leverage our website with a social media presence across multiple platforms designed to utilize product reviews to increase brand loyalty, brand recognition and sales. The references to our website in this prospectus are inactive textual references only. The information on our website is neither incorporated by reference into this prospectus nor intended to be used in connection with this offering. We also see growth potential in developing retail locations. We intend to utilize cross-promotion marketing campaigns with our products and product category expansion that leverages our existing distribution channels.

CaniSkin Brand and CaniDermRX Brand

We are currently developing other products such as CBD-infused skin care lotion under the CaniSkin brand. Specifically, a CBD-infused moisturizing face serum is under development. We must first finalize the formula to be used in the face serum, and, once approved, the product candidate will undergo stability testing. We intend to sell the product, provided it first passes stability testing, on our website for CaniSkin products. Additionally, we are developing an innovative dermatological treatments under the CaniDermRX brand that are specialized to treat atopic dermatitis and other dermatological conditions such as burns, skin cancer and herpes cold sores, respectively. Subject to obtaining FDA approval, we intend for our experimental-stage product for the treatment of atopic dermatitis to compete with Dupixent, an FDA-approved leading treatment for atopic dermatitis, and for our experimental-stage product for the treatment of herpes cold sores to compete with Silvadene and Abreva, FDA-approved products for treating herpes cold sores.

In addition, we plan to seek acquisition opportunities in the branded consumer products space, including but not limited to other OTC therapeutic brands and skin care brands that can be developed manufactured, marketed, and distributed under our Caniskin and CaniDermRX brand names.

We see growth potential in developing retail locations. We intend to utilize cross-promotion marketing campaigns with our products and product category expansion that leverages existing distribution channels. We have developed an e-commerce platform designed to connect us directly to consumers. We utilize the platform to sell products, educate customers and build brand loyalty.

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Intellectual Property

We filed Provisional Patent (CBD Formulations and Uses Thereof: USAN: 62/884,995) on a combination of CBD and Aspartame on August 8, 2019. The patent is to cover any products that contain a combination of CBD and Aspartame. This initially will cover the products under the CaniDermRX Brand. The priority date starts at the time the provisional is converted into a full patent, which will occur on August 9, 2020. If issued, the patent will give patent protection until 2040.

We filed Provisional Patent (CBD Sunscreen Formulations and Uses Thereof: USAN: 63/005,854) on our CBD-infused sunscreen products on August 6, 2020. The patent is to cover any products under our CaniSun product line that contains CBD. The priority date starts at the time the provisional is converted into a full patent, which will occur on April 6, 2021. If issued, the patent will give patent protection until 2041.

Raw Material

We obtain raw materials from a variety of vendors. The availability depends on the raw material and where it comes from. There are times when the lead times on delivery can fluctuate, which may cause us to incur varying delays in our manufacturing times. As we grow, we hope to be able to forecast and manage growth to try and ensure we have adequate inventory on hand to meet demand. The primary raw material that we utilize is CBD isolate. We obtain our isolate from Mile High Labs. We believe that Mile High has sufficient capacity to provide for our isolate needs. We have no agreement with Mile High but we believe that they have sufficient capacity to meet our needs and that we could obtain the isolate from other sources if necessary. We also import tubes and caps from China which so far have been found to be reliable. There is typically a six to eight-week lead time for delivery which is also effected depending on shipping air or sea. This can add to our manufacturing cost for air delivery if needed quicker and could force delays in our ability to fill orders if we deplete our tube inventory.

Our Market Opportunity

The market for hemp, and for products based on extracts of hemp, is expected to grow substantially over the coming years. It is estimated by BDS Analytics and Arcview Market Research that the collective market for CBD sales in the U.S. will surpass $20 billion by 2024 and that there will be a compound annual growth rate of 49 percent by 2024 across all distribution channels. We see great potential to grow and generate revenues in this expanding market.

According to Grand View Research, the U.S. sun care market size was estimated at $1.95 billion in 2016. The growing consumer awareness regarding the ill-effects of over exposure to ultraviolet, or UV, rays on the undefended skin is expected to propel growth. The sun care market is a highly competitive market and product differentiation in the sun care market is low. Given the relatively low amount of product differentiation, we see an opportunity to carve out a unique market share with our CBD-infused sun care products. We cannot make any claims as to such benefits prior to performing certain testing. We see an opportunity, although there can be no assurance that we will be successful, to become the leading manufacturer of CBD-infused sun care products, marketing the CaniSun brand through an extensive digital and social media awareness campaign. We announced the launch of our CaniSun sun care line of SPF 30, SPF 50 and SPF 55 face lotion on June 6, 2019. We also sell our CBD-infused lip balm and CBD-infused SPF 30 sunscreen spray on our website Canisun.com.

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Our Growth Strategy

We plan to seek acquisition opportunities in the branded consumer products space, including but not limited to other non-CBD OTC therapeutic brands and skin care brands that can be manufactured, marketed and distributed under our CaniSkin and CaniDermRX brand names. We may market such products as they are currently comprised or may seek to add CBD to the product. In the event we decide to add CBD to such products, we intend to first conduct FDA regulated clinical trials for safety and efficacy testing. We have no definitive agreements in place to acquire any other entities.

We also intend to sell the product online directly through our own website, and other third-party marketplaces as these sites permit.

Marketing

We expect to continually update and expand upon our corporate website and further refine our online retail strategies on an ongoing basis. CBDBrands.net is our primary corporate website, which will serve as the primary source of information about us for investors and contain press releases, clinical trial pipeline, lab reports, blog posts, and additional information about each of our brands. We anticipate that each brand will have its own front-facing website dedicated to retail sales and brand specific information. For example, our line of sun care products, CaniSun, has its own website at CaniSun.com and allows for online retail purchase of the entire product line. As we expand our brands (CaniSkin and CaniDermRX), we anticipate utilizing the same strategy and dedicating a new e-commerce website to each brand moving forward. We are also building a website dedicated to servicing our wholesale and larger distributor clients. This website will have more information about each product and provide a central location for larger retailers to find more in-depth information about all of our brands in one place.

Competition

There are several companies developing cannabinoid therapeutics for a range of medical indications. The cannabinoid therapeutic area currently includes formulated extracts of the Cannabis plant and synthetic formulations. These formulations include CBD and THC, or a combination of CBD/THC as the active pharmaceutical ingredient. Certain companies such as GW Pharmaceuticals, PLC have focused on hemp-based CBD formulations; while other companies such as Zynerba Pharmaceuticals Inc. and Insys Therapeutics Inc. have focused on synthetic CBD formulations.

The CBD-based consumer product industry is highly fragmented with numerous companies, consisting of publicly- and privately-owned companies. There are also large, well-funded companies that have indicated their intention to compete in the hemp-based product category in the U.S. We routinely evaluate internal and external opportunities to optimize value for stockholders through new product development or by asset acquisitions or sales, and believe we are well-positioned to capitalize in the growing CBD product category. We face competition from larger companies that are, or may be, in the process of offering similar products to ours. Many of our current and potential competitors have longer operating histories, significantly greater financial, marketing and other resources than we have or may be expected to have.

Competitors may include major pharmaceutical and biotechnology companies and public and private research institutions. Our management cannot be certain that we will be able to compete against current or future competitors or that competitive pressure will not seriously harm our business prospects. These competitors may be able to react to market changes, respond more rapidly to new regulations or allocate greater resources to the development and promotion of their products than we can.

Furthermore, some of these competitors may make acquisitions or establish collaborative relationships among themselves to increase their ability to rapidly gain market share. Large pharmaceutical companies may eventually enter the market.

Given the rapid changes affecting the global, national, and regional economies in general and cannabis-related medical research and development in particular, we may not be able to create and maintain a competitive advantage in the marketplace. Time-to-market is an important factor in our industry and our success will depend on our ability to develop innovative products that will be accepted by patients as efficient and helpful to use.

Our success will also depend on our ability to respond quickly to, among other things, changes in the economy, market conditions, and competitive pressures. Any failure to anticipate or respond adequately to such changes could have a material effect on our financial condition, operating results, liquidity, cash flow and our operational performance.

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Government Regulations

Since 1937, Cannabis sativa L. has been a federally regulated Schedule I drug under the Controlled Substances Act, 21 U.S.C. § 811 (the “CSA”), regulated by the Drug Enforcement Agency (the “DEA”).

It was not until 2014 when a distinction between the use of Cannabis sativa L. for medical, recreational, and industrial purposes was made via Section 7606 of the Agricultural Act of 2014, which cleared a legal path for industrial hemp to be grown in three limited circumstances, 1) by researchers at an institute of higher education, 2) by state departments of agriculture, or 3) by farmers participating in a research program permitted and overseen by a state department of agriculture.

In 2016, the DEA, U.S. Department of Agriculture, and the FDA issued a joint statement detailing the guidelines for growth of industrial hemp as part of state-sanctioned research programs. Those guidelines state that hemp can only be sold in states with pilot programs, plants and seeds can only cross state lines as part of permitted state research programs, and seeds can only be imported by individuals registered with the DEA.

We believe the recent passage of the Farm Bill will allow us to expand our marketplace opportunities. On December 20, 2018, President Donald J. Trump signed into law the Agriculture Improvement Act of 2018, otherwise known as the “Farm Bill”. Prior to its passage, hemp, a member of the cannabis family, and hemp-derived CBD were classified as a Schedule I controlled substances, and so were deemed to be illegal under the CSA. With the passage of the Farm Bill, hemp cultivation is broadly permitted. The Farm Bill explicitly allows the transfer of hemp-derived products across state lines for commercial or other purposes. It also puts no restrictions on the sale, transport, or possession of hemp-derived products, so long as those items are produced in a manner consistent with the law.

Under Section 10113 of the Farm Bill, hemp cannot contain more than 0.3 percent THC. THC refers to the chemical compound found in cannabis that produces the psychoactive “high” associated with cannabis. Any cannabis plant that contains more than 0.3 percent THC would be considered non-hemp cannabis—or marijuana—under federal law and would thus face no legal protection under this new legislation and would be an illegal Schedule 1 drug under the CSA.

Additionally, there will be significant, shared state-federal regulatory power over hemp cultivation and production. Under Section 10113 of the Farm Bill, state departments of agriculture must consult with the state’s governor and chief law enforcement officer to devise a plan that must be submitted to the Secretary of the United States Department of Agriculture or USDA. A state’s plan to license and regulate hemp can only commence once the Secretary of USDA approves that state’s plan. In states opting not to devise a hemp regulatory program, USDA will construct a regulatory program under which hemp cultivators in those states must apply for licenses and comply with a federally run program. This system of shared regulatory programming is similar to options states had in other policy areas such as health insurance marketplaces under the Affordable Care Act, or workplace safety plans under Occupational Health and Safety Act—both of which had federally-run systems for states opting not to set up their own systems.

The Farm Bill outlines actions that are considered violations of federal hemp law (including such activities as cultivating without a license or producing cannabis with more than 0.3% THC). The Farm Bill details possible punishments for such violations, pathways for violators to become compliant, and even which activities qualify as felonies under the law, such as repeated offenses.

One of the goals of the Agricultural Act of 2014 was to generate and protect research into hemp. The Farm Bill continues this effort. Section 7605 re-extends the protections for hemp research and the conditions under which such research can and should be conducted. Further, section 7501 of the Farm Bill extends hemp research by including hemp under the Critical Agricultural Materials Act. This provision recognizes the importance, diversity, and opportunity of the plant and the products that can be derived from it, but also recognizes that there is still a lot to learn about hemp and its products from commercial and market perspectives.

Overall, we believe that our sunscreen products comply with the FDA Final Rule for sunscreen products under 21 CFR 352 Sunscreen products for Over-the-Counter Human Use. Therefore, we believe that our sunscreen products fall within the FDA monograph and that FDA premarket approval and testing is not required. Our products have been tested for SPF Evaluation (SPF rating), Critical Wave Length (Broad Spectrum claim) and Water Resistance, each of which is defined within the monograph and labeled accordingly.

Our products are tested each time they are manufactured. DCR Labs manufactures our products and is compliant with the FDA’s Current Good Manufacturing Practice (“CGMP”) regulations in accordance with 21 CFR 210/211 (required for Over-the-Counter drug products). DCR Labs has self-imposed health and safety standards to ensure compliance with the FDA’s CGMPs.

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FDA Regulation of Hemp Extracts

The FDA is generally responsible for protecting the public health by ensuring the safety, efficacy, and security of (1) prescription and over the counter drugs; (2) biologics including vaccines, blood & blood products, and cellular and gene therapies; (3) foodstuffs including dietary supplements, bottled water, and baby formula; and, (4) medical devices including heart pacemakers, surgical implants, prosthetics, and dental devices.

Regarding its regulation of drugs, the FDA process requires a review that begins with the filing of an investigational new drug (IND) application, with follow-on clinical studies and clinical trials that the FDA uses to determine whether a drug is safe and effective, and therefore subject to approval for human use by the FDA.

Aside from the FDA’s mandate to regulate drugs, the FDA also regulates dietary supplement products and dietary ingredients under the Dietary Supplement Health and Education Act of 1994. This law prohibits manufacturers and distributors of dietary supplements and dietary ingredients from marketing products that are adulterated or misbranded. This means that these firms are responsible for evaluating the safety and labeling of their products before marketing to ensure that they meet all the requirements of the law and FDA regulations, including, but not limited to the following labeling requirements: (1) identifying the supplement; (2) nutrition labeling; (3) ingredient labeling; (4) claims; and, (5) daily use information.

The FDA has not approved cannabis, marijuana, hemp or derivatives as a safe and effective drug for any indication. We intend to file an IND with the FDA for our CaniDermRX products in the event the pending provisional patent on an Aspartame/CBD combination is approved. As of the date hereof, our products containing CBD derived from industrial hemp are not marketed or sold using claims that their use is a safe and effective treatment for any medical condition subject to the FDA’s jurisdiction.

The FDA has concluded that products containing cannabis or industrial hemp derived CBD are excluded from the dietary supplement definition under sections 201(ff)(3)(B)(i) and (ii) of the U.S. Food, Drug & Cosmetic Act, respectively. The FDA’s position is that products containing cannabis, CBD or derivatives are Schedule 1 drugs under the Controlled Substances Act, and so are illegal. Our products containing CBD derived from industrial hemp are not marketed or sold as dietary supplements. However, at some indeterminate future time, the FDA may choose to generally change its position concerning products containing hemp derived CBD, and may choose to enact regulations that are applicable to such products. In this event, our industrial hemp based products containing CBD may be subject to regulation.

Our products contain controlled substances as defined in the Controlled Substances Act (CSA). Controlled substances that are pharmaceutical products are subject to a high degree of regulation under the CSA, which establishes, among other things, certain registration, manufacturing quotas, security, recordkeeping, reporting, import, export and other requirements administered by the DEA.

Despite recent approvals by the FDA and DEA for a newly approved medication which contains cannabidiol (CBD), the scheduling of these substances, many of which are beyond our control, could jeopardize our ability to obtain regulatory approval for and successfully market our products. Any such setback in our pursuit of regulatory approval would have a material adverse effect on our business and prospects.

Employees

As of December 31, 2019, we had five full-time employees, including its Chief Executive Officer Brian S. John, its Chief Financial Officer, Doug McKinnon, and its Chief Operating Officer, Richard Miller. We believe our relations with our employees to be good.

Properties

Currently, we do not own any real property. We rent an office space at 725 N. Hwy A1A, Suite C-106, Jupiter, FL 33477 for $2,140 per month. This office space is rented on a month to month lease.

Legal Proceedings

On August 6, 2020, the Company, Messrs. John and Miller and certain affiliated entities filed a lawsuit in the united States District Court, Southern District of New York against Robert Koch, Bedford Investment Partners, LLC, Kaizen Advisors, LLC and certain other unnamed defendants. The lawsuit alleges that Mr. Koch and the other defendants are attempting to extort the Company and Messrs. John and Miller to issue the defendants shares of the Company’s common stock which they claim are owed to them. The Company asserts that they have no oral or written agreement with Mr. Koch or any of his affiliates that entitle him to shares of the Company’s common stock. The Company’s complaint seeks actual damages in the amount of $5,000,000 and punitive damages in the amount of $5,000,000. The defendants have not yet answered the complaint.

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MANAGEMENT

Executive Officers and Directors

Set forth below is certain information with respect to the individuals who are our directors and executive officers as of the date of December 31, 2019:

Name	Age	Position(s)
Brian S. John	51	Chief Executive Officer and Director
Douglas O. McKinnon	68	Chief Financial Officer
Richard Miller	52	Chief Operating Officer and Director
Dr. Glynn Wilson	73	Chairman, Head of Research and Development
Dr. Hector Alila	67	Director
Timothy G. Glynn	59	Director
Christopher Marc Melton	47	Director
Byron T. Young	45	Director

Brian S. John, Chief Executive Officer and Director, is one of our founders and has served as our Chief Executive Officer since October 2018. For the past 20 years, Brian has been an investor and advisor to companies around the globe. He is the founder of Caro Partners, LLC, a financial consulting firm specializing in assisting emerging growth companies primarily in the sub- $100 million space, and has worked with hundreds of companies in dozens of countries over the last 25 years. Mr. John was the Chief Executive Officer of Teeka Tan Products Inc., a sun care company he co-founded in 2004 and later sold. He also serves on the board of directors of The Learning Center at the Els Center of Excellence–a school for children with autism in Jupiter, Florida.

Douglas O. McKinnon, Chief Financial Officer, has served as our Chief Financial officer since August 15, 2019. Mr. McKinnon has served as the Chief Executive Officer of AppYea, Inc. since March 2016. Mr. McKinnon has served as a director of Surna, Inc. since March, 2014 and as Surna’s Executive Vice President and Chief Financial Officer since April, 2014. Prior to Surna, Inc., Mr. McKinnon served as Chief Executive Officer of 1st Resource Group, Inc. for four years. Mr. McKinnon's 35+ year professional career includes financial, advisory and operation experience across a broad spectrum of industry sectors, including oil and gas, technology, cannabis and communications. He has served in C-level positions in both private and public sectors, including Chairman and CEO of an American-Stock-Exchange traded company, VP - Chief Administrative Officer of a $12-billion market cap Nasdaq-traded company for which the management team raised over $2.2 billion, CFO of several publicly-held US, Canadian and Australian companies, and CEO/CFO of various other private enterprises. As an entrepreneur, Mr. McKinnon has been involved in organizations ranging from start-up companies using venture capital funding to publicly traded institutional backed companies. Additionally, Mr. McKinnon has extensive merger and acquisition, and turnaround experience.

Richard Miller, Chief Operating Officer and Director, has served as our Chief Operating Officer since October 2018 and served as our Chief Financial Officer from November 2018 until August 2019. Since 2003, Mr. Miller has served as president of Caro Consulting, Inc. a consulting firm that advises emerging growth companies. Over the last twenty years Mr. Miller has provided strategic advice to hundreds of companies across diverse industries. He has assisted C Level executives with expanding, financing and other challenges emerging companies face. Mr. Miller was co-founder of Teeka Tan Suncare Products. Prior to the company’s sale, he was instrumental in the design and launch a full line of boutique sun care products. He is an advocate for school safety and local schools through his grass roots group My School Counts.

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Dr. Glynn Wilson, Chairman, Head of Research and Development, has served as one of our directors since November 2018. Mr. Wilson was appointed our Chairman and Head of Research and Development on October 15, 2019. Dr. Wilson previously served as a Director of TapImmune, Inc. from February 2005 until October, 2018 and as Chief Executive Officer from July 2009 through September 2017. Dr. Wilson also served as President of Auriga Laboratories, Inc. from June 1, 2005 through March 13, 2006, and as Chief Scientific Officer from March 13, 2016 through August 25, 2006. He was the Chief Scientific Officer at Tacora Corporation from 1994 to 1997 and was the Vice-President, R&D, at Access Pharmaceuticals from 1997 to 1998. Dr. Wilson was Research Area Head, Cell and Molecular Biology in Advanced Drug Delivery at Ciba-Geigy Pharmaceuticals from 1984-1989 and Worldwide Head of Drug Delivery at SmithKline Beecham from 1989 to 1994. He was a faculty member at Rockefeller University, New York, in the laboratory of the Nobel Laureates, Sanford Moore and William Stein, from 1974 to 1979. Dr. Wilson is a recognized leader in the development of drug delivery systems and has been involved in taking lead products & technologies from concept to commercialization. Dr. Wilson has a Ph. D. in Biochemistry and conducted medical research at The Rockefeller University, New York. Dr. Wilson brings an extensive background of success in corporate management and product development with tenures in both multinational and start-up biotech organizations.

Dr. Hector Alila, Director, has served as one of our directors since February 2019. Dr. Alila brings 30 years of demonstrated scientific experience in product development and successful management leadership in biopharmaceutical industry. He is the Founding President and Chief Executive Officer of Esperance Pharmaceutical Inc., a clinical stage biopharmaceutical company that has successfully developed novel targeted cancer therapeutics currently in clinical development. Dr. Alila founded Esperance Pharmaceutical, Inc. in 2006. Prior to Esperance, Dr. Alila served as Senior Vice President of Drug Development at Protalex, Inc., where he led the development of a drug currently in clinical trials for treatment of autoimmune diseases. He was previously Vice President of Product Development at Cell Pathways, Inc., where he was responsible for the development cancer drugs, and a director of Biology/pharmacology at GeneMedicine, Inc., where he led product development of gene medicines.  He also held several research, product development and management positions at SmithKline Beecham Pharmaceuticals.  He obtained his Ph.D. in physiology and immunology from Cornell University.

Timothy G. Glynn, Director, has served as one of our directors since March 2019. Mr. Glynn spent nearly 25 years on Wall Street where he worked as a Senior Vice President in Lehman Brothers’ Private Client/Middle Market Group. He also held top positions at Citigroup Global Markets Private Client division. After retiring from Wall Street in early 2007, Mr. Glynn subsequently founded many companies including Speed Trade Technologies, a quant-based hedge fund; Emerging Growth Advisors, a leading national advisory company to small-and medium-size public and private enterprises; which he later sold to a public company. He has advised chief executive officers and their companies all over the world on a myriad of subjects including: capital structure, operational excellence and branding along with many other important corporate issues. He recently served as Chief Investment and Innovation Officer for the Children’s Home Society of Florida, one of the largest not-for profit ($130mm+) Children’s Organizations and Foundations in the nation. In addition to his position as Managing Member at TNT Capital Advisors, LLC, he is the Founder and Managing Member for TNT Holdings Group, LLC, a consulting and investment group with several related entities including, TNT Legacy, LLC, a land acquisition and development enterprise, and TNT Capital Group.

Christopher Marc Melton, Director, has served as one of our directors since August 2019. Mr. Melton has served as director of SG Blocks, Inc. since November of 2011 and currently serves as the Audit Committee Chairman. From 2000 to 2008, Mr. Melton was a Portfolio Manager for Kingdon Capital Management ("Kingdon") in New York City, where he ran in excess of $1 Billion book in media, telecom, and Japanese investment. Mr. Melton opened Kingdon's office in Japan, where he set up a Japanese research company. From 1997 to 2000, Mr. Melton served as a Vice President at JPMorgan Investment Management as an equity research analyst, where he helped manage $1 Billion plus in REIT funds under management.  Mr. Melton was a Senior Real Estate Equity Analyst at RREEF Funds in Chicago from 1995 to 1997. Mr. Melton is Principal and co-founder of Callegro Investments, a specialist land investor. He currently serves on several Public and Private Boards as well as Chairman of the Audit Committee of a Nasdaq listed company.

Byron T. Young, Director, was appointed as one of our directors in October of 2019. Additionally, Mr. Young has served as Treasurer and Chairman of the Board of Zenergy Brands, Inc. since December 2015. Zynergy brands was a technology company engaged in the energy and utilities space. Zynergy provided building automation systems, retail energy and energy conservation solutions to commercial and industrial users. In 2010, Mr. Young founded Assist Wireless, a wireless communication company, and currently serves as its CEO. Mr. Young founded a retail energy provider in 2005 under the name Young Energy, LLC, which provides electricity and natural gas services to residential and commercial customers in Texas and where Mr. Young currently serves as a senior advisor and board member. In 2001, Mr. Young founded a competitive local exchange carrier (C-LEC) under the name of Extel Enterprises, which was ultimately sold to publicly traded Usurf America, Inc. in 2004.

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Family Relationships

There are no family relationships among and between the issuer’s directors, officers, persons nominated or chosen by the issuer to become directors or officers, or beneficial owners of more than ten percent of any class of the issuer’s equity securities.

Board Composition

Director Independence

Our business and affairs are managed under the direction of our Board, which consist of six members. Under Nasdaq rules, independent directors must comprise a majority of a listed company’s board of directors within a specified period after completion of this offering. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and governance committees be independent, subject to certain phase-ins for newly-public companies. Under Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or (2) be an affiliated person of the listed company or any of its subsidiaries.

Our Board has undertaken a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has determined that Messrs. Melton, Alila , Glynn and Young do not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of Nasdaq. In making this determination, our Board considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

In making this determination, our Board considered the current and prior relationships that each non-employee director has with us and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

Board Committees

Our Board has established Audit, Compensation, and Nominating and Corporative Governance Committees. Our Board may establish other committees to facilitate the management of our business. The composition and functions of the audit committee, compensation committee and nominating and corporate governance committee are described below. Members will serve on committees until their resignation or removal from the Board or until otherwise determined by our Board.

Audit Committee

Our audit committee consists of Messrs. Melton, Glynn and Alila with Mr. Melton serving as the chairman. Our Board has determined that Mr. Melton is an “audit committee financial expert” within the meaning of the SEC regulations. Our Board has also determined that each member of our audit committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, the Board has examined each audit committee member’s scope of experience and the nature of their employment in the corporate finance sector. The functions of this committee include:

•	selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•	helping to ensure the independence and performance of the independent registered public accounting firm;

•	discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•	reviewing our policies on risk assessment and risk management;

•	reviewing related party transactions;

•	obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes our internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

•	approving (or, as permitted, pre-approving) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

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Compensation Committee

Our compensation committee consists of Messrs. Melton, Glynn, Alila and Young with Mr. Young serving as the chairman. The functions of the compensation committee will include:

•	reviewing and approving, or recommending that our Board approve, the compensation of our executive officers;

•	reviewing and recommending that our Board approve the compensation of our directors;

•	reviewing and approving, or recommending that our Board approve, the terms of compensatory arrangements with our executive officers;

•	administering our stock and equity incentive plans;

•	selecting independent compensation consultants and assessing conflict of interest compensation advisers;

•	reviewing and approving, or recommending that our Board approve, incentive compensation and equity plans; and

•	reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation philosophy.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Messrs. Melton, Glynn and Young with Mr. Young serving as the chairman. The functions of the nominating and governance committee will include:

•	identifying and recommending candidates for membership on our Board;

•	including nominees recommended by stockholders;

•	reviewing and recommending the composition of our committees;

•	overseeing our code of business conduct and ethics, corporate governance guidelines and reporting; and

•	making recommendations to our Board concerning governance matters.

The nominating and corporate governance committee also annually reviews the nominating and corporate governance committee charter and the committee’s performance.

Board Leadership Structure and Role in Risk Oversight

Our Board is primarily responsible for overseeing our risk management processes. Our Board receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our assessment of risks. Our Board focuses on the most significant risks we face our general risk management strategy, and also ensures that risks we undertake are consistent with our Board’s appetite for risk. While our Board oversees our risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks we face and that our Board leadership structure supports this approach.

Our amended and restated bylaws provide our Board with flexibility in its discretion to combine or separate the positions of Chairman of the Board and Chief Executive Officer. The Board currently separates the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. Our Chief Executive Officer, who is also a member of our Board, is responsible for setting the strategic direction of the Company and the day-to-day leadership and performance of the Company, while the Chairman of the Board provides guidance to the Chief Executive Officer, sets the agenda for the Board meetings, presides over meetings of the Board and tries to reach a consensus on Board decisions. Although these roles are currently separate, the Board believes it should be able to freely select the Chairman of the Board based on criteria that it deems to be in the best interest of the Company and its stockholders, and therefore one person may, in the future, serve as both the Chief Executive Officer and Chairman of the Board.

Code of Ethics

We have adopted a code of ethics and conduct applicable to all of our directors, officers, employees and all persons performing similar functions. A copy of that code is attached as Exhibit 14.1 to the Registration Statement of which this prospectus forms a part thereof. We expect that any amendments to the code, or any waivers of its requirements, will be disclosed in our public filings with the Commission.

Corporate Governance Guidelines

We have adopted a corporate governance guidelines that serve as a flexible framework within which our Board and its committees operate. These guidelines cover a number of areas including the size and composition of the Board, Board membership criteria and director qualifications, director responsibilities, Board agenda, roles of the chairman of the Board and Chief Executive Officer and Chief Financial Officer, meetings of independent directors, committee responsibilities and assignments, Board member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of senior management and management succession planning. A copy of our corporate governance guidelines is attached hereto as Exhibit 14.2 to the Registration Statement of which this prospectus forms a part thereof.

Involvement in Certain Legal Proceedings

To our knowledge, our directors and executive officers have not been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

4.	being found by a court of competent jurisdiction in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.	being subject of, or a party to, any Federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any Federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.	being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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EXECUTIVE COMPENSATION

No compensation was paid to our principal executive officer and our two other most highly compensated executive officers during the fiscal years indicated below.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total Compensation ($)
Brian S. John(1)	2019	$—	$5,000	$—	$—	$—	$5,000
Chief Executive Officer	2018	$—	$—	$—	$—	$—	$—

Richard Miller(2)	2019	$—	$5,000	$—	$—	$—	$5,000
Chief Operating Officer and former Chief Financial Officer	2018	$—	$—	$—	$—	$—	$—

Dr. Glynn Wilson(3)	2019	$—	$5,000	$75,000	$—	$—	$80,000
Chairman of the Board and Head of Research and Development	2018	$—	$—	$—	$—	$—	$—

1.	Mr. John was appointed as Chief Executive Officer on October 28, 2018.
2.	Mr. Miller was appointed as Chief Financial Officer on November 1, 2018. Mr. Miller transitioned from Chief Financial Officer to Chief Operating Officer on August 15, 2019.
3.	Dr. Wilson was appointed as a director in November 2018 and as Chairman on October 15, 2019.

Employment Agreements with Named Officers

On February 1, 2020, we entered into a written employment agreement with Brian John, pursuant to which Mr. John shall serve as our Chief Executive Officer (the “John Employment Agreement”). The John Employment Agreement has an initial term from February 1, 2020 through January 1, 2021, and shall automatically renew for one (1) year periods unless otherwise terminated by either party. Mr. John shall be paid a salary of $125,000 (the “Base Salary”) for the period commencing February 1, 2020 and ending January 1, 2021, with such Base Salary increasing by 10% for each renewal term. Mr. John shall also be entitled to a quarterly cash bonus as follows: 5% of net revenues up to $1 Million; plus 4% of the second $1 Million in net revenues; plus 3% of the third $1 Million in net revenues; plus 2% of the fourth $1 Million in net revenues; plus 1% of all net revenues in excess of $4 Million; provided, that: (i) the bonus is subject to a cap of $2 Million; and (ii) the bonus may be paid, at the election of Mr. John, in cash or shares of our common stock (calculated at the fair market value of such shares as determined by the Board). In the event of Mr. John’s death during the term of the John Employment Agreement, his Base Salary at that time shall be paid to his designated beneficiary, or, in the absence of such designation, to his estate or other legal representative, for three (3) months from the date of death. In addition, all granted but unvested stock options shall immediately vest and all vested but unexercised stock options shall remain exercisable by Mr. John’s designated beneficiary, or, in the absence of such designation, to his estate or other legal representative, through the term of such stock options. In the event of Mr. John’s disability, he shall be entitled to compensation in accordance with our disability compensation practice for senior executives, including any separate arrangement or policy covering him, but in all events he shall continue to receive his Base Salary at the time of his disability for a for a period of three (3) months beginning on the date the disability is deemed to have occurred. In addition, all granted but unvested stock options shall immediately vest and all vested but unexercised stock options shall remain exercisable by Mr. John through the term of such stock options. In the event we terminate the John Employment Agreement without cause, Mr. John shall continue to carry out his responsibilities under the John Employment Agreement for one month and shall be paid his normal Base Salary. In addition, upon such termination without cause, we shall pay Mr. John a lump sum equal to his entire remaining Base Salary under the John Employment Agreement, all granted but unvested stock options shall immediately vest and all vested but unexercised stock options shall remain exercisable by Mr. John through the term of such stock options. In the event of a Change in Control or Attempted Change in Control, each as defined in the John Employment Agreement attached hereto as Exhibit 10.8, during the term of the John Employment Agreement, Mr. John shall have the right to terminate the John Employment Agreement upon thirty (30) days’ written notice given at any time within one year after the occurrence of such event, and Mr. John shall be entitled to the same compensation as if the John Employment Agreement was terminated without cause.

On February 1, 2020, we entered into a written employment agreement with Richard Miller, pursuant to which Mr. Miller shall serve as our Chief Operating Officer (the “Miller Employment Agreement”). The Miller Employment Agreement has a term of one (1) year and shall automatically renew for one (1) year periods unless otherwise terminated by either party. Mr. Miller shall be paid a salary of $100,000 (the “Miller Base Salary”) for the period commencing February 1, 2020 and ending February 1, 2021, with such Miller Base Salary increasing by 10% for each renewal term. Mr. Miller shall also be entitled to a quarterly cash bonus as follows: 5% of net revenues up to $1 Million; plus 4% of the second $1 Million in net revenues; plus 3% of the third $1 Million in net revenues; plus 2% of the fourth $1 Million in net revenues; plus 1% of all net revenues in excess of $4 Million; provided, that: (i) the bonus is subject to a cap of $2 Million; and (ii) the bonus may be paid, at the election of Mr. Miller, in cash or shares of our common stock (calculated at the fair market value of such shares as determined by the Board). In the event of Mr. Miller’s death during the term of the Miller Employment Agreement, his Miller Base Salary at that time shall be paid to his designated beneficiary, or, in the absence of such designation, to his estate or other legal representative, for three (3) months from the date of death. In addition, all granted but unvested stock options shall immediately vest and all vested but unexercised stock options shall remain exercisable by Mr. Miller’s designated beneficiary, or, in the absence of such designation, to his estate or other legal representative, through the term of such stock options. In the event of Mr. Miller’s disability, he shall be entitled to compensation in accordance with our disability compensation practice for senior executives, including any separate arrangement or policy covering him, but in all events he shall continue to receive the Miller Base Salary at the time of his disability for a for a period of three (3) months beginning on the date the disability is deemed to have occurred. In addition, all granted but unvested stock options shall immediately vest and all vested but unexercised stock options shall remain exercisable by Mr. Miller through the term of such stock options. In the event we terminate the Miller Employment Agreement without cause, Mr. Miller shall continue to carry out his responsibilities under the Miller Employment Agreement for one month and shall be paid his normal Miller Base Salary. In addition, upon such termination without cause, we shall pay Mr. Miller a lump sum equal to his entire remaining Miller Base Salary under the John Employment Agreement, all granted but unvested stock options shall immediately vest and all vested but unexercised stock options shall remain exercisable by Mr. Miller through the term of such stock options. In the event of a Change in Control or Attempted Change in Control, each as defined in the Miller Employment Agreement attached hereto as Exhibit 10.9, during the term of the Miller Employment Agreement, Mr. Miller shall have the right to terminate the Miller Employment Agreement upon thirty (30) days’ written notice given at any time within one year after the occurrence of such event, and Mr. Miller shall be entitled to the same compensation as if the Miller Employment Agreement was terminated without cause.

On August 5, 2019 (the “McKinnon Execution Date”), we entered into a written employment agreement with Douglas McKinnon, pursuant to which Mr. McKinnon shall serve as our Chief Financial Officer (the “McKinnon Employment Agreement”). Pursuant to the McKinnon Employment Agreement, we shall grant Mr. McKinnon up to 300,000 shares of our common stock, whereby 100,000 shares shall be granted to Mr. McKinnon and vest on the McKinnon Execution Date, either i) 100,000 shares or ii) an option to purchase 100,000 shares, issued pursuant to our contemplated equity incentive plan, shall be granted to Mr. McKinnon on the first anniversary of the McKinnon Execution Date, and either i) 100,000 shares or ii) an option to purchase 100,000 shares, issued pursuant to our contemplated equity incentive plan, shall be granted to Mr. McKinnon on the second anniversary of the McKinnon Execution Date. The McKinnon Employment Agreement has a term of three (3) years and shall automatically renew for one (1) year periods unless otherwise terminated by either party. Mr. McKinnon shall be paid a salary in an amount commensurate with his position and responsibilities at similar companies, subject to the mutual agreement between us and Mr. McKinnon. In the event we terminate the McKinnon Employment Agreement without cause, we shall pay to Mr. McKinnon his base salary, including participation in all benefit programs, for one (1) year or the remainder of the then-current term, whichever is more. In the event of either i) a change of control of the Company or ii) we change the responsibilities of Mr. McKinnon, Mr. McKinnon shall have the option to terminate the McKinnon Employment Agreement and shall be entitled to all compensation remaining to be paid during the then-current term of the McKinnon Employment Agreement plus an additional one-year period.

Employment Agreements with Senior Management

On October 15, 2019, (the “Wilson Execution Date”), we entered into a written employment agreement with Dr. Glynn Wilson, pursuant to which Dr. Wilson shall serve as our Chairman of the Board and Head of Research and Development (the “Wilson Employment Agreement”). Pursuant to the Wilson Employment Agreement, we shall grant Dr. Wilson up to 700,000 shares of our common stock, whereby 300,000 shares shall be granted to Dr. Wilson and vest on the Wilson Execution Date, either i) 200,000 shares or ii) an option to purchase 200,000 shares, issued pursuant to our contemplated equity incentive plan, shall be granted to Dr. Wilson on the first anniversary of the Wilson Execution Date, and either i) 200,000 shares or ii) an option to purchase 200,000 shares, issued pursuant to our contemplated equity incentive plan, shall be granted to Dr. Wilson on the second anniversary of the Wilson Execution Date. The Wilson Employment Agreement has a term of three (3) years and shall automatically renew for one (1) year periods unless otherwise terminated by either party. In the event we terminate the Wilson Employment Agreement without cause, we shall pay to Dr. Wilson his base salary, including participation in all benefit programs, for one (1) year or the remainder of the then-current term, whichever is more. In the event of either i) a change of control of the Company or ii) we change the responsibilities of Dr. Wilson, Dr. Wilson shall have the option to terminate the Wilson Employment Agreement and shall be entitled to all compensation remaining to be paid during the then-current term of the Wilson Employment Agreement plus an additional one-year period.

Stock Incentive Plan

On April 22, 2020, our Board of Directors and majority shareholders approved the Jupiter Wellness, Inc. 2020 Equity Incentive Plan (the “Plan”), to be administered by the our Compensation Committee. Pursuant to the Plan, we are authorized to grant options and other equity awards to officers, directors, employees and consultants. The purchase price of each share of common stock purchasable under an award issued pursuant to the Plan, shall be determined by our Compensation Committee, in its sole discretion, at the time of grant, but shall not be less than 100% of the fair market of such share of common stock on the date the award is granted, subject to adjustment. Our Compensation Committee shall also have sole authority to set the terms of all awards at the time of grant. Pursuant to the Plan, a maximum of 1,183,950 shares of our common stock shall be set aside and reserved for issuance, subject to adjustments as may be required in accordance with the terms of the Plan.

Outstanding Equity Awards at Fiscal Year-End

In connection with the Employment Agreements described above, Mr. McKinnon and Dr. Wilson were authorized a grant of 100,000 shares and 300,000 shares, respectively, of our common stock. As of December 31, 2019 and the date hereof, these shares had not been issued. There were no other outstanding equity awards at the end of December 31, 2019.

Director Compensation

During the year ended December 31, 2018 we did not pay any compensation to our Directors. The following table sets forth the amounts paid to Directors during the year ended December 31, 2019.

Directors	Amount
Brian John	$5,000
Richard Miller	$5,000
Glynn Wilson	$5,000
Hector Alila	$4,000
Tim Glynn	$4,000
Christopher Melton	$2,000
Byron Young	$1,000
$26,000

Agreements with Directors

On February 25, 2019 (the “Alila Execution Date”), we entered into an independent director’s agreement with Dr. Hector Alila, pursuant to which Dr. Alila shall serve as one of our directors (the “Alila Agreement”). Pursuant to the Alila Agreement, we shall pay Dr. Alila $1,000 per quarter, per annum. Additionally, we shall issue to Mr. Alila an option to purchase 33,330 shares of our common stock on the Alila Execution Date and for each additional year Dr. Alila serves as a director (the “Alila Options”). The Alila Options shall have a three (3) year term and an exercise price of $0.25 per share and shall be issued on each anniversary date of his election.

On March 13, 2019 (the “Glynn Execution Date”), we entered into an independent director’s agreement with Timothy Glynn, pursuant to which Mr. Glynn shall serve as one of our directors (the “Glynn Agreement”). Pursuant to the Glynn Agreement, we shall pay Mr. Glynn $1,000 per quarter, per annum. Additionally, we shall issue to Mr. Glynn an option to purchase 50,000 shares of our common stock on the Glynn Execution Date and for each additional year Mr. Glynn serves as a director (the “Glynn Options”). The Glynn Options shall have a three (3) year term and an exercise price of $0.25 per share and shall be issued on each anniversary date of his election.

On July 29, 2019 (the “Melton Execution Date”), we entered into an independent director’s agreement with Christopher Melton, pursuant to which Mr. Melton shall serve as one of our directors and our Audit Committee Chairperson (the “Melton Agreement”). Pursuant to the Melton Agreement, we shall pay Mr. Melton $1,000 per quarter, per annum. Additionally, we shall issue to Mr. Melton an option to purchase 33,000 shares of our common stock on the Melton Execution Date and for each additional year Mr. Melton serves as a director (the “Melton Options”). The Melton Options shall have a three (3) year term and an exercise price of $0.25 per share and shall be issued on each anniversary date of his election.

On October 25, 2019 (the “Young Execution Date”), we entered into an independent director’s agreement with Byron Young, pursuant to which Mr. Young shall serve as one of our directors (the “Young Agreement”). Pursuant to the Young Agreement, we shall pay Mr. Young $1,000 per quarter, per annum. Additionally, we shall issue to Mr. Young an option to purchase 25,000 shares of our common stock on the Young Execution Date and for each additional year Mr. Young serves as a director (the “Young Options”). The Young Options shall have a three (3) year term and an exercise price of $1.00 per share and shall be issued on each anniversary date of his election.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Certain Relationships and Related Party Transactions

On June 20, 2019, we issued a Twenty-Five Thousand Dollar ($25,000) convertible promissory note (the “Caro Note”) for funds lent by Caro Partners, LLC, a consulting company owned by our Founder, Chief Executive Officer and director, Brian S. John. The term of the Caro Note is one year. The interest rate is ten percent (10%) non-compounded and payable semi-annually. The Caro Note is convertible at any time by the Note holder at a conversion price of $0.25 per share of common stock. The Caro Note was paid in full in September 2019. As a result, no value was allocated to the conversion feature.

On July 25, 2019, we issued a Fifty Thousand Dollars ($50,000) convertible promissory note the (“Wilson Note”) for funds lent by Dr. Glynn Wilson, one of our directors. The term of the Wilson Note is one year. The interest rate is ten percent (10%) non–compounded and payable semi-annually. The Wilson Note is convertible at any time by the holder at a conversion price of $0.25 per share of common stock.

On December 31, 2019, the Company issued a convertible promissory note for $250,000 to an entity run by a consultant of the Company. The note has a term of one year, an annual interest rate of eight percent (8%), payable semi-annually, and convertible into the Company’s common stock at any time by the holders at a conversion price of $3.00 per share.

During the six months ended June 30, 2020, the Company issued seven convertible promissory notes totaling $825,000 (the “Notes”) as follows:

Amount	Dated
$25,000[1]	01/02/20
250,000[2]	01/23/20
300,000[1]	03/09/20
50,000[2]	05/01/20
50,000[2]	05/27/20
50,000[2]	05/27/20
100,000[3]	06/24/20
$825,000

1. Issued to a non-affiliate.
2. Issued to a Secured and Collateralized Lending LLC, an entity run by a consultant of the Company.
3. Issued to BBBY, Ltd, an LLC of which Byron Young, a Company Director, is a manager and a member.

 All of the 2020 Notes have a one-year term and accrue interest at an annual interest rate of eight percent (8%) non compounded and payable semi-annually. The Notes are convertible into the Company’s common stock at any time by the note holder at a conversion price of $3.00 per share, which is considered as the fair value of the Company’s common stock based on the arm’s length equity transactions since there is yet to be any open market for the Company’s common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND

RELATED STOCKHOLDER MATTERS

The following table sets forth certain information with respect to the beneficial ownership of our voting securities by (i) any person or group beneficially owning more than 5% of any class of voting securities; (ii) our directors, and; (iii) each of our named executive officers; and (iv) all executive officers and directors as a group as of December 31, 2019. The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. Unless otherwise indicated, the address of all listed stockholders is c/o Jupiter Wellness, Inc., 725 N. Hwy A1A, Suite C-106, Jupiter, FL 33477.

Name of Beneficial Owner	Common Stock Beneficially Owned	Percentage of Common Stock Before Offering	Percentage of Common Stock After Offering(1)
Directors and Officers:

Brian S. John Chief Executive Officer and Director	3,000,000	43.52%	38.00%

Doug McKinnon Chief Financial Officer	0(2)	-	%

Richard Miller Chief Operating Officer and Director	1,150,000	16.68%	14.57%

Glynn Wilson Chairman and Head of Research and Development	100,000(3)	1.45%	1.27%

Dr. Hector Alila Director	33,330(4)	*	* %

Tim Glynn Director	50,000(4)	*	* %

Christopher Melton Director	33,000(4)	*	* %

Byron Young Director	25,000(4)	*	* %

All officers and directors (8 persons)	4,391,330	62.43%	54.66%

Beneficial owners of more than 5%

Secured and Collateralized Lending LLC(5)	345.000	5.01%	4.37%

*represents less than 1%

1.	Assumes (i) no exercise by the underwriters of their option to purchase 150,000 additional shares of common stock and/or 150,000 Warrants to cover over-allotments, if any; (ii) no exercise of the underwriters’ warrants; (iii) issuance and sale of 1,000,000 Units in this offering; and (iv) no exercise of the Warrants included in the Units.
2.	Does not included 100,000 shares authorized by our Board but not yet issued.
3.	Does not included 300,000 shares authorized by our Board but not yet issued.
4.	Represents shares issuable upon the exercise of stock options at a price of $0.25 per share.
5.	Secured and Collateralized Lending LLC is located at 14 Elliott Ave, Suite # 2, Bryn Mawr, PA 19010

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SHARES ELIGIBLE FOR FUTURE RESALE

Prior to this offering, there has been no market for our common stock. Future sales of substantial amounts of our common stock in the public market or the perception that such sales might occur could adversely affect market prices prevailing from time to time. Furthermore, because only a limited number of shares will be available for sale shortly after this offering due to existing contractual and legal restrictions on resale as described below, there may be sales of substantial amounts of our common stock in the public market after the restrictions lapse. This may adversely affect the prevailing market price of our common stock and our ability to raise equity capital in the future.

After completion of this offering and after giving effect to the corporate reorganization, we will have shares of common stock outstanding (or shares if the underwriters’ option to purchase additional shares is exercised in full).

All of the shares of common stock sold in this offering will be freely tradable without restrictions or further registration under the Securities Act, unless the shares are purchased by our “affiliates” as that term is defined in Rule 144 and except certain shares that will be subject to the lock-up period described below after completion of this offering. Any shares owned by our affiliates may not be resold except in compliance with Rule 144 volume limitations, manner of sale and notice requirements, pursuant to another applicable exemption from registration or pursuant to an effective registration statement.

Any of the shares held by our directors, officers and holders of at least 1% of our outstanding securities will be subject to 180-day lock-up restriction described under “Underwriting” on page 44. Accordingly, there will be a corresponding increase in the number of shares that become eligible for sale after the lock-up period expires. As a result of these agreements, subject to the provisions of Rule 144 or Rule 701, shares will be available for sale in the public market as follows:

•	beginning on the date of this prospectus, all of the shares sold in this offering will be immediately available for sale in the public market (except as described above);
•	beginning 180 days after the date of this prospectus, at the expiration of the lock-up period for our officers, directors and holders of at least 1% of our outstanding securities, 3,202,500 additional shares will become eligible for sale in the public market, all of which shares will be held by affiliates and subject to the volume and other restrictions of Rule 144 and Rule 701 as described below.

Lock-Up Agreements

Pursuant to certain “lock-up” agreements, we, our executive officers, directors and holders of at least 1% of outstanding shares of our common stock and securities exercisable for or convertible into our common stock outstanding immediately upon the closing of this offering, have agreed, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of, directly or indirectly, engage in any short selling of any common stock or securities convertible into or exchangeable or exercisable for any common stock, whether currently owned or subsequently acquired, without the prior written consent of the underwriters, for a period of 180 days from the date of effectiveness of the offering.

The lock-up period described in the preceding paragraph will be automatically extended if: (1) during the last 17 days of the restricted period, we issue an earnings release or announce material news or a material event; or (2) prior to the expiration of the lock-up period, we announce that we will release earnings results during the 16-day period beginning on the last day of the lock-up period, in which case the restrictions described in the preceding paragraph will continue to apply until the expiration of the 18-day period beginning on the date of the earnings release, unless the underwriters waive this extension in writing; provided, however, that this lock-up period extension shall not apply to the extent that FINRA has amended or repealed NASD Rule 2711(f)(4), or has otherwise provided written interpretive guidance regarding such rule, in each case, so as to eliminate the prohibition of any broker, dealer, or member of a national securities association from publishing or distributing any research report, with respect to the securities of an emerging growth company (as defined in the JOBS Act) prior to or after the expiration of any agreement between the broker, dealer, or member of a national securities association and the emerging growth company or its stockholders that restricts or prohibits the sale of securities held by the emerging growth company or its stockholders after an initial public offering date.

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to public company reporting requirements for at least 90 days, a person who is not deemed to have been one of our affiliates for purposes of the Securities Act at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior owner other than our affiliates, is entitled to sell those shares without complying with the manner of sale, volume limitation or notice provisions of Rule 144, subject to compliance with the public information requirements of Rule 144. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then that person would be entitled to sell those shares without complying with any of the requirements of Rule 144.

In general, under Rule 144, as currently in effect, our affiliates or persons selling shares on behalf of our affiliates are entitled to sell upon expiration of the lock-up agreements described above, within any three-month period, a number of shares that does not exceed the greater of:

•	1% of the number of shares of our common stock then outstanding, which will equal approximately shares immediately after this offering; or

•	the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

Rule 701 generally allows a stockholder who purchased shares of our common stock pursuant to a written compensatory plan or contract and who is not deemed to have been our affiliate during the immediately preceding 90 days to sell these shares in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation or notice provisions of Rule 144. Rule 701 also permits our affiliates to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144. All holders of Rule 701 shares, however, are required by that rule to wait until 90 days after the date of this prospectus before selling those shares pursuant to Rule 701 and are subject to the lock-up agreements described above.

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of certain material U.S. federal income tax considerations with respect to the ownership and disposition of shares of our common stock and Warrants applicable to non-U.S. holders who acquire our securities in this offering. This discussion is based on current provisions of the Internal Revenue Code, U.S. Treasury regulations promulgated thereunder and administrative rulings and court decisions in effect as of the date hereof, all of which are subject to change at any time, possibly with retroactive effect.

For purposes of this discussion, the term “non-U.S. holder” means a beneficial owner of our securities that is not, for U.S. federal income tax purposes, a partnership or any of the following:

•	a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•	a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of our securities, the tax treatment of a person treated as a partner generally will depend on the status of the partner and the activities of the partnership. Persons that for U.S. federal income tax purposes are treated as a partner in a partnership holding shares of our securities should consult their tax advisors.

This discussion assumes that a non-U.S. holder holds shares of our securities as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be important to a non-U.S. holder in light of that holder’s particular circumstances or that may be applicable to holders subject to special treatment under U.S. federal income tax law (including, for example, financial institutions, brokers or dealers in securities, “controlled foreign corporations,” “passive foreign investment companies,” traders in securities that elect mark-to-market treatment, insurance companies, tax-exempt entities, holders who acquired our securities pursuant to the exercise of employee stock options or otherwise as compensation, entities or arrangements treated as partnerships for U.S. federal income tax purposes, holders liable for the alternative minimum tax, certain former citizens or former long-term residents of the United States and holders who hold our securities as part of a hedge, straddle, constructive sale or conversion transaction). In addition, this discussion does not address U.S. federal tax laws other than those pertaining to the U.S. federal income tax, nor does it address any aspects of the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, any U.S. federal estate and gift taxes, or any U.S. state, local or non-U.S. taxes. Accordingly, prospective investors should consult with their own tax advisors regarding the U.S. federal, state, local, non-U.S. income and other tax considerations of acquiring, holding and disposing of shares of our securities.

THIS SUMMARY IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE OWNERSHIP AND DISPOSITION OF OUR SECURITIES. WE RECOMMEND THAT PROSPECTIVE HOLDERS OF OUR SECURITIES CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY FEDERAL, STATE, LOCAL, NON-U.S. INCOME AND OTHER TAX LAWS) OF THE OWNERSHIP AND DISPOSITION OF OUR SECURITIES.

Allocation of Investment in Securities

An investor in this offering will be required to allocate cost of the acquisition of the securities between the shares of common stock and warrants acquired based on their relative fair market values.

Dividends

In general, any distributions we make to a non-U.S. holder with respect to its shares of our common stock that constitute dividends for U.S. federal income tax purposes will be subject to U.S. withholding tax at a rate of 30% of the gross amount (or a reduced rate prescribed by an applicable income tax treaty) unless the dividends are effectively connected with a trade or business carried on by the non-U.S. holder within the United States (and, if an income tax treaty applies, are attributable to a permanent establishment of the non-U.S. holder within the United States). A distribution will constitute a dividend for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Any distribution not constituting a dividend will be treated as first reducing the adjusted basis in the non-U.S. holder’s shares of our common stock and, to the extent it exceeds the adjusted basis in the non-U.S. holder’s shares of our common stock, as gain from the sale or exchange of such shares. Any such gain will be subject to the treatment described below under “—Gain on Sale or Other Disposition of our Common Stock.”

Subject to the discussion below regarding “—Foreign Account Tax Compliance,” dividends effectively connected with a U.S. trade or business (and, if an income tax treaty applies, attributable to a U.S. permanent establishment) of a non-U.S. holder generally will not be subject to U.S. withholding tax if the non-U.S. holder complies with applicable certification and disclosure requirements. Instead, such dividends generally will be subject to U.S. federal income tax on a net income basis, in the same manner as if the non-U.S. holder were a resident of the United States. A non-U.S. holder that is a corporation may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on its “effectively connected earnings and profits,” subject to certain adjustments.

54

Gain on Sale or Other Disposition of Our Securities

In general, a non-U.S. holder will not be subject to U.S. federal income or, subject to the discussion below under the headings “Information Reporting and Backup Withholding” and “Foreign Account Tax Compliance,” withholding tax on any gain realized upon the sale or other disposition of our securities unless:

•	the gain is effectively connected with a trade or business carried on by the non-U.S. holder within the United States and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder;

•	the non-U.S. holder is an individual and is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are satisfied; or

•	we are or have been a U.S. real property holding corporation (a “USRPHC”) for U.S. federal income tax purposes at any time within the shorter of the five-year period ending on the date of the disposition and the non-U.S. holder’s holding period and certain other conditions are satisfied. We believe that we currently are not and we do not anticipate becoming, a USRPHC.

Gain that is effectively connected with the conduct of a trade or business in the United States generally will be subject to U.S. federal income tax, net of certain deductions, at regular U.S. federal income tax rates. If the non-U.S. holder is a foreign corporation, the branch profits tax described above also may apply to such effectively connected gain. An individual non-U.S. holder who is subject to U.S. federal income tax because the non-U.S. holder was present in the United States for 183 days or more during the year of sale or other disposition of our securities will generally be subject to a flat 30% tax on the gain derived from such sale or other disposition, which may be offset by U.S. source capital losses, provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

Information Reporting and Backup Withholding

We must report annually to the Internal Revenue Service and to each non-U.S. holder the amount of dividends paid to and the tax withheld with respect to, each non-U.S. holder. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable tax treaty. Copies of this information also may be made available under the provisions of a specific treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established.

U.S. backup withholding tax (currently, at a rate of 28%) is imposed on certain payments to persons that fail to furnish the information required under the U.S. information reporting rules. Dividends paid to a non-U.S. holder generally will be exempt from backup withholding if the non-U.S. holder provides a properly executed IRS Form W-8BEN or W-8BEN-E, or otherwise establishes an exemption.

Under U.S. Treasury regulations, the payment of proceeds from the disposition of our securities by a non-U.S. holder effected at a U.S. office of a broker generally will be subject to information reporting and backup withholding, unless the beneficial owner, under penalties of perjury, certifies, among other things, its status as a non-U.S. holder or otherwise establishes an exemption. The payment of proceeds from the disposition of our securities by a non-U.S. holder effected at a non-U.S. office of a broker generally will not be subject to backup withholding and information reporting, except in the case of proceeds from a disposition of our securities by a non-U.S. holder effected at a non-U.S. office of a broker that is:

•	a U.S. person;

•	a “controlled foreign corporation” for U.S. federal income tax purposes;

•	a foreign person 50% or more of whose gross income from certain periods is effectively connected with a U.S. trade or business; or

•	a foreign partnership if at any time during its tax year (a) one or more of its partners are U.S. persons who, in the aggregate, hold more than 50% of the income or capital interests of the partnership, or (b) the foreign partnership is engaged in a U.S. trade or business.

Information reporting will apply unless the broker has documentary evidence in its files that the owner is a non-U.S. holder and certain other conditions are satisfied, or the beneficial owner otherwise establishes an exemption (and the broker has no knowledge or reason to know to the contrary). Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that the owner is a U.S. person.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder generally can be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the Internal Revenue Service in a timely manner. Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

Foreign Account Tax Compliance

Under Sections 1471 through 1474 of the Code and the Treasury regulations and administrative guidance promulgated thereunder (collectively, “FATCA”), a U.S. federal withholding tax of 30% generally is imposed on any dividends paid on our common stock and a U.S. federal withholding tax of 30% generally will be imposed on gross proceeds from the disposition of our securities (beginning January 1, 2019) paid to (i) a “foreign financial institution” (as specifically defined under FATCA) unless such institution enters into an agreement with the U.S. tax authorities to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) and (ii) certain other foreign entities unless such entity provides the withholding agent with a certification identifying its direct and indirect “substantial U.S. owners” (as defined under FATCA) or, alternatively, provides a certification that no such owners exist and, in either case, complies with certain other requirements. The withholding tax described above will not apply if the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from the rules and properly certifies its exempt status to a withholding agent or is deemed to be in compliance with FATCA. Application of FATCA tax does not depend on whether the payment otherwise would be exempt from U.S. federal withholding tax under the other exemptions described above. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Prospective non-U.S. holders should consult with their tax advisors regarding the possible implications of FATCA on their investment in our securities.

55

UNDERWRITING

WestPark Capital, Inc. is acting as the book running manager of the offering, and we have entered into an underwriting agreement on the date of this prospectus, with them as underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters and the underwriters have agreed to purchase from us, at the public offering price per share less the underwriting discounts set forth on the cover page of this prospectus.

The underwriters are committed to purchase all the Units offered by us other than those covered by the option to purchase additional Units described below, if they purchase any securities. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters are offering the Units, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Over-allotment Option

We have granted the underwriters an over-allotment option. This option, which is exercisable for up to 45 days after the date of this prospectus, permits the underwriters to purchase a maximum of (i) 150,000 additional shares of common stock included in the Units, and/or (ii) Warrants to purchase 150,000 shares of common stock included in the Units (15% of the shares of common stock and Warrants included in the Units sold in this offering) from us in any combination thereof to cover over-allotments, if any. If the underwriters exercise all or part of this option, they will purchase shares and/or Warrants covered by the option at the public offering price per share and Warrant, respectively, that appears on the cover page of this prospectus, less the underwriting discount. If this option is exercised in full, the total offering price to the public will be $8,625,000 and the total net proceeds, before expenses to us will be $7,935,000.

Discount

The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per Share	Total Without Over- Allotment Option	Total With Over- Allotment Option
Public offering price	$7.50	$7,500,000	$8,625,000
Underwriting discount (8%)	$.60	$600,000	$690,000
Proceeds, before expenses, to us	$6.90	$6,500,000	$7.935,000

The underwriters propose to offer the Units offered by us to the public at the public offering price per Unit set forth on the cover of this prospectus. In addition, the underwriters may offer some of the Units to other securities dealers at such price less a concession of $            per Unit. If all of the Units offered by us are not sold at the public offering price per Unit, the underwriters may change the offering price per Unit and other selling terms by means of a supplement to this prospectus.

We will pay the out-of-pocket accountable expenses of the underwriters in connection with this offering. The underwriting agreement, however, provides that in the event the offering is terminated, any advance expense deposits paid to the underwriters will be returned to the extent that offering expenses are not actually incurred in accordance with FINRA Rule 5110(f)(2)(C).

We have agreed to pay the underwriters an accountable expenses allowance equal to 1.5% of the public offering price of the Units (excluding Units that we may sell to the underwriters to cover over-allotments). We have also agreed to pay all expenses related to the offering, including, but not limited to: (a) all filing fees and expenses relating to the registration of the securities with the Commission; (b) all FINRA Public Offering filing fees; (c) all fees and expenses relating to the listing of our shares of common stock and Warrants on the Nasdaq Stock Market; (d) all fees, expenses and disbursements relating to the registration or qualification of the securities under the “blue sky” securities laws of such states and other jurisdictions as the underwriters may reasonably designate; (e) all fees, expenses and disbursements relating to the registration, qualification or exemption of the securities under the securities laws of such foreign jurisdictions as the underwriters may reasonably designate; (f) the costs of all mailing and printing of the offering documents; (g) transfer and/or stamp taxes, if any, payable upon the transfer of securities from us to the underwriters; (h) the fees and expenses of our accountants; (i) fees and expenses of Underwriters’ legal counsel not to exceed $75,000; and (i) up to an aggregate of $75,000 for the costs associated with the use of book building, prospectus tracking and compliance software for the offering; lucite tombstones and mementos; “road show” expenses; and background checks. The maximum amount of accountable expenses to be reimbursed to the underwriters and related persons in connection with this offering (including fees and expenses of counsel to the underwriters) is $150,000.

We have granted to the underwriters an irrevocable right of first refusal to act as sole investment banker, sole book-runner or sole underwriter in connection with any public underwriting or private placement of debt or equity securities for a period of one (1) year after completion of this offering.

We estimate that the total expenses of the offering payable by us, excluding underwriting discounts and commissions, will be approximately $337,500.

56

Discretionary Accounts

The underwriters do not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Underwriters’ Warrants

We have agreed to issue to the underwriters warrants to purchase up to a total of 7% of the shares of common stock included in the Units to be sold in this offering (excluding the shares sold through the exercise of the over-allotment option). The warrants are exercisable at $11.25 per share (150% of the public offering price) commencing on the effective date of the offering under this prospectus supplement and expiring five (5) years from the effective date of the offering in compliance with FINRA Rule 5110(f)(2)(G). The warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The underwriters (or their permitted assignees under the Rule) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will it engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from effectiveness. In addition, the warrants provide for registration rights upon request, in certain cases. We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of common stock at a price below the warrant exercise price.

Lock-Up Agreements

Pursuant to certain “lock-up” agreements, we, our executive officers, directors and holders of at least 1% of outstanding shares of our common stock and securities exercisable for or convertible into our common stock outstanding immediately upon the closing of this offering, have agreed, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of, directly or indirectly, engage in any short selling of any common stock or securities convertible into or exchangeable or exercisable for any common stock, whether currently owned or subsequently acquired, without the prior written consent of the underwriters, for a period of 180 days from the date of effectiveness of the offering.

The lock-up period described in the preceding paragraph will be automatically extended if: (1) during the last 17 days of the restricted period, we issue an earnings release or announce material news or a material event; or (2) prior to the expiration of the lock-up period, we announce that we will release earnings results during the 16-day period beginning on the last day of the lock-up period, in which case the restrictions described in the preceding paragraph will continue to apply until the expiration of the 18-day period beginning on the date of the earnings release, unless the underwriters waive this extension in writing; provided, however, that this lock-up period extension shall not apply to the extent that FINRA has amended or repealed NASD Rule 2711(f)(4), or has otherwise provided written interpretive guidance regarding such rule, in each case, so as to eliminate the prohibition of any broker, dealer, or member of a national securities association from publishing or distributing any research report, with respect to the securities of an emerging growth company (as defined in the JOBS Act) prior to or after the expiration of any agreement between the broker, dealer, or member of a national securities association and the emerging growth company or its stockholders that restricts or prohibits the sale of securities held by the emerging growth company or its stockholders after an initial public offering date.

Electronic Offer, Sale and Distribution of Shares

A prospectus in electronic format may be made available on the websites maintained by the underwriters, if any, participating in this offering and the underwriters participating in this offering may distribute prospectuses electronically. The underwriters may agree to allocate a number of Units for sale to its online brokerage account holders. Internet distributions will be allocated by the underwriters that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the Registration Statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriters in their capacity as underwriters, and should not be relied upon by investors.

Stabilization

In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids and purchases to cover positions created by short sales.

•	Stabilizing transactions permit bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum and are engaged in for the purpose of preventing or retarding a decline in the market price of the shares while the offering is in progress.

•	Over-allotment transactions involve sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any short position by exercising their over-allotment option and/or purchasing shares in the open market.

•	Syndicate covering transactions involve purchases of shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through exercise of the over- allotment option. If the underwriters sell more shares than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

•	Penalty bids permits the underwriters to reclaim a selling concession from a syndicate member when the shares originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our shares of common stock or preventing or retarding a decline in the market price of our shares of common stock. As a result, the price of our common stock or warrants in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on The Nasdaq Capital Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

57

Passive Market Making

In connection with this offering, the underwriters may engage in passive market making transactions in our common stock on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Other Relationships

The underwriters and their respective affiliates may, in the future provide various investment banking, commercial banking and other financial services for us and our affiliates for which they have received, and may in the future receive, customary fees. However, except as disclosed in this prospectus, we have no present arrangements with the underwriters for any further services.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Determination of Offering Price

Prior to this offering, there has been no public market for our securities. The initial public offering price will be negotiated between the underwriters and us. In determining the initial public offering price of the Units, the underwriters will consider, among other things:

•	the prospects for our company and the industry in which we operate;

•	our financial information;

•	financial and operating information and market valuations of publicly traded companies engaged in activities similar to ours;

•	the prevailing conditions of U.S. securities markets at the time of this offering; including the novel coronavirus, COVID-19;

•	the recent market prices of, and the demand for, publicly traded shares of generally comparable companies;

•	our past and present financial and operating performance; and

•	other factors deemed relevant by us and the underwriters.

Neither we nor the underwriters can assure investors that an active trading market will develop for our securities, or that our shares of common stock and Warrants will trade in the public market at or above the initial public offering price.

58

INTERESTS OF NAMED EXPERTS AND COUNSEL

No experts or counsel to the Company have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

EXPERTS

Our financial statements from October 24, 2018 (inception) through period ending December 31, 2018 and for the year ended December 31, 2019 have been audited by M&K CPAS, PLLC, an independent registered public accounting firm as set forth in its report and are included in reliance upon such report given on the authority of such firm as experts in accounting.

The Magical Beasts, LLC financial statements from December 12, 2017 (inception) through period ending December 31, 2018 and for the year ended December 31, 2019 have been audited by M&K CPAS, PLLC, an independent registered public accounting firm as set forth in its report and are included in reliance upon such report given on the authority of such firm as experts in accounting.

LEGAL MATTERS

Sichenzia Ross Ference LLP, New York, New York, will pass upon the validity of securities to be sold in this offering. Cozen O’Connor P.C., Minneapolis, Minnesota, will pass upon certain legal matters for the underwriters.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering to sell. This prospectus, which constitutes part of the registration statement, does not include all of the information contained in the registration statement and the exhibits, schedules and amendments to the registration statement. For further information with respect to us and our securities, we refer you to the registration statement and to the exhibits and schedules to the registration statement. Statements contained in this prospectus about the contents of any contract, agreement or other document are not necessarily complete, and, in each instance, we refer you to the copy of the contract, agreement or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

The SEC maintains a website, which is located at www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may access the registration statement of which this prospectus is a part at the SEC’s website.

Upon completion of this offering, we will be subject to the information reporting requirements of the Securities Exchange Act of 1934, and we will file reports, proxy statements and other information with the SEC. All documents filed with the SEC are available for inspection and copying at the public reference room and website of the SEC referred to above. We maintain a website at www.jupiterwellnessinc.com. You may access our reports, proxy statements and other information free of charge at this website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information on such website is not incorporated by reference and is not a part of this prospectus.

59

JUPITER WELLNESS, INC.

INDEX TO FINANCIAL STATEMENTS

PAGES
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-2
BALANCE SHEETS AS OF DECEMBER 31, 2019 and 2018	F-3
STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2019 AND FOR THE PERIOD FROM OCTOBER 24, 2018 (INCEPTION) TO DECEMBER 31, 2018	F-4
STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT) FOR THE YEAR ENDED DECEMBER 31, 2019 AND FOR THE PERIOD FROM OCTOBER 24, 2018 (INCEPTION) TO DECEMBER 31, 2018	F-5
STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2019 AND FOR THE PERIOD FROM OCTOBER 24, 2018 (INCEPTION) TO DECEMBER 31, 2018	F-6
NOTES TO FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2019 AND FOR THE PERIOD FROM OCTOBER 24, 2018 (INCEPTION) TO DECEMBER 31, 2018	F-7

UNAUDITED
BALANCE SHEETS AS OF JUNE 30, 2020 AND DECEMBER 31, 2019	F-14
STATEMENTS OF OPERATIONS FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2020 AND 2019	F-15
STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT) FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND FOR THE YEAR ENDED DECEMBER 31, 2019	F-16
STATEMENTS OF CASH FLOWS FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND FOR THE YEAR ENDED DECEMBER 31, 2019	F-17
NOTES TO FINANCIAL STATEMENTS FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND FOR THE YEAR ENDED DECEMBER 31, 2019	F-18

MAGICAL BEASTS, LLC

INDEX TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-31
BALANCE SHEETS AS OF DECEMBER 31, 2019 and 2018	F-32
STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2019 AND FOR THE PERIOD FROM DECEMBER 12, 2017 (INCEPTION) TO DECEMBER 31, 2018	F-33
STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT) FOR THE YEAR ENDED DECEMBER 31, 2019 AND FOR THE PERIOD FROM DECEMBER 12, 2017 (INCEPTION) TO DECEMBER 31, 2018	F-34
STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2019 AND FOR THE PERIOD FROM DECEMBER 12, 2018 (INCEPTION) TO DECEMBER 31, 2018	F-35
NOTES TO FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2019 AND FOR THE PERIOD FROM OCTOBER 24, 2018 (INCEPTION) TO DECEMBER 31, 2018	F-36

F-1

Index

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Jupiter Wellness, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Jupiter Wellness, Inc. (the Company) as of December 31, 2019 and December 31, 2018, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the year and period ending December 31, 2019 and from October 24, 2018 (Inception) through December 31, 2018 and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018 and the results of its operations and its cash flows for the year ended December 31, 2019 and from October 24, 2018 (Inception) through December 31, 2018 in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company suffered losses from operations which raise substantial doubt about its ability to continue as a going concern. Managements plans regarding those matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

We have served as the Company’s auditor since 2019.

Houston, TX
June 17, 2020

F-2

Index

JUPITER WELLNESS, INC.

BALANCE SHEETS

AS OF DECEMBER 31, 2019 and 2018

	December 31, 2019	December 31, 2018

Assets

Cash	$531,026	$161,316
Due from third party	400	30,000
Inventory	135,478	—
Account receivable	1,911	—
Prepaid expenses	25,000	—
Right of use assets	49,974	—
Security Deposits	2,000	—
Total current assets	745,789	191,316

Total assets	$745,789	$191,316

Liabilities and Shareholders’ Equity

Accounts Payable	10,721	7,000
Convertible notes payable to related parties	300,000	—
Current portion of lease liability	20,566	—
Accrued liabilities	5,157
Total current Liabilities	336,444	7,000

Long-term portion lease liability	30,137	—
Total liabilities	366,581	7,000

Preferred stock, $0.001 par value, 100,000 shares authorized of which none are issued and outstanding
Common stock, $.001 par value, 100,000,000 shares authorized, of which 6,893,000 and 5,958,000 shares issued and outstanding as of December 31, 2019 and 2018, respectively	6,893	5,958
Common stock payable	325,000	—
Additional paid-in capital	1,032,511	238,542
Subscription Receivable	—	(450)
Accumulated deficits	(985,196)	(59,734)
Total Shareholders’ Equity	379,208	184,316

Total Liabilities and Shareholders’ Equity	$745,789	$191,316

The accompanying notes are an integral part of these financial statements

F-3

Index

JUPITER WELLNESS, INC.

STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2019 AND FOR THE PERIOD

FROM OCTOBER 24, 2018 (INCEPTION) TO DECEMBER 31, 2018

	Year ended December 31, 2019	For the from October 24, 2018 (Inception) through December 31, 2018
Revenue
Sales	$6,455	$—
Cost of Sales	18,024	—
Gross profit (loss)	(11,569)	—

Operating expense
General and administrative expenses	908,717	59,734
Total operating expense	908,717	59,734

Other income / (expense)
Interest income	1,381	—
Interest expense	(6,557)	—
Total other income / (expense)	(5,176)	—

Net (loss)	(925,462)	(59,734)

Net (loss) per share:
Basic	$(0.15)	$(0.02)

Weighted average number of shares
Basic	6,301,219	3,364,113

The accompanying notes are an integral part of these financial statements

F-4

Index

JUPITER WELLNESS, INC.

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2019 AND FOR THE PERIOD

FROM OCTOBER 24, 2018 (INCEPTION) TO DECEMBER 31, 2018

	Common Stock		Common	Additional
	Shares	Amount	Stock Payable	Paid-In Capital	Subscription Receivable	Accumulated Deficits	Total
Balance, October 24, 2018 (Inception)	—	$—	—	$—	$—	$—	$—

Founders shares of common stock issued for cash	5,000,000	5,000	—	4,500	(450)	—	4,500

Common stock issued for cash	958,000	958	—	234,042	—	—	235,000

Net (loss)	—	—	—	—	—	(59,734)	(59,734)

Balance, December 31, 2018	5,958,000	$5,958	—	$238,542	$(450)	$(59,734)	$184,316

Common stock issued for cash (net of offering expenses)	935,000	935	—	761,065	—	—	762,000

Collection of subscription receivable	—	—	—		450	—	450

Common stock warrants issued as compensation	—	—	—	32,904	—	—	32,904

Common stock payable for services	—	—	325,000	—	—	—	325,000

Net (loss)	—	—	—	—	—	(925,462)	(925,462)

Balance, December 31, 2019	6,893,000	$6,893	$325,000	$1,032,511	$—	$(985,196)	$379,208

The accompanying notes are an integral part of these financial statements

F-5

Index

JUPITER WELLNESS, INC.

STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2019 AND FOR THE PERIOD

FROM OCTOBER 24, 2018 (INCEPTION) TO DECEMBER 31, 2018

	Year ended December 31, 2019	For the from October 24, 2018 (Inception) through December 31, 2018

Cash flows from operating activities:
Net (loss)	$(925,462)	$(59,734)
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Shares of common stock to be issued for services	325,000	—
Stock options issued for compensation	32,904	—
Changes in operating assets and liabilities:
Due from third party	29,600	(30,000)
Accounts receivable	(1,911)	—
Inventory	(135,478)	—
Prepaid expenses	(25,000)	—
Right of use assets	(49,974)	—
Lease liability	50,703	—
Security deposits	(2,000)	—
Accounts payable	3,721	7,000
Accrued liabilities	5,157	—
Net cash (used in) operating activities	(692,740)	(82,734)

Cash flows from financing activities:
Repayment of notes payable – related party	(25,000)	—
Proceeds from notes payable - related party	75,000	—
Proceeds from convertible promissory note payable	250,000	—
Collection of subscription receivable	450	—
Proceeds from sales of common stock	762,000	244,050
Net cash provided by financing activities	1,062,450	244,050

Net increase in cash and cash equivalents	369,710	161,316

Cash and cash equivalents at the beginning of the period	161,316	—
Cash and cash equivalents at the end of the period	$531,026	$161,316

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$—	$—
Cash paid for income taxes	$—	$—

The accompanying notes are an integral part of these financial statements

F-6

Index

JUPITER WELLNESS, INC.

Notes to Financial Statements

For the Year Ended December 31, 2019 and

For the Period From October 24, 2018 (Inception) through December 31, 2018

Note 1 - Organization and Business Operations

Jupiter Wellness, Inc. (the “Company”) was formed on October 24, 2018 under the laws of the State of Delaware, and is headquartered in Jupiter, Florida. The Company is a leading cutting-edge wellness brand dedicated to exploring and developing multiple therapeutic and medical use for Cannabidiol (CBD) in the treatment of various ailment and diseases such as cancer, arthritis, anxiety, insomnia, psoriasis, chronic pain amongst others.

As of December 31, 2018, the Company had not yet commenced any operations. During the year ended December 31, 2019, the Company generated revenue of $6,455. The Company’s activities through December 31, 2019 are primarily related to the Company’s formation and the offering of its common stock pursuant to the Form 1-A (as described in Note 6 below). The Company has selected December 31 as its fiscal year end.

Going Concern Consideration

As of December 31, 2019, the Company an accumulated deficit of $985,196, and the cash flow used in operations during the year ended December 31, 2019 was $692,740. The Company has incurred and expects to continue to incur significant costs in pursuit of its exploring and developing plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management has taken certain action and continues to implement changes designed to improve the Company’s financial results and operating cash flows.  The actions involve certain cost-saving initiatives and growing strategies, including (a) engage in very limited activities without incurring any liabilities that must be satisfied in cash until a source of funding is secured; and (b) offer noncash consideration and seek for equity lines as a means of financing its operations. If the Company is unable to obtain revenue producing contracts or financing or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

Note 2 - Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of US Securities and Exchange Commission (“SEC”).

Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with a maturity of three months or less when purchased to be cash and equivalents for purposes of the statement of cash flows. There were no cash equivalents as of December 31, 2019 and 2018.

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Index

Inventory

Inventories are stated at the lower of cost or market. The Company periodically reviews the value of items in inventory and provides write-downs or write-offs of inventory based on its assessment of market conditions. Write-downs and write-offs are charged to cost of goods sold. Inventory is based upon the average cost method of accounting.

Net Loss per Common Share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net income (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. If applicable, diluted earnings per share assume the conversion, exercise or issuance of all common stock instruments such as options, warrants, convertible securities and preferred stock, unless the effect is to reduce a loss or increase earnings per share. As such, options, warrants, convertible securities and preferred stock are not considered in the calculations, as the impact of the potential common shares would be to decrease the loss per share.

	For the Year Ended December 31, 2019	For the period from October 24, 2018 (Inception) to December 31, 2018

Numerator:
Net (loss)	$(925,462)	$(59,734)

Denominator:
Denominator for basic earnings per share - Weighted-average common shares issued and outstanding during the period	6,301,219	3,364,113
Denominator for diluted earnings per share	6,301,219	3,364,113
Basic (loss) per share	$(0.15)	$(0.02)
Diluted (loss) per share	$(0.15)	$(0.02)

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Revenue Recognition

The Company generates its revenue from the sale of its products directly to the end user or distributor (collectively the “customer”).

The Company recognizes revenues by applying the following steps in accordance with FASB Accounting Standards Codification 606 “Revenue from Contracts with Customers” (“ASC 606”). Under ASC 606, revenues are recognized when control of the promised goods or services are transferred to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements:

•	identify the contract with a customer;
•	identify the performance obligations in the contract;
•	determine the transaction price;
•	allocate the transaction price to performance obligations in the contract; and
•	recognize revenue as the performance obligation is satisfied.

The Company’s performance obligations are satisfied when goods or products are shipped on a FOB shipping point basis as title passes when shipped. Our product is generally paid in advance of shipment or standard net 30 days and we offer no specific right of return, refund or warranty related to our products except for cases of defective products of which there have been none to date.

Our revenue currently is generated from one general product category of health care products with one performance obligation and geographically there are no specific concentrations of our customer base to disaggregate our revenue stream.

F-8

Index

Accounts Receivable and Credit Risk

Accounts receivable are generated from sales of the Company’s products. The Company provides an allowance for doubtful collections, which is based upon a review of outstanding receivables, historical collection information, and existing economic conditions. As of December 31, 2019, the Company has not recognized any allowance for doubtful collections.

Stock based compensation

The Company recognizes compensation costs to employees under FASB Accounting Standards Codification 718 “Compensation - Stock Compensation” (“ASC 718”). Under ASC 718, companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share based compensation arrangements include stock options and warrants. As such, compensation cost is measured on the date of grant at their fair value. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant.

On October 24, 2018, the inception date, the Company adopted ASU No. 2018-07 “Compensation - Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting.” These amendments expand the scope of Topic 718, Compensation - Stock Compensation (which currently only includes share-based payments to employees) to include share-based payments issued to nonemployees for goods or services. Consequently, the accounting for share-based payments to nonemployees and employees will be substantially aligned.

Income Taxes

The Company accounts for income taxes under ASC 740 Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. Since the Company was incorporated on October 24, 2018, the evaluation was performed for 2018 and 2019 tax year which would be subject to examination. The Company believes that its income tax positions and deductions would be sustained on audit and does not anticipate any adjustments that would result in a material changes to its financial position. The Company’s policy for recording interest and penalties associated with audits is to record such items as a component of income tax expense.

The Company’s deferred tax asset at December 31, 2019 consists of net operating loss carry forwards calculated using federal and state effective tax rates equating to approximately $120,000 less a valuation allowance in the amount of approximately $120,000. Because of the Company’s lack of earnings history, the deferred tax asset has been fully offset by a valuation allowance in the year ended December 31, 2019.

The table below reconciles the US federal income tax rate to the effective rate for the years ended December 31, 2019 and 2018.

	2019	2018
Income Tax at Statutory Rate	(21%)	(21%)
Effect of Operating Losses	21%	21%
	0%	0%

F-9

Index

Related parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include a. affiliates of the Company; b. entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a. the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Recent Accounting Pronouncements

In June 2018, the FASB issued ASU 2018-07, which simplifies the accounting for non-employee share-based payment transactions. The amendments specify that Topic 718 applies to all share-based payment transactions in which a grantor acquires goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. The standard will be effective for us in the first quarter of our fiscal year 2020, although early adoption is permitted (but no sooner than the adoption of Topic 606). The adoption of this standard is not expected to have a significant impact on the Company’s results of operations, financial condition, cash flows, and financial statement disclosures.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) ("ASU 2014-09"). ASU 2014-09 will supersede virtually all existing revenue guidance. Under this update, an entity is required to recognize revenue upon transfer of promised goods or services to customers, in an amount that reflects the expected consideration received in exchange for those goods or services. As such, an entity will need to use more judgment and make more estimates than under the current guidance. ASU 2014-09 is to be applied retrospectively either to each prior reporting period presented in the financial statements, or only to the most current reporting period presented in the financial statements with a cumulative effect adjustment to retained earnings. The Company has elected to apply the impact (if any) of applying ASU 2014-09 to the most current reporting period presented in the financial statements with a cumulative effect adjustment to retained earnings.

In February 2016, Topic 842, “Leases” was issued to replace the leases requirements in Topic 840, “Leases”. The main difference between previous GAAP and Topic 842 is the recognition of lease assets and lease liabilities by lessees for those leases classified as operating leases under previous GAAP. A lessee should recognize in the balance sheet a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. If a lessee makes this election, it should recognize lease expense for such leases generally on a straight-line basis over the lease term. The accounting applied by a lessor is largely unchanged from that applied under previous GAAP. Topic 842 will be effective for annual reporting periods beginning after December 15, 2018, including interim periods within those annual periods and is to be retrospectively applied. The Company has adopted this standard beginning January 1, 2019. The adoption of this standard has not had a significant impact on the Company’s results of operations, financial condition, cash flows, and financial statement disclosures.

F-10

Index

Note 3 - Prepaid Expenses

As of December 31, 2019, the Company had prepaid expenses of $25,000, consisting of offering expenses in connection with a pending fund raise.

Note 4 - Inventory

As of December 31, 2019, the Company had inventory of $135,478, consisting of finished goods, raw materials and packaging supplies.

Note 5 - Convertible Notes Payable – Related Parties

On June 10, 2019, the Company entered into a Twenty-Five Thousand Dollar ($25,000) Convertible Promissory Note (the “Caro Note”) with Caro Partners, LLC (“Caro”), a consulting firm owned by Brian S. John, our Chief Executive Officer and a member of our Board of Directors,. The term of the Caro Note was one year. The interest rate was ten percent (10%) non compounded and payable semi-annually. The Caro Note was convertible at any time by Caro at a conversion price of $0.25 per share of common stock. The Caro Note was paid in full in September 2019. As a result, no value was allocated to the conversion feature.

As of December 31, 2019, the aggregate outstanding balance of notes payable to related parties (the “Convertible Promissory Notes”) was $300,000, net of repayments of $25,000 in September 2019.

The terms of the Convertible Promissory Notes are as follows:

The first Convertible Promissory Note for $50,000, dated July 2019, has a term of one year, an annual interest rate of ten percent (10%), which is non compounded and payable semi-annually, and convertible into the Company’s common stock at any time by the holder at a conversion price of $0.25 per share, which is considered as the fair value of the Company’s common stock based on the arm’s length equity transactions since there is no open market for the Company’s common stock yet. As a result, the Company determined that the conversion features contained in this Convertible Promissory Note should carry neither beneficial conversion feature nor derivative liabilities.

The second Convertible Promissory Note for $250,000, dated December 31, 2019, has a term of one year, an annual interest rate of eight percent (8%), effective on December 31, 2019, which is non compounded and payable semi-annually, and convertible into the Company’s common stock at any time by the holders at a conversion price of $3.00 per share, which is considered as the fair value of the Company’s common stock based on the arm’s length equity transactions since there is no open market for the Company’s common stock yet. As a result, the Company determined that the conversion features contained in the Note should carry neither beneficial conversion feature nor derivative liabilities.

The Company recorded interest expense of $2,181 related to the Convertible Promissory Notes during the year ended December 31, 2019, and the accrued interest payable of $2,181 was included into accrued liabilities as of December 31, 2019.

Note 6 - Capital Structure

Common Stock - The Company is authorized to issue a total of 100,000,000 shares of common stock with par value of $0.001 and 100,000 shares of preferred stock with par value of $0.001. As of December 31, 2019, 6,893,000 shares of common stock were issued and outstanding and no shares of preferred stock were issued and outstanding.

Founder Shares

As of December 31, 2018, 5,000,000 shares of the Company’s common stock were issued to the Founders of the Company (“Founder Shares”) for an aggregate amount of $5,000 to the management of the Company, of which $4,550 was collected as of December 31, 2018 and $450 was collected during the year ended December 31, 2019.

Subscription Shares

During 2018 and 2019, approximately 14 investors submitted subscription agreements to the Company regarding the purchase of total 1,158,000 shares of the Company’s Common Stock by cash payment of total $289,500, or $0.25 per share, of which $239,500 was collected as of December 31, 2018 and $50,000 was collected in 2019. The transaction was independently negotiated between the Company and the investors. The proceeds from the subscription agreements mitigated the Company’s cash pressure in short term.

Regulation A Offering

On June 21, 2019, the Company filed a Form 1-A Regulation A Offering Statement Under the Securities Act of 1933, as amended, and subsequent amendments thereto on July 29, 2019 and August 19, 2019 (the “Form 1-A”). On September 5, 2019, the Form 1-A was qualified by the Securities and Exchange Commission. Pursuant to the Form 1-A, as of December 31, 2019, the Company has sold 735,000 shares of its common stock, $0.001 par value per share, at a purchase price of $1.00 per share, resulting in gross proceeds of $785,000, before deducting offering expenses of $23,000.

Common Stock to be Issued

During 2019, the Company granted 100,000 shares of its common stock to its Chief Financial Officer and 300,000 shares to its Chairman. The shares were valued at $0.25 and $1.00 per share, respectively, and the Company recognized a total of $325,000 as compensation expense for the year ended December 31, 2019. The shares had not been issued as of December 31, 2019. The shares were valued based upon the last price paid by third parties for shares of our common stock.

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Index

Note 7 - Warrants and Options

In connection with the subscription agreements discussed in Note 6, during the years ended December 31, 2019 and 2018, the Company granted the subscribers a total of 1,158,000 warrants to purchase up to 1,158,000 shares of common stock at an exercise price of $0.50 per share, with a term of two years.

The fair value of these warrants was measured using the Black-Scholes valuation model at the grant date. The table below sets forth the assumptions for Black-Scholes valuation model on the respective reporting date.

Reporting Date	Relative Fair Value	Term (Years)	Exercise Price	Market Price on Grant Date	Volatility Percentage	Risk-free Rate
11/26/2018	$108,163	2	$0.50	$0.25	717%	0.0286
2/18/2019	$30,000	2	$0.50	$0.25	717%	0.0227
4/3/2019	$20,000	2	$0.50	$0.25	717%	0.0233

The following tables summarize all warrant outstanding as of December 31, 2019, and the related changes during this period.

	Number of Warrants	Exercise Price
Stock Warrants
Balance at December 31, 2018	958,000	$0.50
Granted	200,000	$0.50
Exercised	—	—
Expired	—	—
Balance at December 31, 2019	1,158,000	0.50
Warrants Exercisable at December 31, 2019	1,158,000	$0.50

 In connection with four of our Directors, Dr. Alila, Mr. Glynn, Mr. Meltion and Mr. Young, each entering into an Independent Director’s Agreement, the Directors were granted stock options to purchase a total of 141,330 shares of the Company’s common stock. The options have a three-year term with an exercise price between $0.25 and $3.00, and vest immediately. The Agreements call for an annual grant of additional options.

The fair value of these options was measured using the Black-Scholes valuation model at the grant date. The table below sets forth the assumptions for Black-Scholes valuation model on the respective reporting date.

Reporting Date	Number of Options Granted	Term (Years)	Exercise Price	Market Price on Grant Date	Volatility Percentage	Fair Value
2/25/19 – 7/29/19	116,330	3	$0.25	$0.25	194-281%	$20,955
10/25/19	25,000	3	$3.00	$0.25	193%	$11,949

The Company recognized $32,904 as compensation expense in the financial statements for the year ended December 31, 2019. The market price was valued based upon the last price paid by third parties for shares of our common stock.

Note 8 - Commitments and Contingencies

The Company entered into an office lease dated April 1, 2019 with a primary term of one-year plus two one-year extension at the Company’s option. The base lease rate during the primary term is $2,000 per month, and the monthly rate during the optional extension will be increased to $2,080 and $2,163, respectively. The Company paid a total of $21,430 in rent and related fees during the year ended December 31, 2019.

Under the new standard for lease reporting, the company recorded a Right of Use Asset (“ROU”) and an offsetting lease liability of $64,327 representing the present value of the future payments under the lease calculated using a 10% discount rate (the current borrowing rate of the company). The ROU and lease liability are amortized over the three year life of the lease. The unamortized balances at December 31, 2019 were ROU of $49,974, current lease liability of $20,566 and non-current lease liability of $30,137. Additionally, the Company recognized accreted interest expense of $4,376.

Legal Proceedings

The Company may be subject to legal proceedings and claims arising from contracts or other matters from time to time in the ordinary course of business. Management is not aware of any pending or threatened litigation where the ultimate disposition or resolution could have a material adverse effect on its financial position, results of operations or liquidity.

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Index

Note 9 - Subsequent Events

During the first quarter of 2020, the Company issued three convertible notes of $25,000,$250,000 and $300,000 effective on January 2, 2020, January 23, 2020 and March 9, 2020, respectively.

The $25,000 note has a one year term and accrues interest at an annual interest rate of eight percent (8%) non compounded and payable semi-annually. The note is convertible into the Company’s common stock at any time by the note holder at a conversion price of $3.00 per share, which is considered as the fair value of the Company’s common stock based on the arm’s length equity transactions since there is no open market for the Company’s common stock yet. As a result, the Company determined that the conversion features contained in the note should carry neither beneficial conversion feature nor derivative liabilities.

The $250,000 note has a one year term and accrues interest at an annual interest rate of eight percent (8%) non compounded and payable semi-annually. The note is convertible into the Company’s common stock at any time by the note holder at a conversion price of $3.00 per share, which is considered as the fair value of the Company’s common stock based on the arm’s length equity transactions since there is no open market for the Company’s common stock yet. As a result, the Company determined that the conversion features contained in the note should carry neither beneficial conversion feature nor derivative liabilities.

The $300,000 note has a one-year term and accrues interest at an annual interest rate of eight percent (8%) non compounded and payable semi-annually. The note is convertible into the Company’s common stock at any time by the Note holder at a conversion price of $3.00 per share.

Effective February 21, 2020, Jupiter Wellness Inc. (“Jupiter Sub”), our wholly-owned subsidiary, entered into a membership interest purchase agreement with Magical Beasts LLC (“Magical Beasts”), a Nevada limited liability corporation, and Krista Whitley, its sole interest holder, pursuant to which Jupiter Sub acquired all of the membership interests in Magical Beasts (the “Magical Beasts Acquisition”) in exchange for the following consideration:

•	$250,000 cash at closing;
•	A $1,000,000 promissory note, non-interest bearing, payable by us, due upon the earlier of i) the closing of this offering or ii) December 31, 2020; and
•	an option to purchase 250,000 restricted shares of our common stock at an exercise price of $1.00 per share;

In connection with the Magical Beasts Acquisition, Jupiter Sub shall enter into an executive employment agreement with Krista Whitley to act as our Director of Marketing, however, until such agreement is entered into, Jupiter Sub shall pay Krista Whitley an annual salary of $150,000.

In connection with the Magical Beasts Acquisition, on February 21, 2020, Jupiter Sub and Magical Beasts entered into a sales agency agreement (the “Sales Agency Agreement”), pursuant to which Magical Beasts and Ms. Whitley will act as a sales agent for Jupiter Sub’s products. The Sales Agency Agreement shall terminate on December 31, 2020. The Magical Beasts’ Acquisition and the Sales Agency Agreement significantly expand our sales and marketing capabilities. It has also significantly improved our web capabilities.

On February 21, 2020, Jupiter Sub entered into a sales distributor agreement (the “Distribution Agreement”) with Ayako Holdings, Inc. (“Ayako”), a Nevada corporation, pursuant to which Ayako retained Jupiter Sub as its exclusive sales and distribution agent for certain of its products. The Distribution Agreement, as extended, shall terminate on December 31, 2022. The Distribution Agreement includes an intellectual property licensing agreement (the “Licensing Agreement”) with Ayako, Magical Beasts and Happy Rat Licensing, LLC, a Nevada limited liability company, (collectively, the “Licensor”), dated February 18, 2020, pursuant to which the Licensor assigned its rights, titles, interests and claims to certain trademarks to Jupiter Wellness Marketing, Inc., as set forth in the Licensing Agreement. The Licensing Agreement lists Jupiter Wellness Marketing, Inc. as the assignee, which is the registered doing business as name for Jupiter Sub. The brands covered by the Distribution Agreement are “Bella”, “Jack”, “Felix & Ambrosia”, “fitCBD”, “Black Belt CBD”, and “Wellness CBD 1937”, which are all topical solutions containing CBD (collectively, the “Brands”).

The primary products that we started to sell pursuant to the Distribution Agreement are “1937 Comfort Cream”, “Wellness 1937 Temple Tonic”, “Felix and Ambrosia CBD Infused Heel Stick Crack” and related foot cream and a line of eye creams, anti- aging cream, anti-aging mask and “Bella Alpha C-Serum for Day”. The 1937 Comfort Cream is a vegan, non-comedogenic cream. It is formulated with a blend of natural oils including arnica, camphor, peppermint, Hawaiian cramp bark and other oils. The 8 ounce cream contains 1,000 mgs of 0% THC American grown industrial hemp derived oil. The Wellness 1937 CBD Temple Tonic is a three ounce rollerball to apply to your temple or lower neck area. It contains an oil blend that includes jojoba oil infused with guarana, peppermint, lavender, chamomile, eucalyptus, Hawaiian cramp bark and other oils. The three ounce roller contains 500 mgs of 0% THC American grown industrial hemp derived CBD. The Felix and ambrosia CBD Infused Heel Stick and foot cream is a moisturizing balm for dry, cracked heels. It is made with peppermint, lemon, aloe, tea tree oil, lavender, eucalyptus and other oils. It is infused with 0% THC American grown industrial hemp derived CBD. The antiaging eye cream, anti-aging day cream, anti-aging mask with AHA and the Bella alpha C-Serum for day products all contain a mixture of oils and are infused with 0% THC American grown industrial hemp. We have recently been selling them in a package called “Quarantine Glow Up Package” where you get one of each. All our current brands can be found at www.CBDCaring.com.

During the three months ended March 31, 2020, certain Directors were granted stock options to purchase a total of 83,330 additional shares of the Company’s common stock.  The options have a three-year term with an exercise price between $0.25 and $3.00.

F-13

Index

Jupiter Wellness, Inc.
Condensed Consolidated Balance Sheets
As of June 30, 2020 and December 31, 2019
	June 30, 2020	December 31, 2019
	(Unaudited)
Assets

Cash	$301,868	$531,026
Due from third party	—	400
Inventory	258,555	135,478
Accounts receivable	46,483	1,911
Prepaid expenses	50,000	25,000
Right of use assets	39,822	49,974
Other	3,390	2,000
Total current assets	700,118	745,789

Fixed assets, net of accumulated depreciation of $1,808	39,992	—
Intangible assets, net of accumulated amortization of $12,898	914,461	—
Goodwill	308,690	—
Total assets	$1,963,261	$745,789

Liabilities and Shareholders’ Equity

Accounts Payable	7,768	10,721
Convertible notes payable to related parties	1,125,000	300,000
Note payable issued in acquisition, net of discount	970,951	—
Current portion of lease liability	10,660	20,566
Covid 19 SBA Loan	84,578
Accrued liabilities	66,360	5,517
Total current Liabilities	2,265,317	336,444

Long-term portion lease liability	30,138	30,137
Total liabilities	2,295,455	366,581

Preferred stock, $0.001 par value, 100,000 shares authorized of which none are issued and outstanding	—	—
Common stock, $.001 par value, 100,000,000 shares authorized, of which 6,893,000 shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	6,893	6,893
Additional paid-in capital	1,236,282	1,032,511
Common stock payable	325,000	325,000
Accumulated deficits	(1,900,369)	(985,196)
Total Shareholders’ Equity	(332,194)	379,208

Total Liabilities and Shareholders’ Equity	$1,963,261	$745,789

The accompanying notes are an integral part of these unaudited financial statements

F-14

Index

Jupiter Wellness, Inc.
Condensed Consolidated Statement of Operations
For the Three and Six Months Ended June 30, 2020 and 2019
(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
Revenue
Sales	457,667	1,331	575,394	1,331
Cost of Sales	236,794	1,950	336,697	1,950
Gross profit	220,873	(619)	238,697	(619)

Operating expense
General and administrative expenses	618,113	68,408	1,100,366	141,949

Other income (expense)
Interest income	69	-	915	-
Interest expense	(36,204)	-	(54,419)	-
Total income (expense)	(36,135)	-	(53,504)	-

Net (loss)	(433,375)	(69,027)	(915,173)	(142,568)

Net (loss) per share:
Basic	(0.06)	(0.01)	(0.13)	(0.02)

Weighted average number of shares
Basic	6,983,000	6,155,363	6,983,000	6,106,729

F-15

Index

Jupiter Wellness, Inc.
Condensed Consolidated Statement of Changes in Stockholders' Equity
For the Six Months Ended June 30, 2020 and Year Ended December 31, 2019 (Unaudited)
	Common		Common	Additional
	Stock		Stock	Paid-In	Subscription	Accumulated
	Shares	Amount	Payable	Payable	Receivable	Deficits	Total
Balance, December 31, 2018	5,958,000	$5,958	$—	$238,542	$(450)	$(59,734)	$184,316
Common stock issued for cash (net of offering expenses)	935,000	935	—	761,065	—	—	762,000
Collection of subscription receivable	—	—	—	—	450	—	450
Common stock warrants issued as compensation	—	—	—	32,904	—	—	32,904
Common stock payable	—	—	325,000	—	—	—	325,000
Net (loss)	—	—	—	—	—	(925,462)	(925,462)
Balance, December 31, 2019	6,893,000	$6,893	$325,000	$1,032,511	$—	$(985,196)	$379,208

Acquisition consolidation - stock options	—	—	—	156,612	—	—	156,612
Common stock options issued as compensation	—	—	—	47,159	—	—	47,159
Net (loss)	—	—	—			(915,173)	(915,173)
Balance, June 30, 2019	6,893,000	$6,893	$325,000	$1,236,282	$—	$(1,900,369)	$(332,194)

The accompanying notes are an integral part of these unaudited financial statements

F-16

Index

Jupiter Wellness, Inc.
Consolidated Statement of Cash Flows
For the Six Months Ended June 30, 2020 and 2019 (Unaudited)

	For the six Months Ended June 30, 2020	For the six Months Ended June 30, 2019

Cash flows from operating activities:
Net (loss)	$(915,173)	$(142,568)
Adjustments to reconcile net income to net cash
provided by (used in) operating activities:
Stock based compensation	47,159	—
Depreciation and amortization	67,591	—
Changes in current operating assets and liabilities:
Due from third party	400	30,000
Prepaid expenses	(25,000)	(21,000)
Right of Entry asset	10,152	—
Accounts receivable	(44,572)	(2,594)
Inventory	(36,857)	(59,395)
Security deposits and other assets	(1,390)	(2,000)
Accounts payable	(2,953)	10,857
Accrued liabilities	61,203	879
Lease liability	(9,905)	—
Net cash (used in) operating activities	(849,345)	(185,821)

Cash flows from investing activities:
Purchase of fixed assets	(44,000)	—
Net cash paid in acquisition	(245,391)	—
Net cash (used in) investing activities	(289,391)	—

Cash flows from financing activities:
Proceeds from convertible debt	825,000	25,000
Collection of subscription receivable		225
Proceeds from Covid-19 SBA Loan	84,578
Proceeds from sales of common stock		50,000
Net cash provided by financing activities	909,578	75,225

Net increase (decrease) in cash and cash equivalents	(229,158)	(110,5996)

Cash and cash equivalents at the beginning of the period	531,026	161,316

Cash and cash equivalents at the end of the period	$301,868	$50,720

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$—	$—
Cash paid for income taxes	$—	$—
Acquisition of Magical Beasts, LLC (see note 12)	$1,111,648	$—

The accompanying notes are an integral part of these unaudited financial statements

F-17

Index

JUPITER WELLNESS, INC.

Notes to Financial Statements

For the Six Months Ended June 30, 2020

and Year Ended December 31, 2019

Note 1 - Organization and Business Operations

Jupiter Wellness, Inc. (the “Company”) was formed on October 24, 2018 as CBD Brands, Inc. under the laws of the State of Delaware, and is headquartered in Jupiter, Florida. The Company is a leading cutting-edge wellness brand dedicated to exploring and developing multiple therapeutic and medical use for Cannabidiol (CBD) in the treatment of various ailment and diseases such as cancer, arthritis, anxiety, insomnia, psoriasis, chronic pain amongst others.

Going Concern Consideration

As of June 30, 2020, the Company had $301,868 in cash, accumulated deficit of $1,900,369, and the cash flow used in operation during the period ended June 30, 2020 was $849,345. The Company has incurred and expects to continue to incur significant costs in pursuit of its exploring and developing plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management has taken certain action and continues to implement changes designed to improve the Company’s financial results and operating cash flows.  The actions involve certain cost-saving initiatives and growing strategies, including (a) engage in very limited activities without incurring any liabilities that must be satisfied in cash until a source of funding is secured; and (b) offer noncash consideration and seek for equity lines as a means of financing its operations. If the Company is unable to obtain revenue producing contracts or financing or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

Note 2 - Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of US Securities and Exchange Commission (“SEC”). The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Jupiter Wellness, Inc., a Florida corporation, and Magical Beasts, LLC, a Nevada limited liability company. All intercompany accounts and transactions have been eliminated.

Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

F-18

Index

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with a maturity of three months or less when purchased to be cash and equivalents for purposes of the statement of cash flows. There were no cash equivalents as of June 30, 2020.

Inventory

Inventories are stated at the lower of cost or market. The Company periodically reviews the value of items in inventory and provides write-downs or write-offs of inventory based on its assessment of market conditions. Write-downs and write-offs are charged to cost of goods sold. Inventory is based upon the average cost method of accounting.

Net Loss per Common Share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net income (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. If applicable, diluted earnings per share assume the conversion, exercise or issuance of all common stock instruments such as options, warrants, convertible securities and preferred stock, unless the effect is to reduce a loss or increase earnings per share. As such, options, warrants, convertible securities and preferred stock are not considered in the calculations, as the impact of the potential common shares would be to decrease the loss per share.

	For the Six Months Ended June 30, 2020	For the Six Months Ended June 30, 2019

Numerator:
Net (loss)	$(915,173)	$(73,541)

Denominator:
Denominator for basic earnings per share - Weighted-average common shares issued and outstanding during the period	6,893,000	6,057,556
Denominator for diluted earnings per share	6,893,000	6,057,556
Basic (loss) per share	$(0.13)	$(0.01)
Diluted (loss) per share	$(0.13)	$(0.01)

 Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

F-19

Index

Revenue Recognition

The Company generates its revenue from the sale of its products directly to the end user or distributor (collectively the “customer”).

The Company recognizes revenues by applying the following steps in accordance with FASB Accounting Standards Codification 606 “Revenue from Contracts with Customers” (“ASC 606”). Under ASC 606, revenues are recognized when control of the promised goods or services are transferred to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements:

•	identify the contract with a customer;

•	identify the performance obligations in the contract;

•	determine the transaction price;

•	allocate the transaction price to performance obligations in the contract; and

•	recognize revenue as the performance obligation is satisfied.

The Company’s performance obligations are satisfied when goods or products are shipped on a FOB shipping point basis as title passes when shipped. Our product is generally paid in advance of shipment or standard net 30 days and we offer no specific right of return, refund or warranty related to our products except for cases of defective products of which there have been none to date.

Our revenue currently is generated from one general product category of health care products with one performance obligation and geographically there are no specific concentrations of our customer base to disaggregate our revenue stream.

 Accounts Receivable and Credit Risk

Accounts receivable are generated from sales of the Company’s products. The Company provides an allowance for doubtful collections, which is based upon a review of outstanding receivables, historical collection information, and existing economic conditions. As of June 30, 2020 and December 31, 2019, the Company has not recognized any allowance for doubtful collections.

Stock based compensation

The Company recognizes compensation costs to employees under FASB Accounting Standards Codification 718 “Compensation - Stock Compensation” (“ASC 718”). Under ASC 718, companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share based compensation arrangements include stock options and warrants. As such, compensation cost is measured on the date of grant at their fair value. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant.

On October 24, 2018, the inception date, the Company adopted ASU No. 2018-07 “Compensation - Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting.” These amendments expand the scope of Topic 718, Compensation - Stock Compensation (which currently only includes share-based payments to employees) to include share-based payments issued to nonemployees for goods or services. Consequently, the accounting for share-based payments to nonemployees and employees will be substantially aligned.

Income Taxes

The Company accounts for income taxes under ASC 740 Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. Since the Company was incorporated on October 24, 2018, the evaluation was performed for 2018 tax year which would be the only period subject to examination. The Company believes that its income tax positions and deductions would be sustained on audit and does not anticipate any adjustments that would result in a material changes to its financial position. The Company’s policy for recording interest and penalties associated with audits is to record such items as a component of income tax expense.

F-20

Index

Related parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include a. affiliates of the Company; b. Entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. Other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The consolidated financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a. the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Recent Accounting Pronouncements

In June 2018, the FASB issued ASU 2018-07, which simplifies the accounting for non-employee share-based payment transactions. The amendments specify that Topic 718 applies to all share-based payment transactions in which a grantor acquires goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. The standard will be effective for us in the first quarter of our fiscal year 2020, although early adoption is permitted (but no sooner than the adoption of Topic 606). The Company has adopted this standard beginning January 1, 2019. The adoption of this standard has not had a significant impact on the Company’s results of operations, financial condition, cash flows, and financial statement disclosures.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”). ASU 2014-09 will supersede virtually all existing revenue guidance. Under this update, an entity is required to recognize revenue upon transfer of promised goods or services to customers, in an amount that reflects the expected consideration received in exchange for those goods or services. As such, an entity will need to use more judgment and make more estimates than under the current guidance. ASU 2014-09 is to be applied retrospectively either to each prior reporting period presented in the financial statements, or only to the most current reporting period presented in the financial statements with a cumulative effect adjustment to retained earnings. The Company has elected to apply the impact (if any) of applying ASU 2014-09 to the most current reporting period presented in the financial statements with a cumulative effect adjustment to retained earnings.

In February 2016, Topic 842, “Leases” was issued to replace the leases requirements in Topic 840, “Leases”. The main difference between previous GAAP and Topic 842 is the recognition of lease assets and lease liabilities by lessees for those leases classified as operating leases under previous GAAP. A lessee should recognize in the balance sheet a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. If a lessee makes this election, it should recognize lease expense for such leases generally on a straight-line basis over the lease term. The accounting applied by a lessor is largely unchanged from that applied under previous GAAP. Topic 842 will be effective for annual reporting periods beginning after December 15, 2018, including interim periods within those annual periods and is to be retrospectively applied. The Company has adopted this standard beginning January 1, 2019. The adoption of this standard has not had a significant impact on the Company’s results of operations, financial condition, cash flows, and financial statement disclosures.

F-21

Index

Note 3 - Accounts Receivable

As of June 30, 2020 and December 31, 2019, the Company had accounts receivable of $46,483 and $1,911, respectively.

Note 4 - Prepaid Expenses

As of June 30, 2020 and December 31, 2019, the Company had prepaid expenses of $50,000 and $25,000, respectively consisting of prepaid inventory items and offering expenses in connection with a pending fund raise.

Note 5 - Inventory

As of June 30, 2020 and December 31, 2019, the Company had inventory of $258,555 and $135,478, consisting of finished goods, raw materials and packaging supplies.

Note 6 - Intangible Assets

In connection with the acquisition of Magical Beasts (see Note 11 below), the Company allocated the purchase price to intangible assets as follows:

Tradenames & trademarks	$151,800
Customer base	651,220
Non-compete	154,500
Goodwill	308,690
$1,266,210

The Non-compete has an estimated life of two years, the Customer base has an estimated life of fifteen years and the Tradenames & trademarks and Goodwill have indefinite life and will be reviewed at each subsequent reporting period to determine if the assets have been impaired.

Amortization for the six months ended June 30, 2020 totaled $43,059.

F-22

Index

Note 7 - Convertible Notes Payable – Related Parties

The 2019 Notes:

On June 10, 2019, the Company entered into a Twenty-Five Thousand Dollar ($25,000) Convertible Promissory Note (the “Caro Note”) with Caro Partners, LLC (“Caro”), a consulting firm owned by Brian S. John, our Chief Executive Officer and a member of our Board of Directors. The term of the Caro Note was one year. The interest rate was ten percent (10%) non compounded and payable semi-annually. The Caro Note was convertible at any time by Caro at a conversion price of $0.25 per share of common stock. The Caro Note was paid in full in September 2019. As a result, no value was allocated to the conversion feature.

As of June 30, 2020 and December 31, 2019, the aggregate outstanding balance of the two notes payable to related parties (the “Convertible Promissory Notes”) was $300,000. The terms of the Convertible Promissory Notes are as follows:

The first Convertible Promissory Note for $50,000, dated July 2019, has a term of one year, an annual interest rate of ten percent (10%), which is non compounded and payable semi-annually, and convertible into the Company’s common stock at any time by the holder at a conversion price of $0.25 per share, which is considered as the fair value of the Company’s common stock based on the arm’s length equity transactions since there is no open market for the Company’s common stock yet. As a result, the Company determined that the conversion features contained in this Convertible Promissory Note should carry neither beneficial conversion feature nor derivative liabilities.

The second Convertible Promissory Note for $250,000, dated December 31, 2019, has a term of one year, an annual interest rate of eight percent (8%), effective on December 31, 2019, which is non compounded and payable semi-annually, and convertible into the Company’s common stock at any time by the holders at a conversion price of $3.00 per share, which is considered as the fair value of the Company’s common stock based on the arm’s length equity transactions since there is no open market for the Company’s common stock yet. As a result, the Company determined that the conversion features contained in the Note should carry neither beneficial conversion feature nor derivative liabilities.

The 2020 Notes:

During the six months ended June 30, 2020, the Company issued seven convertible promissory notes to related parties totaling $825,000 (the “2020 Notes”) as follows:

Amount	Dated
$25,000[1]	01/02/20
250,000[2]	01/23/20
300,000[1]	03/09/20
50,000[2]	05/01/20
50,000[2]	05/27/20
50,000[2]	05/27/20
100,000[3]	06/24/20
$825,000

1. Issued to a non-affiliate.
2. Issued to a Secured and Collateralized Lending LLC, an entity run by a consultant of the Company.
3. Issued to BBBY, Ltd, an LLC of which Byron Young, a Company Director, is a manager and a member.

All of the 2020 Notes have a one-year term and accrue interest at an annual interest rate of eight percent (8%) non compounded and payable semi-annually. The 2020 Notes are convertible into the Company’s common stock at any time by the note holder at a conversion price of $3.00 per share, which is considered as the fair value of the Company’s common stock based on the arm’s length equity transactions since there is yet to be any open market for the Company’s common stock. As a result, the Company determined that the conversion features contained in the 2020 Notes should carry neither beneficial conversion feature nor derivative liabilities.

A June 30, 2020 the aggregate outstanding balance of the convertible notes payable (the “Convertible Promissory Notes”) was $1,125,000 and are considered to be to related parties.

The Company recorded interest expense of $31,561 and $2,181 related to the Convertible Promissory Notes during the six months ended June 01, 2020 and year ended December 31, 2019. At June 30, 2020, the Company had accrued interest payable of $33,742.

F-23

Index

Note 8 - Note payable issued in acquisition

In connection with the Acquisition of Magical Beasts, LLC (see Note 12) the Company issued a non-interest bearing $1,000,000 promissory note, due upon the earlier of i) the closing of a public offering or ii) December 31, 2020. The note has been valued at its discounted amount of $950,427. During the six months ended June 30, 2020, the company recognized $20,524 of interest expense for the accretion of the discount.

Note 9 – Covid-19 SBA Loans

During the six months ended June 30, 2020, the Company applied for and received $28,878 under the Federal Paycheck Protection Program (“PPP”) and $55,700 under the Economic Injury Disaster Loan Program (“EIDL”), both of which are administered through the Small Business Administration (“SBA”). Under the guidelines of the PPP, the SBA will forgive loans if all employee retention criteria are met, and the funds are used for eligible expenses. Under the guidelines of the EIDL, the maximum term is 30 years; however, terms are determined on a case-by-case basis based on each borrower’s ability to repay and carry an interest rate of 3.75%. The Company has not received any notification from the SBA as to whether the PPP will be forgiven or what terms the EIDL will ultimately be.

F-24

Index

Note 10 - Capital Structure

Common Stock - The Company is authorized to issue a total of 100,000,000 shares of common stock with par value of $0.001 and 100,000 shares of preferred stock with par value of $0.001. As of June 30, 2020, and December 31, 2019, 6,893,000 shares of common stock were issued and outstanding and no shares of preferred stock were issued and outstanding.

Founder Shares

During 2018, 5,000,000 shares of the Company’s common stock were issued to the Founders of the Company (“Founder Shares”) for an aggregate amount of $5,000 to the management of the Company, of which $4,550 was collected as of December 31, 2018 and $450 was collected during the year ended December 31, 2019.

Subscription Shares

During 2018 and 2019, approximately 14 investors submitted subscription agreements to the Company regarding the purchase of total 1,158,000 shares of the Company’s Common Stock by cash payment of total $289,500, or $0.25 per share, of which $239,500 was collected as of December 31, 2018 and $50,000 was collected in 2019. The transaction was independently negotiated between the Company and the investors.

Regulation A Offering

On June 21, 2019, the Company filed a Form 1-A Regulation A Offering Statement Under the Securities Act of 1933, as amended, and subsequent amendments thereto on July 29, 2019 and August 19, 2019 (the “Form 1-A”). On September 5, 2019, the Form 1-A was qualified by the Securities and Exchange Commission. Pursuant to the Form 1-A, as of December 31, 2019, the Company has sold 735,000 shares of its common stock, $0.001 par value per share, at a purchase price of $1.00 per share, resulting in gross proceeds of $735,000.

Summary of Common Stock Sales

The following table sets forth the sales of the Company’s shares of common stock by year:

Year	Founders	Subscription	Reg – A	Total	Proceeds
2018	5,000,000	958,000		5,958,000	$244,500
2019		200,000	735,000	935,000	762,000	*
2020
	5,000,000	1,158,000	735,000	6,893,000	$1,006,500

*Gross proceeds were $785,000 less $23,000 fees associated with the Reg-A Offering

No shares were sold during the six months ended June 30, 2020.

Common Stock to be issued

During 2019 the Company granted 100,000 shares of its common stock to the Chief Financial Officer and 300,000 shares to its Chairman. The shares were valued at $0.25 and $1.00 per share, respectively and the Company recognized a total of $325,000 as compensation expense for the year ended December 31, 2019. The shares had not been issued as of June 30, 2020 and December 31, 2019. The shares were valued based upon the last price paid by third parties for shares of our common stock.

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Note 11 - Warrants and Options

In connection with the sales of subscription shares of common stock, discussed in Note 10 above, the Company granted the subscribers a total of 1,158,000 warrants to purchase up to 1,158,000 shares of common stock at an exercise price of $0.50 per share, with a term of two years.

The fair value of these warrants was measured using the Black-Scholes valuation model at the grant date. The table below sets forth the assumptions for Black-Scholes valuation model on the respective reporting date. The market price was valued based upon the last price paid by a third party for shares of our common stock.

Reporting Date	Relative Fair Value	Term (Years)	Exercise Price	Market Price on Grant Date	Volatility Percentage	Risk-free Rate
11/26/2018	$108,163	2	$0.50	$0.25	717%	0.0286
2/18/2019	$30,000	2	$0.50	$0.25	717%	0.0227
4/3/2019	$20,000	2	$0.50	$0.25	717%	0.0233

The following tables summarize all warrant outstanding as of June 30, 2020 and December 31, 2019, and the related changes during this period.

	Number of Warrants	Exercise Price
Stock Warrants
Balance at December 31, 2018	958,000	$0.50
Granted	200,000	$0.50
Exercised	—	—
Expired	—	—
Balance at December 31, 2019	1,158,000	0.50
Granted	-	-
Balance at June 30, 2020	1,158,000	$0.50
Warrants Exercisable at June 30, 2020	1,158,000	$0.50

During 2019, in connection with four of our Directors, Dr. Alila, Mr. Glynn, Mr. Melton and Mr. Young, each entering into an Independent Director’s Agreement, the Directors were granted stock options to purchase a total of 141,330 shares of the Company’s common stock. The options have a three-year term with an exercise price between $0.25 and $3.00. Additionally, the Agreements call for the grant of additional options in a like amount annually.

During the three months ended March 31, 2020, certain Directors were granted stock options to purchase a total of 83,330 additional shares of the Company’s common stock. The options have a three-year term with an exercise price between $0.25 and $3.00.

The fair value of these warrants was measured using the Black-Scholes valuation model at the grant date. The table below sets forth the assumptions for Black-Scholes valuation model on the respective reporting date.

Reporting Date	Number of Options Granted	Term (Years)	Exercise Price	Market Price on Grant Date	Volatility Percentage		Fair Value
2/25/19 – 7/29/19	116,330	3	$0.25	$0.25	194-281	%	$20,955
10/25/19	25,000	3	$3.00	$0.25	193%		$11,949
2/25/20	33,330	3	$.025	$1.00	181%		$28,180
3/19/20	50,000	3	$3.00	$1.00	169%		$18,979

The Company recognized $47,159 and $32,904 as compensation expense in the financial statements for the six months ended June 30, 2020 and the year ended December 31, 2019, respectively. The market price was valued based upon the last price paid by third parties for shares of our common stock.

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Note 12 - Acquisition of Magical Beasts, LLC

Effective February 21, 2020, Jupiter Wellness Inc., a Florida corporation (“Jupiter Sub”), our wholly-owned subsidiary, entered into a membership interest purchase agreement with Magical Beasts LLC (“Magical Beasts”), a Nevada limited liability corporation, and Krista Whitley, its sole interest holder, pursuant to which Jupiter Sub acquired all of the membership interests in Magical Beasts (the “Magical Beasts Acquisition”) in exchange for the following consideration:

•	$250,000 cash at closing;

•	A $1,000,000 promissory note, non-interest bearing payable by us, due upon the earlier of i) the closing of this offering or ii) December 31, 2020 valued at its discounted amount of $950,427; and

•	an option to purchase 250,000 restricted shares of our common stock at an exercise price of $1.00 per share valued at $156,612. The fair value of these options was measured using the Black-Scholes valuation model at the grant date. The table below sets forth the assumptions for Black-Scholes valuation model on the reporting date. The market price was valued based upon the last price paid by third parties for shares of our common stock.

Reporting Date	Number of Options Granted	Term (Years)	Exercise Price	Market Price on Grant Date	Volatility Percentage	Fair Value
2/21/20	250,000	5	$1.00	$1.00	77%	$156,612

In connection with the Magical Beasts Acquisition, Jupiter Sub shall enter into an executive employment agreement with Krista Whitley to act as our Director of Marketing, however, until such agreement is entered into, Jupiter Sub shall pay Krista Whitley an annual salary of $150,000.

Valuation and Purchase Price Allocation

According to ASC 805, the standard of value to be used in the application of purchase accounting rules is fair value. The Company utilized fair value defined in Statement of Financial Accounting Standard No. 820–10–35–37 Fair Value Measurements and Disclosures. The determination of the fair value of the consideration and related allocation of the purchase price was determined by management of the Company with the assistance of a qualified professional valuation firm.

The fair value of the consideration is as follows:

Cash	$250,000
Promissory Note, net of discount	950,427
Stock Options	156,612
Total Consideration paid	$1,357,039

The purchase price allocation is as follows:

Tangible assets
Cash	$4,609
Inventory	86,220
Total tangible assets	90,829

Intangible assets
Tradename-Trademarks	151,800
Customer base	651,220
Non-compete	154,500
Total Intangibles	957,520
Goodwill	308,690
1,357,039

In connection with the promissory note above, the Company recognized amortization of the discount on the note as interest expense of $ 20,524 from the date of closing through June 30, 2020.

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Supplemental proforma financial information

The following shows the proforma results of operations as if the transaction had occurred effective January 1, 2019.

JUPITER WELLNESS, INC.

PROFORMA BALANCE SHEETS

	June 30, 2020
	Jupiter Wellness, Inc.	Magical			Jupiter Wellness, Inc.
	Consolidated Balance	Beasts, LLC	Proforma Adjustments	Notes	Proforma Balance
Cash	$301,868	—	$—		$301,868
Current Assets	398,250	—	—		398,250
Total current assets	700,118	—	—		700,118

Intangible assets	914,461	—	(67,027)	(a)	847,434
Goodwill	308,690	—	—		308,690
Other	39,992	—	—		39,992
Total assets	$1,963,261	—	$(67,027)		$1,896,234

Liabilities	$1,324,504	—	$—		$1,324,504
Note payable issued in acquisition	970,951	—	11,345	(b)	982,296
Total liabilities	2,295,455		11,345		2,306,800

Common stock	6,893	—	—		6,893
Additional paid-in capital	1,236,282	—	—		1,236,282
Common stock payable	325,000	—	—		325,000
Accumulated deficits	(1,900,369)	—	(78,371)	(c)	(1,978,740)
Total Shareholders’ Equity	(332,194)	—	(78,371)		(410,565)

Total Liabilities and Shareholders’ Equity	$1,963,261	—	$(67,027)		$1,896,234

	December 31, 2019
	Jupiter Wellness, Inc.	Magical Beasts, LLC			Jupiter Wellness, Inc.
	Reported Balance	Reported Balance	Proforma Adjustments	Notes	Proforma Balance
Cash	$531,026	$849	$(250,000)	(d)	$281,875
Current Assets	135,478	119,550	—		255,028
Total current assets	745,789	120,399	—		616,188

Intangible assets	—	—	907,270	(e)	907,270
Goodwill	—	—	308,690	(e)	308,690
Other
Total assets	$745,789	$120,399	$—		$1,832,148

Liabilities	$10,721	$50,846	$—		$61,567
Note payable issued in acquisition	—	—	950,427	(e)	950,427
Total liabilities	366,581	50,846			1,367,854

Common stock	6,893	—	—		6,893
Additional paid-in capital	1,032,511	—	240,734	(e)	1,273,245
Common stock payable	325,000	—	—		325,000
Accumulated deficits	(985,196)	(105,398)	(50,250)	(f)	(1,140,844)
Total Shareholders’ Equity	379,208	69,553	—		464,294

Total Liabilities and Shareholders’ Equity	$745,789	$120,399	$—		$1,832,148

Notes to Proforma Balance Sheets
(a) Additional amortization of the intangible assets
(b) Additional amortization of debt discount on acquisition note
(c) Income statement effects of notes (a) and (b) above
(d) $250,000 paid at closing
(e) Allocation of the purchase price to respective assets and paid in capital (net of related amortization
(f) Income statement effects of additional amortization of intangibles and acquisition note

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JUPITER WELLNESS, INC.

PROFORMA STATEMENT OF OPERATIONS

	Six Months Ended June 30, 2020
	Jupiter Wellness, Inc.	Magical			Jupiter Wellness, Inc.
	Consolidated Balance	Beasts, LLC	Proforma Adjustments	Notes	Proforma Balance
Sales	575,394	—	105,404	(a)	680,798
Cost of sales	336,697	—	83,428	(a)	420,125
Gross profit	238,697	—	21,976		260,673

Expenses	1,153,870	—	74,804	(a)(b)	1,216,777

Net Income (loss)	(915,173)	—	(52,827)		(956,104)

	Year Ended December 31, 2019
	Jupiter Wellness, Inc.	Magical Beasts, LLC			Jupiter Wellness, Inc.
	Reported Balance	Reported Balance	Proforma Adjustments	Notes	Proforma Balance
Sales	6,455	121,248	—		127,703
Cost of sales	18,024	109,766	—		127,790
Gross profit	(11,569)	11,482	—		(87)

Expenses	913,893	116,880	50,250		1,081,023
					-
Net Income (loss)	(925,462)	(105,398)	(50,250)		(1,081,110)

Notes to Proforma Balance Sheets
(a) Magical Beasts income and cost of sales prior to closing date
(b) Includes additional amortization of intangibles plus expenses of Magical Beasts prior to closing

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Note 13 - Commitments and Contingencies

The Company entered into an office lease dated April 1, 2019 with a primary term of one-year, plus two one-year extension at the Company’s option. The base lease rate during the primary term is $2,000 per month, and the monthly rate during the optional extension will be increased to $2,080 and $2,163, respectively. The Company paid a total of $20,025 and $21,430 in rent and related fees during the six months ended June 30, 2020 and the year ended December 31, 2019.

Under the new standard for lease reporting, the company recorded a Right of Use Asset (“ROU”) and an offsetting lease liability of $64,327 representing the present value of the future payments under the lease calculated using a 10% discount rate (the current borrowing rate of the company). The ROU and lease liability are amortized over the three year life of the lease. The unamortized balances at June 30, 2020 and December 31, 2019 were ROU of $39,822 and $49,974, respectively, current lease liability of $10,660 and $20,566, respectively, and non-current lease liability of $30,138 and $30,137, respectively. Additionally, the Company recognized accreted interest expense of $2,334 and $4,377 during the six months ended June 30, 2020 and the year ended December 31, 2019, respectively.

 Legal Proceedings

The Company may be subject to legal proceedings and claims arising from contracts or other matters from time to time in the ordinary course of business. Management is not aware of any pending or threatened litigation where the ultimate disposition or resolution could have a material adverse effect on its financial position, results of operations or liquidity.

Note 14 - Subsequent Events

In accordance with ASC Topic 855-10, the Company has analyzed its operations subsequent to June 30, 2020 to the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Member of Magical Beasts, LLC.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Magical Beasts, LLC. (the Company) as of December 31, 2019 and 2018, and the related statements of operations, members’ equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2019 and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018 and the results of its operations and its cash flows for each year in the two year period ended December 31, 2019 and December 31, 2018 in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company suffered losses from operations which raise substantial doubt about its ability to continue as a going concern. Managements plans regarding those matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Magical Beasts, LLC. (the Company) as of December 31, 2019 and 2018, and the related statements of operations, members’ equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2019 and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018 and the results of its operations and its cash flows, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company suffered losses from operations which raise substantial doubt about its ability to continue as a going concern. Managements plans regarding those matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

We have served as the Company’s auditor since 2020.

Houston, TX
June 17, 2020

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MAGICAL BEASTS, LLC

BALANCE SHEETS

AS OF DECEMBER 31, 2019 and 2018

	December 31, 2019	December 31, 2018

Assets

Cash	$849	$—
Inventory	119,550	—
		—
Total current assets	120,399	—

Total assets	$120,399	$—

Liabilities and Member’s Equity

Accounts Payable	50,846	—

Total current Liabilities	50,846	—

Member’s capital account	174,951	—
Accumulated deficits	(105,398)	—
Total Shareholders’ Equity	69,553	—

Total Liabilities and Member’s Equity	$120,399	$—

The accompanying notes are an integral part of these financial statements

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MAGICAL BEASTS, LLC

STATEMENT OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

	December 31, 2019	December 31, 2018

Revenue
Sales	$121,248	$—
Cost of Sales	109,766	—
Gross profit (loss)	11,482	—

Operating expense		—
General and administrative expenses	116,880	—
Total operating expense	116,880	—
Net (loss)	$(105,398)	$—

The accompanying notes are an integral part of these financial statements

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MAGICAL BEASTS, LLC.

STATEMENT OF CHANGES IN MEMBERS’ EQUITY FOR THE YEAR ENDED DECEMBER 31, 2019

	Capital Contributions	Accumulated Deficit	Total
Balance, December 12, 2017 (Inception)	$—	$—	$—
Net (loss)	—	—	—
Balance, December 31, 2018	$—	$—	$—
Capital Contributions	174,951	—	174,951
Net (loss)		(105,398)	(105,398)
Balance, December 31, 2019	$174,951	$(105,398)	69,553

The accompanying notes are an integral part of these financial statements

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MAGICAL BEASTS, LLC

STATEMENT OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

	December 31, 2019	December 31, 2018
Cash flows from operating activities:
Net (loss)	$(105,398)	$—
Adjustments to reconcile net income to net cash
provided by (used in) operating activities:
Change in operating assets and liabilities
Inventory	(119,550)	—
Accounts payable	50,846	—
Net cash (used in) operating activities	(174,102)	—
Cash flows from financing activities:
Proceeds (net) from member capital contributions	174,951	—
Net cash provided by financing activities	174,951	—
Net increase in cash and cash equivalents	849	—
Cash and cash equivalents at the beginning of the period	—	—
Cash and cash equivalents at the end of the period	$849	$—

The accompanying notes are an integral part of these financial statements

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Magical Beasts, LLC

Notes to Financial Statements

For the Years Ended December 31, 2019 and 2018

Note 1 - Organization and Business Operations

Magical Beasts, LLC (the “Company”) was formed on December 12, 2017 under the laws of the State of Nevada, and is headquartered in Las Vegas, Nevada. Magical Beasts, LLC formulates, manufactures, and distributes CBD based products worldwide.

During the year ended December 31, 2019, the Company generated revenue of $121,248. The activities through December 31, 2019 primarily related to the Company’s formation and distribution channels for sales of its products. The Company has selected December 31 as its fiscal year end.

Going Concern Consideration

As of December 31, 2019, the Company had accumulated deficit of $105,398, and the cash flow used in operation during the year ended December 31, 2019 was $174,102 and no operations during the period from inception (December 12, 2017) through December 31, 2018. The Company has incurred and expects to continue to incur significant costs in pursuit of its marketing and expansion plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management has taken certain action and continues to implement changes designed to improve the Company’s financial results and operating cash flows.  The actions involve certain cost-saving initiatives and growing strategies, including (a) engage in very limited activities without incurring any liabilities that must be satisfied in cash until a source of funding is secured; and (b) offer noncash consideration and seek for equity lines as a means of financing its operations. If the Company is unable to obtain revenue producing contracts or financing or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

Note 2 - Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of US Securities and Exchange Commission (“SEC”).

Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

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Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with a maturity of three months or less when purchased to be cash and equivalents for purposes of the statement of cash flows. There were no cash equivalents as of December 31, 2019 and 2018.

Inventory

Inventories are stated at the lower of cost or market. The Company periodically reviews the value of items in inventory and provides write-downs or write-offs of inventory based on its assessment of market conditions. Write-downs and write-offs are charged to cost of goods sold. Inventory is based upon the average cost method of accounting.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Revenue Recognition

The Company generates its revenue from the sale of its products directly to the end user or distributor (collectively the “customer”).

The Company recognizes revenues by applying the following steps in accordance with FASB Accounting Standards Codification 606 “Revenue from Contracts with Customers” (“ASC 606”). Under ASC 606, revenues are recognized when control of the promised goods or services are transferred to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements:

•	Identify the contract with a customer;
•	Identify the performance obligations in the contract;
•	Determine the transaction price;
•	Allocate the transaction price to performance obligations in the contract; and
•	Recognize revenue as the performance obligation is satisfied.

The Company’s performance obligations are satisfied when goods or products are shipped on a FOB shipping point basis as title passes when shipped. Our product is generally paid in advance of shipment or standard net 30 days and we offer no specific right of return, refund or warranty related to our products except for cases of defective products of which there have been none to date.

Our revenue currently is generated from one general product category of health care products with one performance obligation and geographically there are no specific concentrations of our customer base to disaggregate our revenue stream.

Accounts Receivable and Credit Risk

Sales of the Company’s products are generated by the receipt of cash or cash equivalents at or before the sale. As such the Company does not carry any accounts receivable and has no credit risk at this time. If the Company does begin generating accounts receivable in the course of its selling activities, the Company will provide an allowance for doubtful collections based upon a review of outstanding receivables, historical collection information, and existing economic conditions.

Income Taxes

The Company is a limited liability company treated as a partnership for federal and state income tax purposes with all income tax liabilities and/or benefits of the Company being passed through to the member. As such, no recognition of federal or state income taxes for the Company or its subsidiaries that are organized as limited liability companies have been provided for in the accompanying consolidated financial statements. Any uncertain tax position taken by the member is not an uncertain position of the Company.

In accordance with the Company’s operating agreement, to the extent possible without impairing the Company’s ability to continue to conduct its business and activities, and in order to permit its member to pay taxes on the taxable income of the Company, the Company would be required to make distributions to the member in the amount equal to the estimated tax liability of the member computed as if the member paid income tax at the highest marginal federal and state rate applicable to an individual resident of Nevada, in the event that taxable income is generated for the member. There was no taxable income and therefore no distributions in 2018 or 2019.

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Related parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include (a) affiliates of the Company; (b) Entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; (c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; (d) principal owners of the Company; (e) management of the Company; (f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and (g) Other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: (a) the nature of the relationship(s) involved; (b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; (c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and (d) amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Recent Accounting Pronouncements

In June 2018, the FASB issued ASU 2018-07, which simplifies the accounting for nonemployee share-based payment transactions. The amendments specify that Topic 718 applies to all share-based payment transactions in which a grantor acquires goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. The standard will be effective for us in the first quarter of our fiscal year 2020, although early adoption is permitted (but no sooner than the adoption of Topic 606). The adoption of this standard is not expected to have a significant impact on the Company’s results of operations, financial condition, cash flows, and financial statement disclosures.

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers” (Topic 606) (“ASU 2014-09”). ASU 2014-09 will supersede virtually all existing revenue guidance. Under this update, an entity is required to recognize revenue upon transfer of promised goods or services to customers, in an amount that reflects the expected consideration received in exchange for those goods or services. As such, an entity will need to use more judgement and make more estimates than under the current guidance. ASU 2014-09 is to be applied retrospectively either to each prior reporting period presented in the financial statement, or only to the most current reporting period presented in the financial statements with a cumulative effect adjustment to retained earnings. The Company has elected to apply the impact (if any) of applying ASU 2014-09 to the most current reporting period presented in the financial statements with a cumulative effect adjustment to retained earnings. The adoption of this standard has had no impact on the Company’s results of operations, financial condition, cash flows.

In February 2016, Topic 842, “Leases” was issued to replace the leases requirements in Topic 840, “Leases”. The main difference between previous GAAP and Topic 842 is the recognition of lease assets and lease liabilities by lessees for those leases classified as operating leases under previous GAAP. A lessee should recognize in the balance sheet a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. If a lessee makes this election, it should recognize lease expense for such leases generally on a straight-line basis over the lease term. The accounting applied by a lessor is largely unchanged from that applied under previous GAAP. Topic 842 will be effective for annual reporting periods beginning after December 15, 2018, including interim periods within those annual periods and is to be retrospectively applied. The Company has adopted this standard beginning January 1, 2019. The adoption of this standard has not had an impact on the Company’s results of operations, financial condition, cash flows, and financial statement disclosures.

F-38

Index

Note 3 - Inventory

As of December 31, 2019, the Company had inventory of $119,550, consisting of finished goods, raw materials and packaging supplies.

Note 4 - Member’s Capital

The Company is authorized to issue one class of Membership Interests. The Membership Interests are not represented by certificates. The Company has only one member. The initial contribution by the member was made by transferring inventory to the Company valued at $ $204,467.

Note 5 - Commitments and Contingencies

During 2019, the Company entered into an office lease and a storage facility lease, each of which are on a month to month basis at the monthly rate of $1,250 and $400 respectively. The Company does not intend to use these facilities for more than a year and has elected not to recognize lease assets and lease liabilities under ASC 842, the new standard for lease reporting. The Company paid a total of $3,505 in rent and related fees during the year ended December 31, 2019.

Note 6 - Subsequent Events

Effective February 21, 2020 the Company and its sole member interest holder entered into a membership interest purchase agreement with Jupiter Wellness Inc. (“Jupiter”), a Florida corporation and a wholly owned subsidiary of the Company, pursuant to which Jupiter Sub acquired all of the membership interests in the Company in exchange for the following consideration:

•	$250,000 cash at closing;
•	A $1,000,000 promissory note, non-interest bearing, payable by Jupiter, due upon the earlier of i) the closing of a public offering of Jupiter or ii) December 31, 2020; and
•	an option to purchase 250,000 restricted shares of Jupiter common stock at an exercise price of $1.00 per share

F-39

Index

Shares

Common Stock

PROSPECTUS

WestPark Capital, Inc.	KINGSWOOD CAPITAL MARKETS Division of Benchmark Investments, Inc.

Dawson James Securities

Until , all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The date of this prospectus is               , 2020.

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PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuances and Distribution.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions, all of which will be paid by us. All amounts are estimated except the Securities and Exchange Commission registration fee, the Financial Industry Regulatory Authority, Inc., or FINRA, filing fee and The Nasdaq Capital Market application and listing fee.

SEC registration fee	$
FINRA filing fee	$
The Nasdaq Capital Stock Market Application & Listing Fee	$
Legal fees and expenses*	$
Accounting fees and expenses*	$
Transfer Agent’s fees and expenses*	$
Printer and engraving expenses*	$
Miscellaneous	$
TOTAL	$

* Estimated

Item 14. Indemnification of Directors and Officers.

Jupiter Wellness, Inc. is incorporated under the laws of the State of Delaware. Reference is made to Section 102(b)(7) of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends or unlawful stock purchase or redemptions or (4) for any transaction from which the director derived an improper personal benefit.

Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which the adjudicating court shall deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

Our bylaws, subject to the provisions of the DGCL, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

As permitted by the DGCL, the registrant has entered into separate indemnification agreements with each of the registrant’s directors and certain of the registrant’s officers which require the registrant, among other things, to indemnify them against certain liabilities which may arise by reason of their status as directors, officers or certain other employees.

The registrant expects to obtain and maintain insurance policies under which its directors and officers are insured, within the limits and subject to the limitations of those policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been directors or officers. The coverage provided by these policies may apply whether or not the registrant would have the power to indemnify such person against such liability under the provisions of the DGCL.

These indemnification provisions and the indemnification agreements entered into between the registrant and the registrant’s officers and directors may be sufficiently broad to permit indemnification of the registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

The underwriting agreement between the registrant, the selling stockholders and the underwriters to be filed as Exhibit 1.1 to this registration statement provides for the indemnification by the underwriters of the registrant’s directors and officers and certain controlling persons against specified liabilities, including liabilities under the Securities Act with respect to information provided by the underwriters specifically for inclusion in the registration statement.

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Item 15. Recent Sales of Unregistered Securities.

Founder Shares

As of December 31, 2019, 5,000,000 shares of our common stock were issued to our founders (“Founder Shares”) for an aggregate amount of $5,000 to our management, of which $4,550 was collected as of December 31, 2018 and $450 was collected during the year ended December 31, 2019. The Founders Shares were offered pursuant to Rule 506(b) of Regulation D under the Securities Act.

Subscription Shares and Warrants

As of December 31, 2019, we received subscription agreements from 14 investors regarding the purchase of an aggregate of 1,158,000 shares of our common stock by cash payment of a total of $289,500, or $0.25 per share, of which $239,500 was collected as of December 31, 2018 and $50,000 was collected during the year ended December 31, 2019. The transaction was independently negotiated between us and the investors. The proceeds from the subscription agreements mitigated our cash pressure in short term.

In connection with the subscription agreements discussed, we granted the subscribers warrants to purchase up to 1,158,000 shares of our common stock at an exercise price of $0.50 per share, with a term of two years. The 1,158,000 shares and warrants to purchase up to 1,158,000 shares of common stock were offered pursuant to Rule 506(b) of Regulation D under the Securities Act.

Regulation A Offering

On June 21, 2019, we filed the Form 1-A and subsequent amendments thereto on July 29, 2019 and August 19, 2019. On September 5, 2019, the Form 1-A was qualified by the Securities and Exchange Commission. Pursuant to the Form 1-A, as of December 31, 2019, we have sold 735,000 shares of its common stock, $0.001 par value per share, at a purchase price of $1.00 per share, resulting in gross proceeds of $735,000, before deducting offerings expenses.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

The exhibits to the registration statement are listed in the Exhibit Index to this registration statement and are incorporated by reference herein.

(b) Financial Statement Schedules.

All financial statement schedules have been omitted, since the required information is not applicable or is not present in amounts sufficient to require submission of the schedule, or because the information required is included in the financial statements and notes thereto.

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Item 17. Undertakings.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers, or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jupiter, State of Florida on the 4th day of September, 2020.

JUPITER WELLNESS, INC. (Registrant)

By:	/s/ Brian S. John
Name:	Brian S. John
Title:	Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Brian S. John and Richard Miller, and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments) to this registration statement, with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any other regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing appropriate or necessary to be done in order to effectuate the same, as fully to all intents and purposes as he himself might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Brian S. John	Chief Executive Officer (Principal Executive Officer) and Director	September 4, 2020
Brian S. John

/s/ Douglas McKinnon	Chief Financial Officer (Principal Financial Officer)	September 4, 2020
Douglas McKinnon

/s/ Richard Miller	Chief Operating Officer and Director	September 4, 2020
Richard Miller

/s/ Tim Glynn	Director	September 4, 2020
Tim Glynn

/s/ Glynn Wilson	Chairman and Head of Research and Development	September 4, 2020
Glynn Wilson

/s/ Dr. Hector Alila	Director	September 4, 2020
Dr. Hector Alila

/s/ Christopher Melton	Director	September 4, 2020
Christopher Melton

/s/ Byron Young	Director	September 4, 2020
Byron Young

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EXHIBIT INDEX

Exhibit No.		Exhibit Description
1.1	*	Form of Underwriting Agreement
3.1	*	Amended and Restated Certificate of Incorporation, incorporated herein by reference to Exhibit 2.1 to Jupiter Wellness, Inc.’s Form 1-A filed with the Securities and Exchange Commission on June 21, 2019.
3.2	*	Bylaws, incorporated herein by reference to Exhibit 2.2 to Jupiter Wellness, Inc.’s Form 1-A filed with the Securities and Exchange Commission on June 21, 2019.
3.3	*	Amended and Restated Bylaws
3.4	*	Certificate of Amendment of Certificate of Incorporation
3.5	*	Second Amended and Restated Certificate of Incorporation
4.1	*	Common Stock Purchase Warrant
4.2	*	Representative’s Warrant
4.3	*	Form of Warrant included in Unit
4.4	*	Form of Warrant Agent Agreement
5.1	*	Opinion of Sichenzia Ross Ference LLP
10.1	*	Common Stock and Warrant Subscription Agreement
10.2	*	Independent Director’s Contract between the Company and Dr. Hector Alila, dated February 25, 2019.
10.3	*	Independent Director’s Contract between the Company and Timothy G. Glynn, dated March 13, 2019.
10.4	*	Independent Director’s Contract between the Company and Christopher Melton, dated July 29, 2019.
10.5	*	Employment Agreement with Douglas O. McKinnon, dated August 5, 2019.
10.6	*	Form of Regulation A Subscription Agreement, incorporated herein by reference to Exhibit 4.1 to Jupiter Wellness, Inc.’s Form 1-A/A filed with the Securities and Exchange Commission on August 19, 2019.
10.7	*	Employment Agreement with Dr. Glynn Wilson, dated October 15, 2019.
10.8	*	Employment Agreement with Brian John, dated February 1, 2020
10.9	*	Employment Agreement with Richard Miller, dated February 1, 2020
10.10	*	2020 Equity Incentive Plan
10.11	*	Confidential Membership Interest Purchase Agreement dated February 20, 2020 by and between Jupiter Wellness, Inc., Magical Beasts LLC. and Krista Whitley
10.12	*	Sales Distribution Agreement dated February 20, 2020 between Jupiter Wellness Inc. and Ayako Holdings, Inc.
14.1	*	Code of Ethics
14.2	*	Corporate Governance Guidelines
23.1		Consent of M&K CPAS PLLC, an independent registered public accounting firm
23.3	*	Consent of Sichenzia Ross Ference LLP (included in exhibit 5.1)
24.1	*	Power of Attorney (included in signature page to this registration statement)

*		Previously filed

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